                                                                  Exhibit 10.2

================================================================================

                              RELIANT ENERGY, INC.,

                                  as guarantor

              PENNSYLVANIA ECONOMIC DEVELOPMENT FINANCING AUTHORITY
                         EXEMPT FACILITIES REVENUE BONDS
                      (Reliant Energy Seward, LLC Project)
                                  SERIES 2001A

                                -----------------

                               GUARANTEE AGREEMENT

                          Dated as of December 22, 2004

                                -----------------

                J.P. Morgan Trust Company, National Association,

                                   as Trustee

================================================================================

                                TABLE OF CONTENTS

                                                                                                                           PAGE
                                                       ARTICLE 1.
                                              DEFINITIONS AND INCORPORATION
                                                      BY REFERENCE

Section 1.01   Definitions...............................................................................................    1
Section 1.02   Other Definitions.........................................................................................   37
Section 1.03   Definition of "Obligor."..................................................................................   37
Section 1.04   Rules of Construction.....................................................................................   37

                                                       ARTICLE 2.
                                                 DESIGNATED SENIOR DEBT

Section 2.01   Reserved..................................................................................................   38
Section 2.02   Reserved..................................................................................................   38
Section 2.03   Reserved..................................................................................................   38
Section 2.04   Reserved..................................................................................................   38
Section 2.05   Reserved..................................................................................................   38
Section 2.06   Reserved..................................................................................................   38
Section 2.07   Reserved..................................................................................................   38
Section 2.08   Reserved..................................................................................................   38
Section 2.09   Reserved..................................................................................................   38
Section 2.10   Reserved..................................................................................................   38
Section 2.11   Reserved..................................................................................................   38
Section 2.12   Reserved..................................................................................................   38
Section 2.13   Reserved..................................................................................................   38
Section 2.14   Designated Senior Debt....................................................................................   38
Section 2.15   Reserved..................................................................................................   38

                                                        ARTICLE 3.
                                                      REI GUARANTEE

Section 3.01   Guarantee.................................................................................................   38
Section 3.02   Limitation on Liability...................................................................................   39
Section 3.03   Execution and Delivery of Guarantee Agreement.............................................................   40
Section 3.04   Releases..................................................................................................   40

                                                        ARTICLE 4.
                                                        COVENANTS

Section 4.01   Reserved..................................................................................................   40
Section 4.02   Reserved..................................................................................................   40
Section 4.03   Reports...................................................................................................   40
Section 4.04   Compliance Certificate....................................................................................   41
Section 4.05   Taxes.....................................................................................................   41
Section 4.06   Stay, Extension and Usury Laws............................................................................   42
Section 4.07   Restricted Payments.......................................................................................   42
Section 4.08   Dividend and Other Payment Restrictions Affecting Subsidiaries............................................   45
Section 4.09   Incurrence of Indebtedness and Issuance of Preferred Stock................................................   47
Section 4.10   Reserved..................................................................................................   51
Section 4.11   Transactions with Affiliates..............................................................................   51
Section 4.12   Liens.....................................................................................................   52

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
Section 4.13   Line of Business..........................................................................................   52
Section 4.14   Corporate Existence.......................................................................................   52
Section 4.15   Offer to Repurchase Upon Change of Control................................................................   53
Section 4.16   Limitation on Sale and Leaseback Transactions.............................................................   54
Section 4.17   Payments for Consent......................................................................................   54
Section 4.18   Additional Subsidiary Guarantees..........................................................................   54
Section 4.19   Changes in Covenants When Series 2001A Bonds Rated Investment Grade.......................................   55
Section 4.20   Designation of Restricted and Unrestricted Subsidiaries...................................................   55
Section 4.21   Reserved..................................................................................................   55
Section 4.22   Insurance.................................................................................................   55
Section 4.23   Subordination of Intercompany Indebtedness................................................................   56

                                                       ARTICLE 5.
                                                       SUCCESSORS

Section 5.01   Merger, Consolidation, or Sale of Assets..................................................................   56
Section 5.02   Successor Corporation Substituted.........................................................................   57

                                                       ARTICLE 6.
                                                  DEFAULTS AND REMEDIES

Section 6.01   Events of Default.........................................................................................   58
Section 6.02   Reserved..................................................................................................   60
Section 6.03   Reserved..................................................................................................   60
Section 6.04   Reserved..................................................................................................   60
Section 6.05   Reserved..................................................................................................   60
Section 6.06   Reserved..................................................................................................   60
Section 6.07   Rights of Holders of Series 2001A Bonds to Receive Payment................................................   60
Section 6.08   Reserved..................................................................................................   60
Section 6.09   Reserved..................................................................................................   60
Section 6.10   Reserved..................................................................................................   60
Section 6.11   Reserved..................................................................................................   60

                                                        ARTICLE 7.
                                                         TRUSTEE

Section 7.01   Reserved..................................................................................................   60
Section 7.02   Reserved..................................................................................................   60
Section 7.03   Reserved..................................................................................................   60
Section 7.04   Trustee's Disclaimer......................................................................................   60
Section 7.05   Reserved..................................................................................................   61
Section 7.06   Reserved..................................................................................................   61
Section 7.07   Compensation and Indemnity................................................................................   61

                                                       ARTICLE 8.
                                                        RESERVED

                                                       ARTICLE 9.
                                            AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01   Without Consent of Holders of Series 2001A Bonds..........................................................   61
Section 9.02   With Consent of Holders of Series 2001A Bonds.............................................................   62
Section 9.03   Reserved..................................................................................................   64
Section 9.04   Revocation and Effect of Consents.........................................................................   64
Section 9.05   Reserved..................................................................................................   64

                                       ii

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
Section 9.06   Trustee to Sign Amendments, etc...........................................................................   64

                                                       ARTICLE 10.
                                                 COLLATERAL AND SECURITY

Section 10.01  Security..................................................................................................   64
Section 10.02  Collateral................................................................................................   65
Section 10.03  Further Assurances........................................................................................   66
Section 10.04  Collateral Trustee........................................................................................   67
Section 10.05  Security Documents and Guarantee..........................................................................   67
Section 10.06  Release of Security Interests.............................................................................   67
Section 10.07  Environmental Indemnity...................................................................................   69

                                                       ARTICLE 11.
                                                   COLLATERAL SHARING

Section 11.01  Equal and Ratable Lien Sharing by Holders of Parity Secured Debt..........................................   69
Section 11.02  Reserved..................................................................................................   70
Section 11.03  Enforcement of Security Interests.........................................................................   70
Section 11.04  Amendment and Supplement..................................................................................   70

                                                       ARTICLE 12.
                                                  SUBSIDIARY GUARANTEES

Section 12.01  Guarantee.................................................................................................   71
Section 12.02  Limitation on Subsidiary Guarantor Liability..............................................................   71
Section 12.03  Execution and Delivery of Guarantee Agreement.............................................................   72
Section 12.04  Subsidiary Guarantors May Consolidate, etc., on Certain Terms.............................................   72
Section 12.05  Releases..................................................................................................   72

                                                       ARTICLE 13.
                                     SEWARD COLLATERAL AND SEWARD COLLATERAL SHARING

Section 13.01  Seward Security...........................................................................................   73
Section 13.02  Seward Collateral.........................................................................................   74
Section 13.03  Further Assurances........................................................................................   74
Section 13.04  Seward Collateral Trustee.................................................................................   75
Section 13.05  Seward Security Documents and Guarantee...................................................................   75
Section 13.06  Release of Security Interests on the Seward Collateral....................................................   76
Section 13.07  Equal and Ratable Sharing of Seward Collateral by Holders of Permitted Secured PEDFA Bond Indebtedness....   76
Section 13.08  Enforcement of Security Interests.........................................................................   77
Section 13.09  Amendment and Supplement..................................................................................   77

                                                       ARTICLE 14.
                                                      MISCELLANEOUS

Section 14.01  Reserved..................................................................................................   77
Section 14.02  Notices...................................................................................................   78
Section 14.03  Reserved..................................................................................................   78
Section 14.04  Certificate and Opinion as to Conditions Precedent........................................................   79
Section 14.05  Statements Required in Certificate or Opinion.............................................................   79
Section 14.06  Reserved..................................................................................................   79
Section 14.07  No Personal Liability of Directors, Officers, Employees and Stockholders..................................   79
Section 14.08  Governing Law.............................................................................................   79
Section 14.09  No Adverse Interpretation of Other Agreements.............................................................   80

                                       iii

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
Section 14.10  Successors................................................................................................   80
Section 14.11  Severability..............................................................................................   80
Section 14.12  Counterpart Originals.....................................................................................   80
Section 14.13  Table of Contents, Headings, etc..........................................................................   80

                                    EXHIBITS

Exhibit A   Form of Supplemental Guarantee Agreement
Exhibit B   Form of Seward Mortgage

         GUARANTEE AGREEMENT dated as of December 22, 2004, by and among Reliant Energy, Inc., a Delaware corporation (the "Company"), the Subsidiary Guarantors (as defined herein) and J.P. Morgan Trust Company, National Association, as trustee (the "Trustee"), under the Indenture (as defined herein).

         The Company, the Subsidiary Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined herein) of the Pennsylvania Economic Development Financing Authority's ("PEDFA") Exempt Facilities Revenue Bonds (Reliant Energy Seward, LLC Project), Series 2001A, in the original aggregate principal amount of $150,000,000 (the "Series 2001A Bonds"):

                                   ARTICLE 1.
                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

Section 1.01 Definitions.

         "2002A Guarantee Agreement" means the guarantee agreement, by and among the Company, the Subsidiary Guarantors and the trustee thereunder, relating to the 2002A Seward Guarantees, as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

         "2002A REI Guarantee" means the Guarantee of the Series 2002A Bonds by the Company contained in the 2002A Guarantee Agreement.

         "2002A Seward Guarantees" means the 2002A REI Guarantee and the 2002A Subsidiary Guarantees.

         "2002A Subsidiary Guarantees" means the Guarantee by each Subsidiary Guarantor contained in the 2002A Guarantee Agreement of the Company's payment Obligations under the 2002A REI Guarantee.

         "2002B Guarantee Agreement" means the guarantee agreement, by and among the Company, the Subsidiary Guarantors and the trustee thereunder, relating to the 2002B Seward Guarantees, as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

         "2002B REI Guarantee" means the Guarantee of the Series 2002B Bonds by the Company contained in the 2002B Guarantee Agreement.

         "2002B Seward Guarantees" means the 2002B REI Guarantee and the 2002B Subsidiary Guarantees.

         "2002B Subsidiary Guarantees" means the Guarantee by each Subsidiary Guarantor contained in the 2002B Guarantee Agreement of the Company's payment Obligations under the 2002B REI Guarantee.

         "2003A Guarantee Agreement" means the guarantee agreement, by and among the Company, the Subsidiary Guarantors and the trustee thereunder, relating to the 2003A Seward Guarantees, as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

         "2003A REI Guarantee" means the Guarantee of the Series 2003A Bonds by the Company contained in the 2003A Guarantee Agreement.

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

         "2003A Seward Guarantees" means the 2003A REI Guarantee and the 2003A Subsidiary Guarantees.

         "2003A Subsidiary Guarantees" means the Guarantee by each Subsidiary Guarantor contained in the 2003A Guarantee Agreement of the Company's payment Obligations under the 2003A REI Guarantee.

         "2004A Guarantee Agreement" means the guarantee agreement, by and among the Company, the Subsidiary Guarantors and the trustee thereunder, relating to the 2004A Seward Guarantees, as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

         "2004A REI Guarantee" means the Guarantee of the Series 2004A Bonds by the Company contained in the 2004A Guarantee Agreement.

         "2004A Seward Guarantees" means the 2004A REI Guarantee and the 2004A Subsidiary Guarantees.

         "2004A Subsidiary Guarantees" means the Guarantee by each Subsidiary Guarantor contained in the 2004A Guarantee Agreement of the Company's payment Obligations under the 2004A REI Guarantee.

         "2014 Note Guarantees" means the Guarantee by each Subsidiary Guarantor of the Company's payment obligations under the 2014 Notes Indenture and on the 2014 Notes, executed pursuant to the provisions of the 2014 Notes Indenture.

         "2014 Notes" means the 6.75% Senior Secured Notes due 2014 of the Company that are issued from time to time.

         "2014 Notes Indenture" means the Base Indenture, as supplemented by the First Supplemental Indenture, governing the 2014 Notes.

         "Acquired Debt" means, with respect to any specified Person:

                  (1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; and

                  (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

         "Act of Secured Debtholders" means, as to any matter, a direction in writing delivered to the Collateral Trustee:

                  (1) at any time when no Actionable Default Period is continuing, by the Required Lenders; and

                  (2) at any time when an Actionable Default Period is continuing, by or with the written consent of the Required Secured Debtholders; provided, that (A) so long as no direction has been given by or on behalf of the Required Secured Debtholders and subject in all respects to any contrary direction at any time given by the Required Secured Debtholders, the Collateral Trustee shall act in accordance with instructions given to it from time to time by the Required Lenders and (B) the Required Secured Debtholders may not countermand, in whole or in part, a direction by the Required Lenders instructing the Collateral Trustee to foreclose or otherwise enforce the Collateral Trustee's liens or default remedies upon any Collateral.

         "Actionable Default" means (1) the failure to pay any payment of principal of or interest on any Series of Secured Debt outstanding in the amount of $50.0 million or more resulting in an event of default under the applicable Series of Secured Debt after payment is due, including payments that are due (or if any required offer had been timely made would be due) in respect of any mandatory offer to purchase Parity Secured Debt resulting in an event of default under the applicable Series of Secured Debt, (2) the failure to pay in full, when due and payable in full (whether at maturity, upon acceleration or otherwise), either the Existing Notes, the Credit Agreement Debt or any other Series of Secured Debt (including the Seward Bond Guarantees and the 2014 Notes) outstanding in the amount of $50.0 million or more, (3) the exercise by the Collateral Trustee or any of its co-trustees or agents (including the Credit Agreement Agent) of any right or power that is exercisable by it only upon default to take sole and exclusive dominion or control over any deposits in a deposit account, commodity contract in a commodity account or financial asset in a securities account constituting any Shared Collateral or the delivery of any instructions to the Collateral Trustee directing it to foreclose or otherwise enforce, or to disburse the proceeds of enforcement of, any Lien upon any Collateral, or (4) the occurrence of any Event of Default under the Existing Indentures or the Credit Agreement arising from the commencement of any bankruptcy case, receivership or other insolvency or liquidation proceeding by or against the Company or any of its Subsidiaries or any similar default provision at any time in effect under any indenture or agreement governing any Series of Secured Debt.

         "Actionable Default Period" means a period that commences on the date a Notice of Actionable Default is delivered to the Collateral Trustee and continues until the date (if ever) on which all notices of Actionable Default are withdrawn or deemed withdrawn under the Collateral Trust Agreement.

         "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that a Person will be deemed to be an Affiliate if the Company has knowledge that such Person beneficially owns 10% or more of the Voting Stock of the Company; provided, further, that the Company shall only be deemed to have knowledge of any Person beneficially owning 10% or more of the Company's Voting Stock if such Person has filed a statement of beneficial ownership pursuant to Sections 13(d) or 13(g) of the Exchange Act or has provided written notice thereof to the Company. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" have correlative meanings. Notwithstanding the foregoing, no Person (other than the Company or any Restricted Subsidiary of the Company) in whom a Securitization Entity makes an Investment in connection with a Qualified Securitization Transaction shall be deemed to be an Affiliate of the Company solely by reason of such Investment.

         "Agent" means the Registrar, or any Paying Agent or additional paying agent.

         "Asset Sale" means:

                  (1) the sale, lease, conveyance or other disposition of any assets; provided that the sale, conveyance or other disposition of all or substantially all of the assets of the Company and its

         Restricted Subsidiaries taken as a whole shall be governed by the provisions of Section 4.15 and/or Section 5.01; and

                  (2) the issuance of Equity Interests in any of the Company's Restricted Subsidiaries.

Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

                  (1) any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $20.0 million;

                  (2) a transfer of assets between or among the Company and its Restricted Subsidiaries;

                  (3) an issuance of Equity Interests by a Restricted Subsidiary to the Company or to a Restricted Subsidiary of the Company;

                  (4) the sale or lease of products, services or accounts receivable in the ordinary course of business and any sale or other disposition of damaged, worn out or obsolete assets or assets no longer used or useful in the Company's or any of its Restricted Subsidiaries' business;

                  (5) the sale or other disposition of cash or Cash Equivalents;

                  (6) sales of accounts receivable, equipment and related assets (including contract rights) of the type specified in the definition of Qualified Securitization Transaction to a Securitization Entity;

                  (7) a Restricted Payment that is permitted by the provisions of Section 4.07 hereof or a Permitted Investment;

                  (8) [Reserved];

                  (9) a disposition resulting from any condemnation or other taking, or temporary or permanent requisition of, any property, any interest therein or right appurtenant thereto, or any change of grade affecting any property, in each case, as the result of the exercise of any right of condemnation or eminent domain, including any sale or other transfer to a Governmental Authority in lieu of, or in anticipation of, any of the foregoing events;

                  (10) the disposition by Reliant Energy Wholesale Generation, LLC of the substation at the Bighorn generating facility (and the related real property assets) to be conveyed to Nevada Power Company pursuant to the terms and provisions of that certain EPC Agreement dated December 18, 2002 between Reliant Energy Wholesale Generation, LLC (as successor by merger to Reliant Energy Bighorn, LLC) and Nevada Power Company; and

                  (11) a disposition of assets (other than any assets securing Secured Debt) in connection with a foreclosure, transfer or deed in lieu of foreclosure or other exercise of remedial action.

         "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP; provided, however, that if such sale and leaseback transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of "Capital Lease Obligation."

         "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

         "Base Indenture" means the senior indenture, dated as of December 22, 2004, between the Company and the trustee thereunder, as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, governing the 2014 Notes.

         "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act. The terms "Beneficially Owns" and "Beneficially Owned" have a corresponding meaning.

         "Board of Directors" means:

                  (1) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

                  (2) with respect to a partnership, the Board of Directors of the general partner of the partnership;

                  (3) with respect to a limited liability company, the managing member or members or any controlling committee of managing members or Board of Directors thereof; and

                  (4) with respect to any other Person, the board or committee of such Person serving a similar function.

         "Bonds" means the Series 2001A Bonds, the Series 2002A Bonds, the Series 2002B Bonds, the Series 2003A Bonds and the Series 2004A Bonds, collectively.

         "Business Day" means any day other than a Legal Holiday.

         "Capital Lease Obligation" means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

         "Capital Stock" means:

                  (1) in the case of a corporation, corporate stock;

                  (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

                  (3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

                  (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

         "Cash Collateral Account" means a deposit account at all times under the sole dominion and control of the Collateral Trustee (acting on its own or through its agent, sub-agent, or co-trustee including Bank of America, N.A., as collateral agent under the Credit Agreement or a successor collateral agent under the Credit Agreement) that is being held by the Collateral Trustee or such agent, sub-agent or co-trustee for the benefit of the holders of Secured Debt.

         "Cash Equivalents" means:

                  (1) United States dollars;

                  (2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than one year from the date of acquisition;

                  (3) deposit accounts with any lender party to the Credit Agreement, Mellon Bank N.A., Wells Fargo Bank, N.A., Wachovia Bank, National Association, or any other bank that has a long-term debt rating at the time of investment of A+ or better by S&P and A1 or better by Moody's (an "Approved Bank");

                  (4) time deposits, certificates of deposit, acceptances or prime commercial paper issued by an Approved Bank at the time acquired or issued (as applicable and whichever is latest), in each case, having a maturity of not more than one year from the date of acquisition;

                  (5) repurchase obligations for underlying securities of the types described in clause (2) entered into with an Approved Bank at the time acquired, issued or entered into (as applicable and whichever is latest), in each case, having a maturity of not more than one year from the date of acquisition and secured by securities of the type described in clause (2), the market value of which (including accrued interest) is not less than the amount of the applicable repurchase agreement;

                  (6) commercial paper with a rating at the time of investment of A-1 by S&P and P-1 by Moody's and, in each case, maturing within one year after the date of acquisition; and

                  (7) money market funds which invest primarily in Cash Equivalents of the kinds described in clauses (1) through (6) of this definition.

         "CenterPoint" means CenterPoint Energy, Inc., a Texas corporation and its successors.

         "Change of Control" means the occurrence of any of the following:

                  (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole to any "person" (as that term is used in Section 13(d) of the Exchange Act, but excluding any employee benefit plan of the Company or any of its Restricted Subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan);

                  (2) the adoption of a plan relating to the liquidation or dissolution of the Company other than (A) the consolidation with, merger into or transfer of all or part of the properties and assets of any Restricted Subsidiary of the Company to the Company or any other Restricted Subsidiary of the Company and (B) the merger of the Company with an Affiliate solely for the purpose of reincorporating the Company or reforming the Company in another jurisdiction;

                  (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above) becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Company, measured by voting power rather than number of shares;

                  (4) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors; or

                  (5) the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of the Company outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance);

provided, however, that so long as the 2014 Notes and the Existing Notes are not, at such time, outstanding, no such event shall constitute a Change of Control if, prior to or within 30 days after the occurrence of such event, S&P (if S&P is then rating the Bonds) and Moody's (if Moody's is then rating the Bonds) confirm that their respective ratings of the Bonds in existence prior to the announcement of such event would not be downgraded as a result of such event and S&P and Moody's have not, in fact, downgraded such ratings.

         "Choctaw Facility" means the nominally rated 822 MW combined cycle facility and related assets owned by Reliant Energy Wholesale Generation, LLC and located, in French Camp, Choctaw County, Mississippi.

         "Collateral" means the Shared Collateral and the Separate Collateral.

         "Collateral Trust Agreement" means the Collateral Trust Agreement dated July 1, 2003, executed and delivered by the Company, the Subsidiary Guarantors and the Collateral Trustee, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time in accordance with its terms.

         "Collateral Trustee" means Wachovia Bank, National Association or one of its affiliates, in its capacity as Collateral Trustee under the Collateral Trust Agreement, together with its successors in such capacity.

         "Company" means Reliant Energy, Inc., and any and all successors thereto.

         "Consolidated Cash Flow" means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

                  (1) an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale or the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries, to the extent such losses were deducted in computing such Consolidated Net Income; plus

                  (2) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

                  (3) the Fixed Charges of such Person and its Restricted Subsidiaries for such period, to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income; plus

                  (4) depreciation, depletion, amortization (including amortization of intangibles) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; plus

                  (5) accruals for payments to CenterPoint as required under
         Section 39.262 of the Texas Public Utility Regulatory Act to the extent by which the Company's affiliated retail electric provider's price to beat for providing retail electric service to residential and small commercial customers in CenterPoint's Houston service territory during 2003 exceeds the market price of electricity, to the extent such accruals were deducted in computing such Consolidated Net Income; plus

                  (6) charges associated with fees and expenses, including professional fees, incurred prior to the Issue Date in connection with the modification of or preparation in connection therewith of Indebtedness of the Company that occurred prior to the Issue Date, to the extent such charges were deducted in computing such Consolidated Net Income; plus

                  (7) any fees payable pursuant to the Credit Agreement for failure to reduce Indebtedness below certain levels, to the extent such fees were deducted in computing such Consolidated Net Income; plus

                  (8) the upfront costs of any Hedging Obligations paid prior to the Issue Date to the extent such costs were deducted in computing Consolidated Net Income; plus

                  (9) cash received during such period related to mark-to-market activities; less

                  (10) cash paid during such period related to mark-to-market activities;

provided, however, that for purposes of this definition, any mark-to-market earnings or losses shall be excluded from the calculation of Consolidated Cash Flow to the extent taken into account in calculating Consolidated Net Income for such period.

         "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

                  (1) the Net Income of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or similar distributions (including pursuant to other intercompany payments) paid in cash to the specified Person or a Restricted Subsidiary of the Person;

                  (2) for purposes of the provisions of Section 4.07 only, the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

                  (3) the cumulative effect of a change in accounting principles shall be excluded; and

                  (4) any non-cash impairment charges incurred subsequent to the Issue Date shall be excluded.

         "Consolidated Net Worth" means, with respect to any specified Person as of any date, the assets of such Person less the liabilities of such Person all as determined on a consolidated basis in accordance with GAAP.

         "Consolidated Senior Debt" means, as of any date, the sum, without duplication, of:

                  (1) the amount that would be shown on a consolidated balance sheet of the Company and its Restricted Subsidiaries prepared as of such date in accordance with GAAP as the liability in respect of (A) all Secured Debt, (B) all other Indebtedness of the Company or any Subsidiary Guarantor that is secured by a Lien on any of their properties and (C) all Indebtedness of any Excluded Subsidiary (other than intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries); provided, however, that Hedging Obligations will be excluded for purposes of this definition; and

                  (2) to the extent not required to be reflected as a balance sheet liability, the aggregate maximum possible contingent reimbursement obligations of the Company and its Restricted Subsidiaries on such day in respect of all letters of credit and other extensions of credit that are then outstanding under any Credit Facility, secured by a Lien upon any of their properties, or incurred or Guaranteed by any Excluded Subsidiary.

         "Consolidated Senior Leverage Ratio" means, as of any date, the ratio of (1) the Consolidated Senior Debt outstanding on such date after giving effect to all incurrences and repayments of Indebtedness made or to be made on such date to (2) the Consolidated Cash Flow of the Company for the most recently ended four full fiscal quarters for which internal financial statements are available.

      In addition, for purposes of calculating the Consolidated Senior Leverage
Ratio:

                  (1) acquisitions that have been made by the Company or any of its Restricted Subsidiaries, including through mergers or consolidations, or any Person or any of its Restricted Subsidiaries acquired by the Company or any of its Restricted Subsidiaries, and including any related financing transactions and including increases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the date on which the event for which the calculation of the Consolidated Senior Leverage Ratio is made ("Leverage Ratio Calculation Date") will be given pro forma effect in accordance with Regulation S-X under the Securities Act as if they had occurred on the first day of the four-quarter reference period; and

                  (2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Leverage Ratio Calculation Date, shall be excluded.

         "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who:

                  (1) was a member of such Board of Directors on the Issue Date; or

                  (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

         "Credit Agreement" means the Second Amended and Restated Credit Agreement, dated as of December 22, 2004, among the Company, the other Loan Parties named therein, the Lenders named therein, Bank of America, N.A., as Administrative Agent, Collateral Agent and as an L/C Issuer, Barclays Bank, PLC and Deutsche Bank Securities Inc., as Co-Syndication Agents, Barclays Bank, PLC and Deutsche Bank AG, New York Branch, as L/C Issuers, Goldman Sachs Credit Partners, L.P. and Merrill Lynch Capital Corporation, as Co-Documentation Agents, Deutsche Bank Securities Inc., Barclays Capital and Banc of America Securities LLC, as Joint Lead Arrangers for the Revolving Credit Facility, Deutsche Bank Securities Inc., Barclays Capital, Banc of America Securities LLC, Goldman Sachs Credit Partners, L.P. and Merrill Lynch Capital Corporation, as Joint Bookrunners for the Revolving Credit Facility, Deutsche Bank Securities Inc., Barclays Capital and Banc of America Securities LLC, as Joint Lead Arrangers for the Term Loan Facility, and Deutsche Bank Securities Inc., Barclays Capital, Banc of America Securities LLC, Goldman Sachs Credit Partners, L.P. and Merrill Lynch Capital Corporation, as Joint Bookrunners for the Term Loan Facility, providing for up to $1.3 billion of term borrowings and $1.7 billion of revolving credit borrowings, $1.35 billion of which is available for the issuance of letters of credit, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, as the same may be amended, modified, restated, renewed, extended, refinanced, or replaced, in each case, in whole or in part; provided, that a refinancing or replacement of any such agreement will only be deemed a "Credit Agreement" if so designated by the Company.

         "Credit Agreement Agent" means Bank of America, N.A., as administrative agent and collateral agent under the Credit Agreement, together with any successor or replacement agent in such capacity.

         "Credit Agreement Debt" means Indebtedness of the Company (and guarantees thereof by any Subsidiary Guarantor) under the Credit Agreement.

         "Credit Agreement Documents" means the Credit Agreement and the Security Documents.

         "Credit Agreement Obligations" means Credit Agreement Debt and all Obligations in respect thereof under the Credit Agreement Documents.

         "Credit Facility" or "Credit Facilities" means, one or more debt facilities (including, without limitation, the Credit Agreement) or commercial paper facilities, in each case, with banks or other institutional lenders (including PEDFA) providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced (including by means of sales of debt securities to institutional investors), in each case, in whole or in part from time to time.

         "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

         "Description of the Guarantees" means the section titled "The Guarantees" in the Reoffering Circular and Official Statement, dated December 15, 2004, related to the issuance or the reoffering and sale, as applicable, of the Bonds.

         "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the earlier of (i) the date on which the Series 2001A Bonds mature or (ii) the latest date on which a long-term interest rate period applicable to any Series 2001A Bonds ends. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the provisions of Section 4.07 hereof. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Guarantee Agreement shall be equal to the maximum amount that the Company and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

         "Domestic Subsidiary" means any Restricted Subsidiary of the Company that was formed under the laws of the United States or any state of the United States or the District of Columbia or that guarantees or otherwise provides direct credit support for any Indebtedness of the Company.

         "Environmental Claim" means any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any Governmental Authority or any other Person, arising (i) pursuant to or in connection with any actual or alleged violation of any Environmental Law; (ii) in connection with any Hazardous Material or any actual or alleged Hazardous Materials Activity; or
(iii) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.

         "Environmental Laws" means any and all current or future foreign or domestic, federal or state (or any subdivision of either of them), statutes, ordinances, orders, rules, regulations, judgments, Governmental Authorizations, or any other requirements of Governmental Authorities relating to (i) environmental matters, including those relating to any Hazardous Materials Activity; (ii) the generation, use, storage, transportation or disposal of Hazardous Materials; or (iii) occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or welfare, in any manner applicable to the Company or any of its Restricted Subsidiaries or any Facility.

         "Equally and Ratably" means, in reference to sharing of any Liens on Shared Collateral or proceeds thereof as among the holders of Note Obligations, the holders of Credit Agreement Obligations and the holders of other Parity Secured Obligations in respect of any other Series of Secured Debt, after allowing for the payment priorities in the Order of Application, that such Liens or proceeds:

                  (1) shall be allocated and distributed to the trustees for account of the holders of the 2014 Notes and the Existing Notes, to the Credit Agreement Agent for account of the holders of Credit Agreement Debt and to the Secured Debt Representative for each other Series of Secured Debt for account of the holders of such Series of Secured Debt, ratably in proportion to the principal, interest, fees and premium (if any) outstanding, when the allocation or distribution is made, on the 2014 Notes, the Existing Notes, Credit Agreement Debt (including Hedging Obligations and amounts payable to a lender in connection with a bank account or any other banking services, in each case, that are required by the Credit Agreement to be secured on an equal and ratable basis with the Credit Agreement Debt) and all other Series of Secured Debt (allocated proportionately to the Secured Debt Representative for each other Series of Secured Debt if there is more than one), respectively; and thereafter

                  (2) shall be allocated and distributed (if any remain after payment in full of all of the principal, interest, fees and premium (if any) outstanding on the 2014 Notes, the Existing Notes, Credit Agreement Debt, including the Hedging Obligations and other amounts payable to a lender referred to in clause (1), and each other Series of Secured Debt) to the trustees for account of the holders of any remaining Note Obligations, to the Credit Agreement Agent for account of the holders of any remaining Credit Agreement Obligations and to the Secured Debt Representative for each other Series of Secured Debt for account of the holders of any remaining Parity Secured Obligations in respect of such Series of Secured Debt, ratably in proportion to the aggregate unpaid amount of such remaining Note Obligations, Credit Agreement Obligations and other remaining Parity Secured Obligations, respectively, that are due and demanded prior to the date such distribution is made.

         For this purpose:

                  (1) Unfunded commitments to extend credit shall not be counted as outstanding debt;

                  (2) Obligations of the Company or any Subsidiary Guarantor in respect of outstanding letters of credit, bank guarantees, bankers' acceptances or other similar instruments shall be counted as outstanding debt (whether or not contingent), except that if any such instrument thereafter expires without being funded, an equitable adjustment shall be made in any future distribution so that the aggregate amount distributed is distributed Equally and Ratably as if such instrument had never been outstanding (but all distributions shall be final and non-refundable when made);

                  (3) During the pendency of any Actionable Default, and subject to the Order of Application, if any payment or distribution is made in cash to holders of Credit Agreement Obligations or any other holders of Parity Secured Obligations from or on account of Separate Collateral by reason of enforcement of Liens or realization in a bankruptcy case, receivership or other insolvency or liquidation proceeding, then any concurrent or subsequent payment or distribution that is to be made in cash to such holders from or on account of Shared Collateral by reason of any such enforcement or realization shall be reduced, and any concurrent or subsequent payment or distribution that is to be made in cash to the remaining holders of Parity Secured Obligations from or on account of Shared Collateral by reason of any such enforcement or realization shall be increased, to the extent necessary to cause the aggregate amount of all payments and distributions made in cash to all holders of Parity Secured Obligations (whether made from or on account of Separate Collateral or from or on account of Shared Collateral) by reason of any such enforcement or realization to be distributed Equally and Ratably as fully as if the Separate Collateral had been Shared Collateral; and

                  (4) All amounts apportioned and distributed to the Credit Agreement Agent or the Secured Debt Representative for any other Series of Secured Debt may be allocated, apportioned and distributed by it in accordance with the applicable provisions of the Credit Agreement or the indenture, guarantee agreements or other agreement governing such other Series of Secured Debt, including to give effect to any payment priorities provided for therein as among the holders of Obligations outstanding thereunder.

         Notwithstanding the foregoing, in reference to sharing of any Liens on the Seward Collateral or proceeds thereof as among the holders of the Bonds and any other Permitted Secured PEDFA Bond Indebtedness after the occurrence of the Seward Security Event, "equally and ratably" means, after allowing for the payment priorities in the Seward Order of Application, that such Liens or proceeds:

                  (1) shall be allocated and distributed first to the Trustee for account of the holders of the Series 2001A Bonds and to the Seward Secured Debt Representative for each other series of Permitted Secured PEDFA Bond Indebtedness for account of the holders of such series of Permitted Secured PEDFA Bond Indebtedness, ratably in proportion to the principal, interest, fees and premium (if any) outstanding, when the allocation or distribution is made, on the Bonds and all other series of Permitted Secured PEDFA Bond Indebtedness (allocated proportionately to the Seward Secured Debt Representative for each other series of Permitted Secured PEDFA Bond Indebtedness if there is more than one), respectively; and thereafter

                  (2) shall be allocated and distributed thereafter (if any remain after payment in full of all of the principal, interest, fees and premium (if any) outstanding on the Bonds and each other series of Permitted Secured PEDFA Bond Indebtedness) to the Trustee for account of the holders of any remaining Bonds and to the Seward Secured Debt Representative for each other series of Permitted Secured PEDFA Bond Indebtedness for account of the holders of any remaining series of Permitted Secured PEDFA Bond Indebtedness, ratably in proportion to the aggregate unpaid amount of such remaining Bonds and other remaining series of Permitted Secured PEDFA Bond Indebtedness, respectively, that are due and demanded prior to the date such distribution is made.

         For this purpose, all amounts apportioned and distributed to the Trustee or the Seward Secured Debt Representative for any other series of Permitted Secured PEDFA Bond Indebtedness may be allocated, apportioned and distributed by it in accordance with the applicable provisions of the indentures, guarantee agreements or other agreement governing such Bonds and other series of Permitted Secured PEDFA Bond Indebtedness, including to give effect to any payment priorities provided for therein as among the holders of Obligations outstanding thereunder.

         "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Excluded Orion Power Subsidiaries" means Orion Power Capital LLC and each of its Subsidiaries for so long as each such Person has not guaranteed or otherwise provided direct credit support for any other Indebtedness of the Company or any of its other Restricted Subsidiaries.

         "Excluded Property" consists of:

                  (1) [Reserved];

                  (2) Capital Stock of Subsidiaries and intercompany notes that satisfy the requirements of the defined term "Excluded Securities," provided that property that is received by the Company or any of its Subsidiaries as proceeds from the sale, exchange or other disposition of any Excluded Securities and other proceeds of Excluded Securities (except proceeds from the foreclosure, collection or other enforcement of Liens upon Excluded Securities) will not constitute Excluded Property and will be part of the Shared Collateral, to the extent such property otherwise constitutes Shared Collateral under the Security Documents, unless the proceeds are themselves Excluded Securities; and

                  (3) Separate Cash Deposits.

         "Excluded Securities" means debt or equity securities issued by any Subsidiary of the Company other than Reliant Energy Retail Holdings, LLC, Orion Power Holdings, Inc. and REMA (or their successors).

         "Excluded Subsidiaries" means each of the Excluded Orion Power Subsidiaries, the Miscellaneous Orion Subsidiaries, Reliant Energy Mid-Atlantic Power Holdings, LLC and its Subsidiaries, Reliant Energy Channelview, L.P., Reliant Energy Channelview (Delaware) LLC, Reliant Energy Channelview (Texas) LLC, Reliant Energy Services Channelview LLC, Reliant Energy Services Canada, Ltd., RE Retail Receivables, LLC, CapTrades GP, LLC and CapTrades, LP, in each case, only if and for as long as it has not guaranteed or otherwise provided direct credit support for any Indebtedness of the Company or any of its other Restricted Subsidiaries.

         "Existing 2010 Notes" means the $550.0 million in aggregate principal amount of the Company's 9.25% Senior Secured Notes due 2010, issued pursuant to the Existing 2010 Notes Indenture on July 1, 2003, and any related exchange notes.

         "Existing 2010 Notes Indenture" means the indenture between the Company, the Subsidiary Guarantors and the Wilmington Trust Company, dated as of July 1, 2003, governing the Existing 2010 Notes.

         "Existing 2013 Notes" means the $550.0 million in aggregate principal amount of the Company's 9.50% Senior Secured Notes due 2013, issued pursuant to the Existing 2013 Notes Indenture on July 1, 2003, and any related exchange notes.

         "Existing 2013 Notes Indenture" means the indenture between the Company, the Subsidiary Guarantors and the Wilmington Trust Company, dated as of July 1, 2003, governing the Existing 2013 Notes.

         "Existing Convertible Notes" means the Company's 5.00% Convertible Senior Subordinated Notes due 2010 in the aggregate principal amount of up to $275,000,000 issued pursuant to the Existing Convertible Notes Indenture on June 24, 2003.

         "Existing Convertible Notes Indenture" means that certain indenture, dated as of June 24, 2003, by and between the Company and Wilmington Trust Company, as trustee, governing the Existing Convertible Notes.

         "Existing Indebtedness" means Indebtedness of the Company and its Restricted Subsidiaries in existence on the Issue Date, until such amounts are repaid; provided, however, that in no event will any Indebtedness that qualifies for categorization as Permitted Debt under clauses (1) through (5) of the definition of Permitted Debt be considered to be Existing Indebtedness.

         "Existing Indentures" means the Existing 2010 Notes Indenture and the Existing 2013 Notes Indenture.

         "Existing Notes" means the Existing 2010 Notes and the Existing 2013 Notes.

         "Facility" means any real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by the Company or any of its Restricted Subsidiaries or any of their respective predecessors or Affiliates.

         "Fair Market Value" means the value that would be paid by a willing buyer to a willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the chief financial officer or Board of Directors of the Company (unless otherwise provided in this Guarantee Agreement).

         "First Supplemental Indenture" means the First Supplemental Indenture, dated as of the Issue Date, by and among the Company, the Subsidiary Guarantors and the trustee thereunder, governing the 2014 Notes.

         "Fixed Charge Coverage Ratio" means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of the applicable four-quarter reference period.

      In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

                  (1) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations, or any Person or any of its Restricted Subsidiaries acquired by the specified Person or any of its Restricted Subsidiaries, and including any related financing transactions and including increases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be given pro forma effect in accordance with Regulation S-X under the Securities Act as if they had occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period will be calculated on a pro forma basis;

                  (2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, shall be excluded;

                  (3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date; and

                  (4) if any Indebtedness that is being incurred on the Calculation Date bears a floating rate of interest, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness, but only for such period of time as equals the then remaining term of such Hedging Obligations as of the Calculation
         Date).

         "Fixed Charges" means, with respect to any specified Person for any period, the sum, without duplication, of:

                  (1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued determined in accordance with GAAP, including, without limitation, amortization of debt issuance costs incurred on or after the Issue Date (but excluding (A) amortization of debt issuance costs incurred prior to the Issue Date and (B) charges associated with fees and expenses, including professional fees, incurred prior to the Issue Date in connection with the modification of or preparation in connection therewith of Indebtedness of the Company that occurred prior to the Issue Date) and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt created after the Issue Date, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations with respect to interest rates and net of interest income; plus

                  (2) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

                  (3) any interest accruing on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

                  (4) the product of (A) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock) or to the Company or a Restricted Subsidiary of the Company, times (B) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP; minus

                  (5) any charges associated with upfront payments with respect to interest rate hedges made prior to the Issue Date.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

         "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of, or pertaining to, government.

         "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

         "Guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

         "Guarantee Agreement" means this Guarantee Agreement, as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

         "Guarantee Obligations" means the Seward Bond Guarantees and all Obligations in respect thereof under this Guarantee Agreement, the 2002A Guarantee Agreement, the 2002B Guarantee Agreement, the 2003A Guarantee Agreement, the 2004A Guarantee Agreement and the Security Documents and, after the occurrence of the Seward Security Event, the Seward Security Documents.

         "Hazardous Materials" means any chemical, material or substance, exposure to which is prohibited, limited or regulated by any Governmental Authority or which may or could pose a hazard to the health and safety of the owners, occupants or any Persons in the vicinity of any Facility or to the indoor or outdoor environment.

         "Hazardous Materials Activity" means any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, presence, existence, location, release, threatened release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.

         "Hedging Obligations" means, with respect to any specified Person, the net obligations of such Person under:

                  (1) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

                  (2) other agreements or arrangements designed to manage interest rate risk; and

                  (3) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates.

         "Holder" means a Person in whose name a Series 2001A Bond is registered.

         "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses or trade payables), whether or not contingent (without duplication):

                  (1) in respect of borrowed money;

                  (2) evidenced by bonds, notes, debentures or similar instruments or letters of credit or reimbursement agreements in respect thereof;

                  (3) in respect of banker's acceptances;

                  (4) representing Capital Lease Obligations or Attributable Debt in respect of sale and leaseback transactions;

                  (5) representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed; or

                  (6) representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit, Attributable Debt and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person. If obligations of a Securitization Entity are Indebtedness, for the purposes of calculating the amount of Indebtedness of a Securitization Entity outstanding as of any date, the face or notional amount of any interest in receivables or equipment that is outstanding as of such date shall be deemed to be Indebtedness but any such interests held by Affiliates of such Securitization Entity shall be excluded for purposes of such calculation.

         The amount of any Indebtedness outstanding as of any date will be:

                  (1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

                  (2) the principal amount of and premium (if any) on the Indebtedness, in the case of any other Indebtedness; and

                  (3) in respect of Indebtedness of other Persons secured by a Lien on the assets of the specified Person, the lesser of:

                           (a) the Fair Market Value of such asset at such date of determination, and

                           (b) the amount of such Indebtedness of such other Persons.

         "Indemnified Liabilities" means, collectively, any and all liabilities, obligations, losses, damages (including natural resource damages), penalties, claims (including Environmental Claims), costs (including the costs of any investigation, study, sampling, testing, abatement, cleanup, removal, remediation or other response action necessary to remove, remediate, clean up or abate any Hazardous Materials Activity), expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person, and any fees or expenses incurred by Indemnitees in enforcing this indemnity), whether direct, indirect or consequential and whether based on Environmental Laws, on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of any Environmental Claim or any Hazardous Materials Activity relating to or arising from, directly or indirectly, any past or present activity, operation, land ownership, or practice of the Company or any of its Restricted Subsidiaries.

         "Indenture" means the indenture between the PEDFA and the Trustee, dated December 1, 2001, relating to the Series 2001A Bonds, as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

         "Intercreditor Confirmation" means the agreement of any holder of Parity Secured Debt or other Parity Secured Obligations to the provisions described in the Order of Application and definition of the term "Equally and Ratably," as set forth in any Secured Debt Document for the benefit of, and enforceable as a third party beneficiary by, each present and future holder of Parity Secured Obligations and each present and future Secured Debt Representative.

         Notwithstanding the foregoing, after the occurrence of the Seward Security Event, an "Intercreditor Confirmation" means the agreement of any holder of Bonds or other Permitted Secured PEDFA Bond Indebtedness to the provisions of the Seward Collateral Trust Agreement, including those described in the Seward Order of Application and the definition of the term "Equally and Ratably," as set forth in any indenture, guarantee agreement or agreement governing or guaranteeing each such Indebtedness for the benefit of, and enforceable as a third party beneficiary by, each present and future holder of Bonds and other Permitted Secured PEDFA Bond Indebtedness and each present and future Seward Secured Debt Representative.

         "Investment Grade Rating" means a rating equal to or higher than Baa3 (or the equivalent) by Moody's or BBB- (or the equivalent) by S&P.

         "Investments" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or similar obligations), advances or capital contributions (excluding payroll, commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. "Investment" shall exclude extensions of trade credit by the Company and its Restricted Subsidiaries in the ordinary course of business and Permitted PEDFA Bond Indebtedness. If the Company or any Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Company's Investments in such Subsidiary that were not sold or disposed of. The acquisition by the Company or any Subsidiary of the Company of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Company or such Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person. Except as otherwise provided in this Guarantee Agreement, the amount of an Investment shall be its Fair Market Value at the time the Investment is made and without giving effect to subsequent changes in value.

         "Issue Date" means December 22, 2004.

         "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York, New York, Wilmington, Delaware, Houston, Texas, Philadelphia, Pennsylvania or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a

Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

         "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement and any lease that constitutes a security interest.

         "Loan Agreements" means (A) the Loan Agreement between the Seward Subsidiary and PEDFA relating to the Series 2001A Bonds, dated as of December 1, 2001, as amended as of the Issue Date, (B) the Loan Agreement between the Seward Subsidiary and PEDFA relating to the Series 2002A Bonds, dated as of April 1, 2002, as amended as of the Issue Date, (C) the Loan Agreement between the Seward Subsidiary and PEDFA relating to the Series 2002B Bonds, dated as of April 1, 2002, as amended as of the Issue Date, (D) the Loan Agreement between the Seward Subsidiary and PEDFA relating to the Series 2003A Bonds, dated as of September 1, 2003, as amended as of the Issue Date and (E) the Loan Agreement between the Seward Subsidiary and PEDFA relating to the Series 2004A Bonds, dated as of December 1, 2004, as amended as of the Issue Date, under each of which PEDFA, on behalf of the Seward Subsidiary, deposited the proceeds from the sale of the related series of Bonds with the Trustee to finance a portion of the Project (as defined therein), in each case, as the same may be amended, modified, restated, renewed, extended, refinanced, or replaced, in each case, in whole or in part.

         "Miscellaneous Orion Subsidiaries" means, collectively, Beaver River, LLC, Eddystone Power, LLC, Free State Electric, LLC, Grane Creek, LLC, Liberty Member, LLC, Liberty MidAtlantic, LLC, MidAtlantic Liberty, LLC, Midwest Ash Disposal, Inc., OPD Group, Inc., OPOS MidAtlantic, Inc., Orion Power Atlantic, Inc., Orion Power Atlantic LLC, Orion Power Atlantic, Ltd., Orion Power Development Company, Inc., Orion Power Marketing and Supply, Inc., Orion Power Operating Services, Inc., Orion Power Operating Services Astoria, Inc. and Orion Power Operating Services Midwest, Inc.

         "Moody's" means Moody's Investors Service, Inc.

         "Net Income" means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

                  (1) any gain (or loss), together with any related provision for taxes on such gain (or loss), realized in connection with:

                           (a) any Asset Sale;

                           (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

                  (2) any extraordinary gain (or loss), together with any related provision for taxes on such extraordinary gain (or loss).

         "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts reserved for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

         "Non-Recourse" means, with respect to any specified Person and the Indebtedness of such Person:

                  (1) neither the Company nor any of its Restricted Subsidiaries
         (A) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) for the Indebtedness of such Person other than a pledge of the Equity Interests of such Person, (B) is directly or indirectly liable as a guarantor or otherwise of the Indebtedness of such Person, or (C) constitutes the lender with respect to the Indebtedness of such Person; and

                  (2) in the case of an Unrestricted Subsidiary, no default on the Indebtedness of such Person (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of Indebtedness of the Company or any of its Restricted Subsidiaries to declare a default on such Indebtedness of the Company or any of its Restricted Subsidiaries or cause the payment of such Indebtedness of the Company or any of its Restricted Subsidiaries to be accelerated or payable prior to its stated maturity.

         "Note Documents" means the 2014 Notes and the 2014 Notes Indenture, the Existing Notes and the Existing Indentures, the related guarantees, each Intercreditor Confirmation and the Security Documents.

         "Note Obligations" means:

                  (1) the 2014 Notes issued on the Issue Date or the Existing Notes; or

                  (2) notes issued by the Company after the Issue Date that constitute Sharing Eligible Debt and all related exchange notes,

together with the related guarantees and all other Obligations (including all Obligations owing to the trustee under the related indenture) of any Obligor under the Note Documents.

         "Notice of Actionable Default" means a written notice given to the Collateral Trustee by the Required Secured Debtholders or any Secured Debt Representative, stating that an Actionable Default has occurred and is continuing.

         "Obligations" means any principal, interest, premium, fees, indemnifications, reimbursements, expenses, damages and other liabilities payable under the documentation governing any Indebtedness.

         "Obligor" means the Company, the Subsidiary Guarantors and each other Subsidiary of the Company that has granted the Collateral Trustee a Lien upon any property as security for any Note Obligation.

         "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, Assistant Secretary, or any Vice-President of such Person.

         "Officer's Certificate" means a certificate signed on behalf of the Company by an Officer of the Company, who must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of Section 14.05 hereof.

         "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section
14.05 hereof. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

         "Order of Application" has the meaning assigned to it in the Collateral Trust Agreement.

         "Outstanding" has the meaning assigned to it in the Indenture.

         "Parity Secured Debt" means:

                  (1) the Seward Bond Guarantees;

                  (2) the 2014 Notes issued on the Issue Date and the Existing Notes;

                  (3) Credit Agreement Debt outstanding or committed on the Issue Date; and

                  (4) Sharing Eligible Debt that is designated by the Company, in an Officer's Certificate delivered to the Collateral Trustee on or before the date of incurrence of such Indebtedness, as entitled to share Equally and Ratably in the benefits and proceeds of all Liens held by the Collateral Trustee in Shared Collateral.

         As provided in Article 13 hereof, upon the occurrence of the Seward Security Event, the REI Guarantee will cease to constitute Parity Secured Debt.

         "Parity Secured Obligations" means, collectively, the Guarantee Obligations, the Note Obligations, the Credit Agreement Obligations and all Obligations in respect of each other Series of Secured Debt.

         "Paying Agent" has the meaning set forth in the Indenture.

         "PEDFA" means Pennsylvania Economic Development Financing Authority and its successors.

         "Permitted Business" means the business of providing services and products in the energy market and any businesses incidental or reasonably related thereto.

         "Permitted ERCOT Assets" means (1) electric generating assets together with assets related thereto (including any assets related to the operation and fuel supply of such electric generating assets) which assets support REI's and/or its Restricted Subsidiaries' retail business in the State of Texas and
(2) all (but not less than all) of the Capital Stock of any Person that owns solely Permitted ERCOT Assets (whether directly or through one or more wholly owned Subsidiaries) described in clause (1) above.

         "Permitted Investments" means:

                  (1) any Investment in the Company or in a Restricted Subsidiary of the Company;

                  (2) any Investment in Cash Equivalents and, in the case of the Excluded Subsidiaries only, cash equivalents or other liquid investments permitted under any Credit Facility to which it is a party;

                  (3) any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment:

                           (a) such Person becomes a Restricted Subsidiary of the Company; or

                           (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;

                  (4) [Reserved];

                  (5) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale;

                  (6) any acquisition of assets or Capital Stock solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company;

                  (7) any Investments received in compromise or resolution of
         (A) Obligations of trade creditors or customers that were incurred in the ordinary course of business of the Company or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (B) litigation, arbitration or other disputes with Persons who are not Affiliates;

                  (8) Investments represented by Hedging Obligations;

                  (9) loans or advances to employees made in the ordinary course of business up to an aggregate principal amount not to exceed $10.0 million at any one time;

                  (10) any Investment acquired by the Company or any of its Restricted Subsidiaries on account of any claim against, or interest in, any other Person (A) acquired in good faith in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of such other Person or (B) as a result of a bona fide foreclosure by the Company or any of its Restricted Subsidiaries with respect to any claim against any other Person;

                  (11) repurchases of the Bonds or pari passu Indebtedness;

                  (12) any Investment by the Company or a Restricted Subsidiary of the Company in a Securitization Entity or any Investment by a Securitization Entity in any other Person in connection with a Qualified Securitization Transaction;

                  (13) payment of consolidated taxes pursuant to the Tax Sharing Agreement, dated as of October 1, 2002, among the Company and its Subsidiaries named therein, as amended, supplemented or modified from time to time and any other tax allocation agreements among the Company and its Subsidiaries;

                  (14) receivables owing to the Company or a Restricted Subsidiary, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or such Restricted Subsidiary deems reasonable under the circumstances; and

                  (15) other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (15) that are at the time outstanding not to exceed $125.0 million.

         "Permitted Liens" means:

                  (1) Liens held by the Collateral Trustee Equally and Ratably securing all Indebtedness that is Parity Secured Debt and Equally and Ratably securing all other Parity Secured Obligations;

                  (2) Permitted Separate Liens;

                  (3) [Reserved];

                  (4) [Reserved];

                  (5) Liens on assets of REMA and its Subsidiaries securing Indebtedness of REMA and its Subsidiaries permitted to be incurred pursuant to clause (5) of the definition of Permitted Debt, including cash collateral for letters of credit issued thereunder and Liens encumbering assets of REMA and/or any of its Subsidiaries securing obligations under, or in connection with, or which constitute, Qualifying Credit Support (as defined in the participation agreements to which REMA is a party);

                  (6) Liens on assets of the Seward Subsidiary securing Permitted PEDFA Bond Indebtedness incurred by the Seward Subsidiary and that is Non-Recourse to the Company and all of its other Restricted Subsidiaries (other than an unsecured Guarantee, if any, provided by the Company);

                  (7) [Reserved];

                  (8) [Reserved];

                  (9) Liens on assets of a Restricted Subsidiary in existence on the date on which such Person becomes a Restricted Subsidiary; provided that on the date on which such Person becomes a Restricted Subsidiary, after giving effect to the incurrence of such Liens, the Consolidated Senior Leverage Ratio would not exceed 3.0 to 1.0;

                  (10) Liens securing Indebtedness (including Capital Lease Obligations) permitted to be incurred pursuant to clause (11) of the definition of Permitted Debt, covering only the assets acquired with or financed by such Indebtedness;

                  (11) Liens securing obligations under sale leaseback transactions permitted by the provisions of Section 4.16 hereof;

                  (12) Liens in favor of the Company or the Subsidiary
         Guarantors;

                  (13) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

                  (14) Liens imposed by law, such as carriers', warehousemen's, landlord's and mechanics' Liens, in each case, incurred in the ordinary course of business;

                  (15) survey exceptions, encumbrances, easements or reservations, including those for licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines, other utilities, mineral reservations and rights and leases, zoning restrictions and other restrictions as to the use of real property or other exceptions to title that were not incurred in connection with Indebtedness and that
         (A) exist on the Issue Date and are recorded on such date, (B) are permitted under the terms of the Security Documents or the Seward Security Documents or (C) do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

                  (16) Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred under this Guarantee Agreement if such Permitted Refinancing Indebtedness is incurred by the same obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded (except as provided in clause (4) of the definition of Permitted Refinancing Indebtedness); provided, however, that:

                           (a) the new Lien shall be limited to all or part of
                  the same categories of property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof), except, if Permitted PEDFA Bond Indebtedness is Sharing Eligible Debt, it may be secured by Liens held by the Collateral Trustee on the Shared Collateral; and

                           (b) the Indebtedness secured by the new Lien is not
                  increased to any amount greater than the sum of (i) the outstanding principal amount or, if greater, committed amount of the Permitted Refinancing Indebtedness and (ii) an amount necessary to pay any fees and expenses, including premiums, related to such refinancings, refunding, extension, renewal or replacement and (iii) any protective advances with respect to the property and assets that secure such Permitted Refinancing Indebtedness;

                  (17) Liens on assets transferred to a Securitization Entity or on assets of a Securitization Entity, in either case incurred in connection with a Qualified Securitization Transaction;

                  (18) financing statements (including precautionary statements) filed in connection with a Capital Lease Obligation or an operating lease, in each case, not prohibited hereunder; provided that no such financing statement extends to, covers or refers to as collateral, any property or assets of the Company or a Restricted Subsidiary, other than the property or assets which are subject to such Capital Lease Obligation or such operating lease;

                  (19) Liens arising out of or in connection with any judgment that does not constitute an Event of Default or in connection with any litigation or other legal proceeding as to which an appeal to contest or review is timely commenced in good faith by appropriate proceedings and as to which adequate reserves have been established in accordance with GAAP; provided that any right to levy, seizure, attachment, sequestration, foreclosure or garnishment of any property and assets of the Company or a Restricted Subsidiary thereof arising out of or in connection with any such Lien has been and continues to be enjoined or effectively stayed;

                  (20) inchoate statutory Liens arising under ERISA;

                  (21) Liens (A) on cash and short-term investments (i) deposited by the Company or any of its Subsidiaries in margin accounts with or on behalf of futures contract brokers or paid over to other counterparties or (ii) pledged or deposited as collateral to a contract counterparty or issuer of surety bonds by the Company or any of its Subsidiaries, in the case of clause (i) or (ii), to secure obligations with respect to (a) contracts for commercial and trading activities in the ordinary course of business and contracts (including without limitation, physical delivery, option (whether cash or financial), exchange, swap and futures contracts) for the purchase, transmission, distribution, sale, lease or hedge of any energy-related commodity or service or (b) interest rate, commodity price, or currency rate management contracts or derivatives and (B) encumbering assets other than accounts or receivables arising out of contracts or agreements relating to the generation, distribution or transmission of energy; provided that all such agreements or contracts are entered into in the ordinary course of business;

                  (22) Liens arising by virtue of any statutory or common law provision relating to banker's liens, rights of set off or similar rights, contractual rights of setoff or netting arrangements entered into in the ordinary course of business and similar rights with respect to deposit accounts, commodity accounts and/or securities accounts;

                  (23) Liens arising under Section 9.343 of the Texas Uniform Commercial Code or similar statutes of states other than Texas;

                  (24) Liens created under the Security Agreement dated as of March 28, 2003 among Reliant Energy Retail Services, LLC ("RERS"), StarEn Power, LLC ("StarEn") and Reliant Energy Solutions, LLC ("Solutions"), as debtors, and Texas Genco, L.P. as secured party securing up to $250.0 million of obligations owing to Texas Genco, L.P. under the Master Power Purchase and Sale Agreement dated as of October 1, 2002 between Texas Genco, L.P and Solutions, as the same may be amended, amended and restated, supplemented or otherwise modified, renewed or replaced from time to time, and the related Guaranty dated as of October 1, 2002 by Reliant Energy Retail Holdings, LLC, RERS, StarEn and Solutions in favor of Texas Genco, L.P., as the same may be amended, amended and restated, supplemented or otherwise modified, renewed or replaced from time to time, provided that such Liens are subject always to the terms of the Texas Genco Intercreditor Agreement, as such agreement may be amended, amended and restated, supplemented or otherwise modified, renewed or replaced from time to time;

                  (25) pledges and deposits to secure the payment of worker's compensation, unemployment insurance, social security benefits or obligations under similar laws, or to secure the payment or performance of statutory or public obligations (including environmental, municipal and public utility commission obligations and requirements), reimbursement or indemnity obligations arising out of surety, performance, or other similar bonds, and other obligations of a like nature, in each case incurred in the ordinary course of business;

                  (26) [Reserved];

                  (27) Liens granted by a Person in favor of a commercial trading counterparty pursuant to a netting agreement, which Liens encumber rights under agreements that are subject to such netting agreement and which Liens secure such Person's obligations to such counterparty under such netting agreement; provided, that any such agreements and netting agreements are entered into in the ordinary course of business; and provided, further, that the Liens are incurred in the ordinary course of business and when granted, do not secure obligations which are past due;

                  (28) Liens on proceeds from the issuance of Seward Tax-Exempt Bonds or Permitted PEDFA Bond Indebtedness and Liens on Indebtedness of the Company held by a Seward Subsidiary securing the Seward Tax-Exempt Bonds or Permitted PEDFA Bond Indebtedness;

                  (29) Liens on assets of the Excluded Subsidiaries existing on the Issue Date;

                  (30) Liens on assets of REMA and its Subsidiaries created in connection with the sale-leaseback of REMA's interests in the Keystone, Conemaugh and Shawville generating facilities consummated in August 2000;

                  (31) Liens on certain of Reliant Energy Choctaw County, LLC's switchyard equipment at the Choctaw Facility granted to Entergy in connection with an Operating and Maintenance Agreement;

                  (32) Liens created in connection with the indemnity and contribution obligations in favor of underwriters or note purchasers in connection with the Seward Tax-Exempt Bonds;

                  (33) Liens on assets of Reliant Energy Solutions, LLC created in connection with Delivery Order No. DABT39-97-C-4046 dated September 1997 and issued by the Directorate of Contracting, Contract Support Division, Ft. Sill, Oklahoma; and

                  (34) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company securing obligations that do not exceed $25.0 million in the aggregate at any one time outstanding.

         "Permitted PEDFA Bond Indebtedness" means Indebtedness incurred by the Company and/or the Seward Subsidiary and/or guaranteed by the Company and/or the Subsidiary Guarantors (including the Bonds, the obligations of the Seward Subsidiary under the Loan Agreements, and the Seward Bond Guarantees) in tax-exempt industrial development bond financings that are not supported by letters of credit outstanding under the Credit Agreement, the proceeds of which are used:

                  (1) to build the Seward Facility;

                  (2) to reimburse the Company, its Restricted Subsidiaries or the Seward Subsidiary for amounts advanced or incurred, or for Indebtedness incurred to fund such construction costs, prior to the date of incurrence of such Indebtedness; or

                  (3) to refund or defease the Seward Tax-Exempt Bonds or refinance Indebtedness evidenced by or in support of the Seward Tax-Exempt Bonds.

         "Permitted Prior Liens" means (1) Liens described in clauses (9), (10),
(11), (13), (14), (15), (18), (21), (22), (23), (24), (25), (27), (31), (32) and
(33) of the definition of "Permitted Liens," (2) Liens refinancing or replacing any of the Liens contemplated in clause (1) of this definition and (3) Liens that arise by operation of law and are not voluntarily granted, to the extent entitled by law to priority over the security interests created by the Security Documents or the Seward Security Documents, as applicable.

         "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

                  (1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest on the Indebtedness and the amount of all expenses, costs and fees and premiums incurred in connection therewith);

                  (2) except for Permitted PEDFA Bond Indebtedness, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

                  (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Seward Guarantees, such Permitted Refinancing Indebtedness is subordinated in right of payment to, the Seward Guarantees on terms at least as favorable to the holders of Seward Guarantees as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded, as reasonably determined by the Company or such Restricted Subsidiary;

                  (4) such Indebtedness is incurred either by the Company or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded, except that Permitted PEDFA Bond Indebtedness may be (A) incurred by the Company and/or guaranteed by the Company if the assets of the Seward Subsidiary (other than Investments in the Company pledged to secure such Permitted PEDFA Bond Indebtedness and proceeds from the issuance of Permitted PEDFA Bond Indebtedness that secures Permitted PEDFA Bond Indebtedness) remain free of all Liens securing Indebtedness, except Liens held by the Collateral Trustee as security for Secured Obligations or (B) guaranteed by the Company on an unsecured basis if such Indebtedness is otherwise Non-Recourse to the Company and its other Restricted Subsidiaries (other than the Seward Subsidiary ) and is secured solely by Liens on the assets of the Seward Subsidiary and/or the Equity Interests of the Seward Subsidiary ; provided, further, that in the case of Indebtedness of an Excluded Orion Power Subsidiary that is being refinanced, replaced or refunded, such Indebtedness may be incurred at another Excluded Orion Power Subsidiary or at Orion Power Holdings, Inc; and

                  (5) if incurred by the Company, such Indebtedness may be guaranteed by the Subsidiary Guarantors.

         "Permitted Secured PEDFA Bond Indebtedness" means any Permitted PEDFA Bond Indebtedness that is Non-Recourse to the Company and all of its other Restricted Subsidiaries (other than an unsecured Guarantee, if any, provided by the Company); provided that such Indebtedness:

                  (1) must not be subordinated in right of payment or in respect of the application of the proceeds of the Seward Collateral Trustee's Liens on the Seward Collateral to any other Permitted PEDFA Bond Indebtedness (whether or not such other Indebtedness is part of the same series of Indebtedness), except in accordance with the Seward Order of Application;

                  (2) is governed by or guaranteed pursuant to an indenture or agreement that appoints a Seward Secured Debt Representative and includes an intercreditor confirmation; and

                  (3) is secured pursuant to clause (6) of the definition of Permitted Liens.

         "Permitted Separate Liens" means Liens that are granted or maintained by the Company and the Restricted Subsidiaries upon Excluded Property as security for Obligations under Credit Facilities; provided that Permitted Separate Liens on Excluded Securities are limited as follows:

                  (1) Liens that are attached to any Excluded Securities on the Issue Date and were granted by the Security Documents to secure Indebtedness outstanding or committed under the Credit Agreement on the Issue Date and Obligations in respect thereof may be maintained and, at the option of the Company, may also secure Obligations under other Credit Facilities constituting Parity Secured Debt;

                  (2) Liens attaching to other Excluded Securities issued by a Restricted Subsidiary that is a Subsidiary Guarantor may be granted and maintained to secure only Credit Agreement Obligations and, at the option of the Company, Obligations under other Credit Facilities constituting Parity Secured Debt; and

                  (3) Liens attaching to Excluded Securities issued by an Unrestricted Subsidiary may be granted and maintained to secure any Indebtedness of such Unrestricted Subsidiary.

         "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

         "Plant" means the Seward Subsidiary's 520 megawatt waste-coal fired, baseline electric generating plant located in Indiana County, Pennsylvania.

         "Purchase Money Note" means a promissory note of a Securitization Entity evidencing amounts owed to the Company or any Restricted Subsidiary of the Company in connection with a Qualified Securitization Transaction to a Securitization Entity, which note shall be repaid from cash available to the Securitization Entity other than amounts required to be established as reserves pursuant to agreements, amounts paid to investors in respect of interest and principal and amounts paid in connection with the purchase of newly generated receivables or newly acquired equipment.

         "Qualified Securitization Transaction" means any transaction or series of transactions that may be entered into by the Company or any of its Restricted Subsidiaries pursuant to which the Company or any of its Restricted Subsidiaries may sell, convey or otherwise transfer to:

                  (1) a Securitization Entity (in the case of a transfer by the Company or any of its Restricted Subsidiaries); and

                  (2) any other Person (in the case of a transfer by a Securitization Entity), or may grant a security interest in any accounts receivable or equipment (whether now existing or arising or acquired in the future) of the Company or any of its Restricted Subsidiaries, and any assets related thereto, including, without limitation, all collateral securing such accounts receivable and equipment, all contracts and contract rights and all guarantees or other obligations in respect of such accounts receivable and equipment, proceeds of such accounts receivable and equipment and other assets (including contract rights) which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable and equipment.

         "Registrar" has the meaning set forth in the Indenture.

         "REI Guarantee" means the Guarantee of the Series 2001A Bonds by the Company contained in this Guarantee Agreement.

         "REMA" means Reliant Energy Mid-Atlantic Power Holdings, LLC.

         "REMA Lease" means, collectively, the obligations of REMA as facility lessee under the Facility Lease Agreements, each dated as of August 24, 2000 and each between REMA and, respectively, Conemaugh Lessor Genco, LLC, Keystone Lessor Genco, LLC, and Shawville Lessor Genco, LLC, and under the related participation agreements and other documents executed in connection therewith, in each case, as amended through the Issue Date.

         "Required Lenders" means, at any time in respect of any action or matter, (1) the number or percentage of holders of Credit Agreement Obligations whose consent is required under the Credit Agreement to take such action or bind the holders of Credit Agreement Obligations to such matter or (2) the Credit Agreement Agent acting upon authorization under the Credit Agreement or under the authorization or consent of the number or percentage of holders referred to in clause (1).

         "Required Secured Debtholders" means, at any time, the holders of a majority in aggregate outstanding principal amount of all Secured Debt then outstanding and unfunded letters of credit or credit commitments which, if funded, would constitute outstanding Secured Debt, voting together as a single class. For this purpose only, Secured Debt registered in the name of, or beneficially owned by, the Company or any of its Subsidiaries shall be deemed not to be outstanding.

         "Restricted Investment" means an Investment other than a Permitted Investment.

         "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

         "S&P" means Standard & Poor's Ratings Group.

         "SEC" means the Securities and Exchange Commission.

         "Secured Debt" means the Parity Secured Debt.

         "Secured Debt Documents" means, collectively, the Credit Agreement Documents, the Note Documents and the indentures, guarantee agreements or agreements governing each other Series of Secured Debt and all agreements binding on any obligor related thereto.

         "Secured Debt Representative" means:

                  (1) in the case of the 2014 Notes, the applicable trustee;

                  (2) in the case of the Existing Notes, the applicable trustee;

                  (3) in the case of Credit Agreement Debt, the Credit Agreement Agent;

                  (4) in the case of any other Series of Secured Debt, the trustee, agent or representative of the holders of such Series of Secured Debt who maintains, or on whose behalf is maintained, the transfer register for or who acts as administrative agent for such Series of Secured Debt and is appointed as Secured Debt Representative (for purposes related to the administration of the Security Documents) pursuant to the indenture or agreement governing such Series of Secured Debt; or

                  (5) in the case of the Seward Bond Guarantees, the trustees under the applicable indentures governing the Bonds.

         "Secured Obligations" means the Parity Secured Obligations.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Securitization Entity" means RE Retail Receivables, LLC, and any Person in which the Company or any Restricted Subsidiary of the Company makes an Investment and to which the Company or any Restricted Subsidiary of the Company transfers accounts receivable or equipment (and related assets, including contract rights) which engages in no activities other than in connection with the financing, sale, or purchase of accounts receivable or equipment or related assets (including contract rights) and which is designated by the Board of Directors of the Company (as provided below) as a Securitization Entity:

                  (1) no portion of the Indebtedness or any other Obligations (contingent or otherwise) of which:

                           (a) is guaranteed by the Company or any Restricted
                  Subsidiary of the Company (excluding guarantees of Obligations (other than the principal of, and interest on, Indebtedness)) pursuant to Standard Securitization Undertakings;

                           (b) is recourse to or obligates the Company or any
                  Restricted Subsidiary of the Company in any way other than pursuant to Standard Securitization Undertakings; or

                           (c) subjects any property or asset of the Company or
                  any Restricted Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;

                  (2) with which neither the Company nor any Restricted Subsidiary of the Company has any material contract, agreement, arrangement or understanding (except in connection with a Purchase Money Note or Qualified Securitization Transaction) other than on terms no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company, as determined by the Company, other than amounts payable in the ordinary course of business in connection with servicing receivables and other assets of such entity; and

                  (3) to which neither the Company nor any Restricted Subsidiary of the Company has any obligation to maintain or preserve such entity's financial condition or cause such entity to achieve certain levels of operating results.

         Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution of the Company giving effect to such designation and an Officer's Certificate certifying that such designation complied with the foregoing conditions.

         "Security Documents" means the Collateral Trust Agreement, and all security agreements, pledge agreements, control agreements, collateral assignments, mortgages, deed of trust or other grants or transfers for security or agreements related thereto executed and delivered by the Company or any Subsidiary Guarantor creating (or purporting to create) a Lien upon Collateral in favor of the Collateral Trustee to secure Secured Obligations, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time.

         "Separate Cash Deposits" means cash collateral deposits required by the Credit Agreement to secure letter of credit exposure after default or to provide for mandatory prepayments after outstanding loans are repaid.

         "Separate Collateral" means Capital Stock of Subsidiaries and intercompany notes that satisfy the requirements of the defined term "Excluded Securities."

         "Series 2001A Bonds" means PEDFA's Exempt Facilities Development Revenue Bonds (Reliant Energy Seward, LLC Project), Series 2001A, in the aggregate principal amount of $150,000,000.

         "Series 2002A Bonds" means PEDFA's Exempt Facilities Development Revenue Bonds (Reliant Energy Seward, LLC Project), Series 2002A, in the aggregate principal amount of $75,000,000.

         "Series 2002B Bonds" means PEDFA's Exempt Facilities Development Revenue Bonds (Reliant Energy Seward, LLC Project), Series 2002B, in the aggregate principal amount of $75,000,000.

         "Series 2003A Bonds" means PEDFA's Exempt Facilities Development Revenue Bonds (Reliant Energy Seward, LLC Project), Series 2003A, in the aggregate principal amount of $100,000,000.

         "Series 2004A Bonds" means PEDFA's Exempt Facilities Development Revenue Bonds (Reliant Energy Seward, LLC Project), Series 2004A, in the aggregate principal amount of $100,000,000.

         "Series of Bonds" means, severally, each of the Series 2001A Bonds, the Series 2002A Bonds, the Series 2002B Bonds, the Series 2003A Bonds and the Series 2004A Bonds.

         "Series of Secured Debt" means, severally, the 2014 Notes, the Existing 2010 Notes, the Existing 2013 Notes, the Seward Bond Guarantees, the Credit Agreement Debt and each other issue or series of Parity Secured Debt.

         "Seward Bond Guarantees" means, collectively, the Seward Guarantees, the 2002A Seward Guarantees, the 2002B Seward Guarantees, the 2003A Seward Guarantees and the 2004A Seward Guarantees.

         "Seward Collateral Trust Agreement" means the Collateral Trust Agreement, dated as of December 1, 2004, executed and delivered by the Seward Subsidiary and the Seward Collateral Trustee, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time.

         "Seward Collateral Trustee" means J.P. Morgan Trust Company, National Association, or one of its affiliates, in its capacity as Seward Collateral Trustee under the Seward Collateral Trust Agreement, together with its successors in such capacity.

         "Seward Facility" means the 520 MW coal facility and related assets owned by the Seward Subsidiary, or its successors, and located, or to be located, in New Florence, Indiana County, Pennsylvania.

         "Seward Guarantee Obligations" means the Seward Guarantees and all Obligations in respect thereof under this Guarantee Agreement, the Security Documents and, after the occurrence of the Seward Security Event, the Seward Security Documents.

         "Seward Guarantees" means, collectively, the REI Guarantee and the Subsidiary Guarantees.

         "Seward Order of Application" has the meaning assigned to the term "Order of Application" in the Seward Collateral Trust Agreement.

         "Seward Secured Debt Representative" means:

                  (1) in the case of the Seward Bond Guarantees, the trustees under the applicable indentures governing the Bonds; and

                  (2) in the case of any other series of Permitted Secured PEDFA Bond Indebtedness, the trustee, agent or representative of the holders of such series of Permitted Secured PEDFA Bond Indebtedness who maintains, or on whose behalf is maintained, the transfer register for or who acts as administrative agent for such series of Permitted Secured PEDFA Bond Indebtedness and is appointed as Seward Secured Debt Representative (for purposes related to the administration of the Seward Security Documents) pursuant to the indentures or agreement governing such series of Permitted Secured PEDFA Bond Indebtedness.

         "Seward Security Documents" means the Seward Collateral Trust Agreement, and all security agreements, mortgages, deed of trust or other grants or transfers for security or agreements related thereto executed and delivered by the Seward Subsidiary creating (or purporting to create) a Lien upon the Seward Collateral in favor of the Seward Collateral Trustee to secure the Bonds and all other Permitted Secured PEDFA Bond Indebtedness, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time.

         "Seward Subsidiary" means Reliant Energy Seward, LLC, a Delaware limited liability company.

         "Seward Tax-Exempt Bonds" means (1) the Pennsylvania Economic Development Financing Authority Exempt Facilities Revenue Bonds (Reliant Energy Seward, LLC Project), Series 2001A, in the original aggregate principal amount of $150,000,000, (2) the Pennsylvania Economic Development Financing Authority Exempt Facilities Revenue Bonds (Reliant Energy Seward, LLC Project), Series 2002A, in the original aggregate principal amount of $75,000,000, (3) the Pennsylvania Economic Development Financing Authority Exempt Facilities Revenue Bonds (Reliant Energy Seward, LLC Project), Series 2002B, in the original aggregate principal amount of $75,000,000, (4) the Pennsylvania Economic Development Financing Authority Exempt Facilities Revenue Bonds (Reliant Energy Seward, LLC Project), Series 2003A, in the original aggregate principal amount of $100,000,000 and (5) any bonds issued by PEDFA on or after the Issue Date as permitted under the Credit Agreement as in effect on the Issue Date and supported by letters of credit outstanding under the Credit Agreement.

         "Sharing Eligible Debt" means:

                  (1) Indebtedness incurred pursuant to clause (1) of the definition of Permitted Debt;

                  (2) Indebtedness incurred under clause (21) of the definition of Permitted Debt;

                  (3) the Existing Notes and the 2014 Notes issued on the Issue Date;

                  (4) Permitted Refinancing Indebtedness incurred by the Company or, if it constitutes Permitted PEDFA Bond Indebtedness, Indebtedness incurred by the Company and/or the Seward Subsidiary and/or guaranteed by the Company and/or the Subsidiary Guarantors, the net proceeds of which are used to refinance, extend, renew, replace, defease or refund Indebtedness evidenced by or in support of the Seward Tax-Exempt Bonds; provided, that, in the case of Permitted PEDFA Bond Indebtedness, the assets of the Seward Subsidiary (other than Investments in the Company pledged to secure such Permitted PEDFA Bond Indebtedness and proceeds from the issuance of Permitted PEDFA Bond Indebtedness that secures Permitted PEDFA Bond Indebtedness) shall remain free of all Liens securing Indebtedness, except Permitted Prior Liens and Liens held by the Collateral Trustee as security for the Parity Secured Debt;

                  (5) [Reserved];

                  (6) [Reserved];

                  (7) Permitted Refinancing Indebtedness, the net proceeds of which are used to refinance Parity Secured Debt; and

                  (8) any other Indebtedness incurred by the Company if (A) when it was incurred, the incurrence of such Indebtedness by the Company was permitted by this Guarantee Agreement and (B) on the day such Indebtedness was incurred, after giving effect to such incurrence and the application of the proceeds from, and the creation of Liens to secure, such Indebtedness, the Consolidated Senior Leverage Ratio was not greater than 3.0 to 1.0;

provided that each category of Indebtedness described above:

                  (1) must be guaranteed by any of the Restricted Subsidiaries that, on the date of incurrence of such Indebtedness, is obligated as a Subsidiary Guarantor under a Subsidiary Guarantee of the REI Guarantee;

                  (2) must not be subordinated in right of payment or in respect of the application of the proceeds of the Collateral Trustee's Liens on the Collateral to any other Indebtedness of the Company or any Subsidiary Guarantor (whether or not such other Indebtedness is part of the same series of Indebtedness), except in accordance with the Order of Application; and

                  (3) is governed by an indenture or agreement that appoints a Secured Debt Representative and includes an Intercreditor Confirmation.

         "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation was in effect on July 1, 2003; provided that clause (3) of such definition will be disregarded.

         "Specified Junior Securities" means subordinated debt securities issued by the Company that:

                  (1) are subordinated in right of payment in full to the REI Guarantee;

                  (2) have a final maturity date occurring at least 91 days after the final maturity date of the Series 2001A Bonds and have a Weighted Average Life to Maturity at least 91 days longer than the Weighted Average Life to Maturity of the Series 2001A Bonds;

                  (3) are not guaranteed by any Subsidiary of the Company except for any guarantee by a Subsidiary Guarantor that is contractually subordinated in right of payment to the prior payment in full in cash to the Subsidiary Guarantees; and

                  (4) are not convertible into any other securities except Equity Interests of the Company (other than Disqualified Stock).

         "Standard Securitization Undertakings" means representations, warranties, covenants and indemnities entered into by the Company or any Subsidiary of the Company, which are substantially similar to those in existence on the Issue Date or are otherwise reasonably customary in an accounts receivable or equipment securitization transaction, in each case, as determined by the Company.

         "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the Issue Date, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

         "Subsidiary" means, with respect to any specified Person:

                  (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders' agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

                  (2) any partnership (A) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (B) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

         "Subsidiary Guarantee" means the Guarantee by each Subsidiary Guarantor contained in this Guarantee Agreement of the Company's payment Obligations under this Guarantee Agreement and the REI Guarantee.

         "Subsidiary Guarantors" means each of:

                  (1) the entities listed on Schedule I hereto; and

                  (2) any other Restricted Subsidiary of the Company that executes a supplemental guarantee agreement in accordance with the provisions of this Guarantee Agreement,

and their respective successors and assigns.

         "Texas Genco" means Texas Genco Holdings, Inc., a Texas corporation and a 100% owner of Texas Genco, LP, a Texas limited partnership.

         "Texas Genco Intercreditor Agreement" means the Intercreditor Agreement dated as of July 1, 2003 among Texas Genco, L.P., Bank of America, N.A. and the Collateral Trustee.

         "Trustee" means the party named as such in the preamble to this Guarantee Agreement until a successor replaces it in accordance with the applicable provisions of the Indenture and thereafter means the successor serving thereunder.

         "Unrestricted Subsidiary" means (i) RE Retail Receivables, LLC, but only to the extent that it continues to be a Securitization Entity, and (ii) any Subsidiary of the Company or any successor to any of them that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary:

                  (1) has no Indebtedness other than Indebtedness that is Non-Recourse to the Company and its Restricted Subsidiaries;

                  (2) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; and

                  (3) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (A) to subscribe for additional Equity Interests or (B) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results.

         Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officer's Certificate certifying that such designation complied with the preceding conditions and was permitted by the provisions of Section 4.07 hereof. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Guarantee Agreement and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the provisions of Section 4.09 hereof, the Company shall be in default of such Section. The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (1) such Indebtedness is permitted to be incurred under the provisions of Section 4.09 hereof, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

         "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

         "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

                  (1) the sum of the products obtained by multiplying (A) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (B) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

                  (2) the then outstanding principal amount of such Indebtedness.

Section 1.02 Other Definitions.

                                                                                        Defined in
Term                                                                                      Section
----                                                                                     -------
"Affiliate Transaction".........................................................           4.11
"Change of Control Offer".......................................................           4.15
"Change of Control Payment".....................................................           4.15
"Change of Control Payment Date"................................................           4.15
"Event of Default"..............................................................           6.01
"incur".........................................................................           4.09
"Indemnitee"....................................................................          10.07
"Permitted Debt"................................................................           4.09
"Restricted Payments"...........................................................           4.07
"Seward Collateral" ............................................................          13.02
"Seward Security Event" ........................................................          13.01
"Shared Collateral".............................................................          10.02
"Termination Date"..............................................................           4.23

Section 1.03 Definition of "Obligor."

         "obligor" on the Seward Guarantees means the Company and the Subsidiary Guarantors, respectively, and any successor obligor upon the REI Guarantee and the Subsidiary Guarantees, respectively.

Section 1.04 Rules of Construction.

         Unless the context otherwise requires:

                  (1) a term has the meaning assigned to it;

                  (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                  (3) "or" is not exclusive;

                  (4) words in the singular include the plural, and in the plural include the singular;

                  (5) "will" shall be interpreted to express a command;

                  (6) provisions apply to successive events and transactions;
         and

                  (7) references to sections of or rules under the Securities Act will be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

                                   ARTICLE 2.
                             DESIGNATED SENIOR DEBT

Section 2.01    Reserved.

Section 2.02    Reserved.

Section 2.03    Reserved.

Section 2.04    Reserved.

Section 2.05    Reserved.

Section 2.06    Reserved.

Section 2.07    Reserved.

Section 2.08    Reserved.

Section 2.09    Reserved.

Section 2.10    Reserved.

Section 2.11    Reserved.

Section 2.12    Reserved.

Section 2.13    Reserved.

Section 2.14    Designated Senior Debt.

         For purposes of the Existing Convertible Notes Indenture, the REI Guarantee issued under this Guarantee Agreement will be deemed to be "Designated Senior Debt," as such term is defined in the Existing Convertible Notes Indenture.

Section 2.15 Reserved.

                                   ARTICLE 3.
                                  REI GUARANTEE

Section 3.01 Guarantee.

         (a) Subject to this Article 3, the Company hereby unconditionally guarantees to each Holder of a Series 2001A Bond and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Guarantee Agreement, the Indenture, the Series 2001A Bonds or the obligations of the Company hereunder or thereunder, that:

                  (1) the principal of, and premium, if any, and interest on the Series 2001A Bonds shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise;

                  (2) the purchase price of the Series 2001A Bonds payable pursuant to Section 2.02 of the Indenture shall be promptly paid when due; and

                  (3) in case of any extension of time of payment or renewal of any Series 2001A Bonds or any of such other obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

         Failing payment when due of any amount so guaranteed for whatever reason, the Company will obligated to pay the same immediately. The Company agrees that this is a guarantee of payment and not a guarantee of collection.

         (b) The Company hereby agrees that its obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Series 2001A Bonds, the Indenture or this Guarantee Agreement, the absence of any action to enforce the same, any waiver or consent by any Holder of the Series 2001A Bonds with respect to any provisions hereof or thereof, the recovery of any judgment against PEDFA or the Seward Subsidiary, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. The Company hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of PEDFA or the Seward Subsidiary, any right to require a proceeding first against PEDFA or the Seward Subsidiary, protest, notice and all demands whatsoever and covenants that the REI Guarantee will not be discharged except by complete performance of the payment obligations contained in Section 3.01(a).

         (c) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Subsidiary Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Subsidiary Guarantors, any amount paid by either to the Trustee or such Holder, the REI Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

         (d) The Company agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. The Company further agrees that, as between the Company, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in the Indenture for the purposes of the REI Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in the Indenture, such obligations (whether or not due and payable) will forthwith become due and payable by the Company for the purpose of the REI Guarantee. The Company will have the right to seek contribution from any non-paying Subsidiary Guarantor so long as the exercise of such right does not impair the rights of the Holders under the REI Guarantee.

Section 3.02 Limitation on Liability.

         The Company, and by its acceptance of Series 2001A Bonds, each Holder, hereby confirms that it is the intention of all such parties that the REI Guarantee of the Company not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any REI Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Company hereby irrevocably agree that the obligations of the Company will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of the Company that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any Subsidiary Guarantor in respect of the obligations of such Subsidiary Guarantor under Article 12 of this Guarantee Agreement, result in the obligations of the Company under its REI Guarantee not constituting a fraudulent transfer or conveyance.

Section 3.03 Execution and Delivery of Guarantee Agreement.

         To evidence its REI Guarantee set forth in Section 3.01, the Company hereby agrees that this Guarantee Agreement shall be executed on behalf of the Company by one of its Officers.

Section 3.04 Releases.

         (a) The REI Guarantee of the Company shall be released with respect to the Series 2001A Bonds automatically upon satisfaction and discharge or defeasance of the Series 2001A Bonds pursuant to the Indenture.

         (b) Upon delivery by the Company to the Trustee of an Officer's Certificate and an Opinion of Counsel to the effect that the action or event giving rise to the release of the REI Guarantee pursuant to Section 3.04(a) has occurred or was made by the Company in accordance with the provisions of this Guarantee Agreement, the Trustee shall execute any documents reasonably required in order to evidence the release of the Company from its obligations under the REI Guarantee.

                                   ARTICLE 4.
                                    COVENANTS

Section 4.01 Reserved.

Section 4.02 Reserved.

Section 4.03 Reports.

         (a) Whether or not required by the SEC's rules and regulations, so long as any Series 2001A Bonds are outstanding, the Company shall furnish to Holders, within the time periods specified in the SEC's rules and regulations:

                  (1) all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if the Company were required to file such reports; and

                  (2) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports.

         All such reports shall be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. Each annual report on Form 10-K will include a report on the Company's consolidated financial statements by the Company's certified independent accountants. In addition, the Company shall file a copy of each of the reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the rules and regulations applicable to such reports (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon reasonable request.

         If, at any time, the Company is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, the Company shall nevertheless continue filing the reports specified in clauses (1) and (2) of this Section 4.03(a) with the SEC within the time periods specified above unless the SEC will not accept such a filing. The Company agrees that it shall not take any action for the purpose of causing the SEC not to accept any such filings. If, notwithstanding the foregoing, the SEC will not accept the Company's filings for any reason, the Company shall post the reports referred to in the preceding paragraph on its website within the time periods that would apply if the Company were required to file those reports with the SEC.

         (b) Reserved.

Section 4.04 Compliance Certificate.

         (a) The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officer's Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Guarantee Agreement and the Security Documents, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Guarantee Agreement and the Security Documents and is not in default in the performance or observance of any of the terms, provisions and conditions of this Guarantee Agreement or the Security Documents (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments pursuant to Section 3.01 of this Guarantee Agreement are prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto. The Company's fiscal year ends December 31st.

         (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03(a) above shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article 4 or Article 5 hereof in so far as such provisions relate to financial and accounting matters or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

         (c) So long as any of the Series 2001A Bonds are outstanding, the Company shall deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officer's Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 4.05 Taxes.

         The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders.

Section 4.06 Stay, Extension and Usury Laws.

         The Company and each of the Subsidiary Guarantors covenants (to the extent that it may lawfully do so) that they shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Guarantee Agreement; and the Company and each of the Subsidiary Guarantors (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and covenant that they shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07 Restricted Payments.

         (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

                  (1) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or to the Company or a Restricted Subsidiary of the Company);

                  (2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company;

                  (3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of the Company or of any Subsidiary Guarantor that is contractually subordinated to the REI Guarantee or any Subsidiary Guarantee (excluding any intercompany Indebtedness, intercompany receivables or intercompany advances between or among any of the Company and any of its Restricted Subsidiaries and Permitted PEDFA Bond Indebtedness), except a payment of interest or principal at the Stated Maturity thereof; or

                  (4) make any Restricted Investment (all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as "Restricted Payments"),

unless, at the time of and after giving effect to such Restricted Payment:

                  (1) no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment; and

                  (2) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional

         Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) hereof; and

                  (3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after July 1, 2003 (excluding Restricted Payments permitted by clauses (2) through (12) of paragraph (b) below), is less than the sum, without duplication, of:

                           (A) 50% of the Consolidated Net Income of the Company
                  for the period (taken as one accounting period) from the beginning of the first full fiscal quarter since July 1, 2003 to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

                           (B) 100% of the aggregate net cash proceeds received
                  by the Company since July 1, 2003 as a contribution to its common equity capital or surplus or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Company that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of the Company), plus

                           (C) to the extent that any Restricted Investment that
                  was made after July 1, 2003 is sold for cash or otherwise liquidated or repaid for cash, the lesser of (i) the cash return with respect to such Restricted Investment (less the cost of disposition, if any) and (ii) the initial amount of such Restricted Investment, plus

                           (D) 50% of any cash received by the Company or a
                  Restricted Subsidiary of the Company after July 1, 2003 from an Unrestricted Subsidiary of the Company, to the extent that such cash was not otherwise included in Consolidated Net Income of the Company for such period and did not result in an increase in the amount available for future Permitted Investments, plus

                           (E) to the extent that any Unrestricted Subsidiary of
                  the Company is redesignated as a Restricted Subsidiary after July 1, 2003, the Fair Market Value of the Company's Investment in such Subsidiary as of the date of such redesignation.

         (b) The provisions of Section 4.07(a) hereof shall not prohibit:

                  (1) the payment of any dividend within 60 days after the date of declaration of the dividend, if at the date of declaration the dividend payment would have complied with the provisions of this Guarantee Agreement;

                  (2) so long as no Default has occurred and is continuing or would be caused thereby, the making of any Restricted Payment in exchange for, or out of the net cash proceeds of, the substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock) or of the substantially concurrent contribution of common equity capital or surplus to the Company, provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (3)(B) of Section 4.07(a) hereof;

                  (3) the defeasance, redemption, repurchase or other acquisition of Indebtedness of the Company or any Subsidiary Guarantor that is subordinated to the REI Guarantee or to any Subsidiary Guarantee with the net cash proceeds from a substantially concurrent incurrence of Permitted Refinancing Indebtedness;

                  (4) the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution) by a Restricted Subsidiary of the Company to the holders of its Equity Interests on a pro rata basis;

                  (5) so long as no Default has occurred and is continuing or would be caused thereby, (A) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company in connection with any management equity subscription agreement, stock option agreement, shareholders' agreement, severance agreement, employee benefit plan or agreement or similar agreement or (B) the repurchase for value of any Equity Interests of the Company in the open market to satisfy stock options issued by the Company that are outstanding; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests after the Issue Date may not exceed $25.0 million in any calendar year (or the pro rata portion thereof for the calendar year 2004);

                  (6) the repurchase of Equity Interests deemed to occur upon the exercise of stock options to the extent such Equity Interests represent a portion of the exercise price of those stock options;

                  (7) the purchase by the Company of fractional shares upon conversion of any securities of the Company into Equity Interests of the Company;

                  (8) the declaration and payment of dividends (A) to holders of any class or series of Disqualified Stock of the Company or any Restricted Subsidiary of the Company issued on or after the Issue Date in accordance with the Fixed Charge Coverage test set forth in Section 4.09(a) hereof;

                  (9) upon the occurrence of a Change of Control and after the completion of the offer to repurchase the Series 2001A Bonds pursuant to the provisions of Section 4.15 hereof (including the purchase of all Series 2001A Bonds tendered), any purchase, defeasance, retirement, redemption or other acquisition of Capital Stock or Indebtedness that is contractually subordinated to the REI Guarantee or any Subsidiary Guarantee required under the terms of such Capital Stock or Indebtedness as a result of such Change of Control;

                  (10) the transactions with any Person (including any Affiliate of the Company) set forth in clauses (1) and (4) of Section 4.11(b) hereof and the funding of any obligations in connection therewith;

                  (11) the issuance of Equity Interests of the Company (other than Disqualified Stock) for other Equity Interests of the Company in connection with any rights offering and payments for the redemption of fractional shares in connection with any rights offering; and

                  (12) so long as no Default has occurred and is continuing or would be caused thereby, additional Restricted Payments in an aggregate amount not to exceed $100.0 million since July 1, 2003.

         The amount of all Restricted Payments (other than cash) shall be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment.

         For purposes of determining compliance with this Section 4.07, in the event that a Restricted Payment meets the criteria of more than one of the types of Restricted Payments described in the above clauses, the Company, in its sole discretion, may order and classify, and from time to time may reorder and reclassify, such Restricted Payment if it would have been permitted at the time such Restricted Payment was made and at the time of any such reclassification.

Section 4.08 Dividend and Other Payment Restrictions Affecting Subsidiaries.

         (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

                  (1) pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to the Company or any of its Restricted Subsidiaries;

                  (2) make loans or advances to the Company or any of its Restricted Subsidiaries; or

                  (3) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

         (b) The restrictions in Section 4.08(a) hereof shall not apply to encumbrances or restrictions existing under or by reason of:

                  (1) agreements as in effect on the Issue Date and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those agreements, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the Issue Date as reasonably determined by the Company or such Restricted Subsidiary;

                  (2) the Seward Bond Guarantees, the 2014 Notes Indenture, the 2014 Notes and the 2014 Note Guarantees;

                  (3) applicable law, rule, regulation or order;

                  (4) [Reserved];

                  (5) Indebtedness incurred by REMA pursuant to clause (4) of
         Section 4.09(b) hereof;

                  (6) Indebtedness incurred by the Seward Subsidiary consisting of Permitted PEDFA Bond Indebtedness or Indebtedness evidenced by or in support of the Seward Tax-Exempt Bonds pursuant to clause (5) of
         Section 4.09(b) hereof;

                  (7) [Reserved];

                  (8) [Reserved];

                  (9) customary non-assignment provisions in contracts, agreements, leases, permits and licenses entered into or issued in the ordinary course of business;

                  (10) purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions on the property purchased or leased of the nature described in clause (3) of Section 4.08(a) hereof;

                  (11) any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending the sale or other disposition;

                  (12) Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced, as reasonably determined by the Company or such Restricted Subsidiary;

                  (13) Permitted Liens that limit the right of the debtor to dispose of the assets subject to such Liens;

                  (14) provisions limiting or prohibiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements entered into (i) in the ordinary course of business or (ii) with the approval of the Company's or the Restricted Subsidiary's Board of Directors or chief financial officer, which limitation or prohibition is applicable only to the assets that are the subject of such agreements;

                  (15) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

                  (16) any Purchase Money Note or other Indebtedness or any contractual requirements of a Securitization Entity in connection with a Qualified Securitization Transaction; provided that such restrictions apply only to such Securitization Entity;

                  (17) restrictions or conditions contained in any trading, netting, operating, construction, service, supply, purchase, sale or similar agreement to which the Company or any Restricted Subsidiary of the Company is a party entered into in the ordinary course of business; provided that such agreement prohibits the encumbrance of solely the property or assets of the Company or such Restricted Subsidiary that are the subject of such agreement, the payment rights arising thereunder and/or the proceeds thereof and not to any other asset or property of the Company or such Restricted Subsidiary or the assets or property of any other Restricted Subsidiary;

                  (18) Indebtedness of a Restricted Subsidiary of the Company existing at the time it became a Restricted Subsidiary if such restriction was not created in connection with or in anticipation of the transaction or series of transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company; and

                  (19) with respect to clause (3) of Section 4.08(a) hereof only, restrictions encumbering property at the time such property was acquired by the Company or any of its Restricted Subsidiaries, so long as such restrictions relate solely to the property so acquired and were not created in connection with or in anticipation of such acquisition.

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Section 4.09 Incurrence of Indebtedness and Issuance of Preferred Stock.

         (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired
Debt), and the Company shall not issue any Disqualified Stock and shall not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Company may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and the Subsidiary Guarantors may incur Indebtedness (including Acquired Debt) or issue preferred stock, if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or preferred stock is issued would have been at least
2.0 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock or preferred stock had been issued, as the case may be, at the beginning of such four-quarter period.

                  (b) The provisions of Section 4.09(a) will not prohibit the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

                           (1) the incurrence (A) by the Company and the
                  guarantee by the Subsidiary Guarantors of additional Indebtedness and letters of credit under Credit Facilities and
                  (B) by Securitization Entities of Indebtedness in Qualified Securitization Transactions in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder), including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (1), not to exceed the greater of:

                                    (a) $3.0 billion; or

                                    (b) $3.73 billion less the sum, without
                                    duplication, of:

                                             (i) the aggregate amount of all
                                    repayments, optional or mandatory, of the principal of any term Indebtedness under a Credit Facility (other than repayments under Credit Facilities of Excluded Subsidiaries, REMA and its Subsidiaries or the Seward Subsidiary ) that have been made by the Company or any of its Restricted Subsidiaries since the Issue Date;

                                             (ii) the aggregate amount, without
                                    duplication, of all commitment reductions with respect to any revolving credit borrowings under a Credit Facility that have been made by the Company or any of its Restricted Subsidiaries (other than Credit Facilities of Excluded Subsidiaries, REMA and its Subsidiaries or the Seward Subsidiary) since the Issue Date; and

                                             (iii) the aggregate principal
                                    amount of Indebtedness incurred pursuant to clause (5) of this Section 4.09(b) (including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to such clause (5)) that is at the time outstanding;

                  (2) [Reserved];

                  (3) [Reserved];

                  (4) the incurrence by REMA and its Subsidiaries of additional Indebtedness and letters of credit under Credit Facilities of REMA or any of its Subsidiaries in an aggregate principal amount at any one time outstanding under this clause (4) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of REMA and its Subsidiaries thereunder), including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (4), not to exceed $60.0 million;

                  (5) the incurrence by the Company and/or the Seward Subsidiary of (A) Permitted PEDFA Bond Indebtedness (including the Bonds) and/or the guarantee thereof by the Company and/or the Subsidiary Guarantors (including the Seward Bond Guarantees) or (B) Indebtedness evidenced by or in support of the Seward Tax-Exempt Bonds, in an aggregate principal amount at any one time outstanding under this clause (5), including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (5), without duplication, not to exceed $600.0 million less the aggregate amount of all repayments, optional or mandatory, of the principal of any Indebtedness incurred pursuant to this clause (5) that have been made by the Company and/or the Subsidiary Guarantors and/or the Seward Subsidiary since the Issue Date;

                  (6) [Reserved];

                  (7) [Reserved];

                  (8) the issuance of Specified Junior Securities by the Company, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (8); provided that at least 50% of the net proceeds of such issuance (other than proceeds that are used by the Company or any Subsidiary Guarantor to acquire Permitted ERCOT Assets) are applied to the repayment of term Indebtedness under the Company's Credit Facilities; provided, further, that if there is any change in the terms of such Specified Junior Securities that results in such securities no longer meeting all of the requirements of the definition of "Specified Junior Securities," then such change will be deemed to constitute an incurrence of Indebtedness by the Company that was not permitted by this clause (8);

                  (9) the incurrence by the Company and its Restricted Subsidiaries of the Existing Indebtedness, including the Existing Convertible Notes, the Existing Notes, Reliant Energy Channelview's Indebtedness, Orion Power Holdings, Inc.'s Senior Notes due 2010 and Indebtedness under the REMA Lease, and including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (9);

                  (10) the incurrence by the Company and the Subsidiary Guarantors of Indebtedness represented by the 2014 Notes and the related 2014 Note Guarantees issued on the Issue Date and the incurrence by any Restricted Subsidiary of the Company of any other 2014 Note Guarantee of the 2014 Notes, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (10);

                  (11) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation or improvement of property, plant or equipment used in the business of the Company or any of its Restricted Subsidiaries, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause
         (11), not to exceed $100.0 million at any one time outstanding;

                  (12) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted to be incurred under Section 4.09(a) hereof or clauses (1), (4), (5),
         (8), (9), (10), (11), (12) or (21) of this Section 4.09(b);

                  (13) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that:

                  (a) if the Company or any Subsidiary Guarantor is the obligor on such Indebtedness and (i) the payee is not the Company or a Subsidiary Guarantor or (ii) such Indebtedness constitutes Excluded Securities, such Indebtedness (except Permitted PEDFA Bond Indebtedness) must be expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to the REI Guarantee, in the case of the Company, or the Subsidiary Guarantee, in the case of a Subsidiary Guarantor; and

                  (b) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary of the Company and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary of the Company (except transfers to the Collateral Trustee to secure Secured Obligations) shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause
(13);

                  (14) the incurrence by any Subsidiary Guarantor of any Guarantee of Parity Secured Debt or any other Obligation that guarantees, secures or supports, Equally and Ratably, all of the Parity Secured Debt and Parity Secured Obligations;

                  (15) the issuance by any of the Company's Restricted Subsidiaries to the Company or to any of its Restricted Subsidiaries of shares of preferred stock; provided, however, that:

                        (a) any subsequent issuance or transfer of Equity Interests that results in any such preferred stock being held by a Person other than the Company or a Restricted Subsidiary of the Company; and

                        (b) any sale or other transfer of any such preferred stock to a Person that is not either the Company or a Restricted Subsidiary of the Company,

shall be deemed, in each case, to constitute an issuance of such preferred stock by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (15);

                  (16) the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations in the ordinary course of business and not for speculative purposes;

                  (17) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness in respect of workers' compensation claims, self-insurance obligations, bankers' acceptances, performance and surety bonds provided by the Company or a Restricted Subsidiary in the ordinary course of business;

                  (18) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five business days;

                  (19) the incurrence of Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or Equity Interests of a Subsidiary; provided that the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds (including non-cash proceeds) actually received by the Company and/or such Restricted Subsidiary in connection with such disposition;

                  (20) the Guarantee by the Company or any Subsidiary Guarantor of Indebtedness that was permitted to be incurred by Section 4.09(a) hereof or clauses (8), (11) or (21) of this Section 4.09(b); and

                  (21) the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding pursuant to this clause (21), including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (21), not to exceed $500.0 million (which may, but need not, be incurred under a Credit Facility).

         The Company shall not, and shall not permit any Subsidiary Guarantor to, incur any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of the Company or that Subsidiary Guarantor (except Permitted PEDFA Bond Indebtedness) unless such Indebtedness is also contractually subordinated in right of payment to the REI Guarantee or the applicable Subsidiary Guarantee on substantially identical terms; provided, however, that no Indebtedness of the Company shall be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Company solely by virtue of being unsecured or by virtue of being secured on a junior basis.

         For purposes of determining compliance with this Section 4.09, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (21) of
Section 4.09(b) hereof, or is entitled to be incurred pursuant to Section 4.09(a) hereof, the Company shall be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify from time to time all or a portion of such item of Indebtedness, in any manner that complies with this Section 4.09. Indebtedness under Credit Facilities outstanding on the Issue Date shall initially be deemed to have been incurred on such date in reliance on the exception provided by clauses (1), (4) and (9) of Section 4.09(b) hereof, as applicable, and all Permitted PEDFA Bond Indebtedness, including the Bonds, the Loan Agreements and the Seward Bond Guarantees, and other Indebtedness evidenced by or in support of the Seward Tax-Exempt Bonds outstanding on the Issue Date shall initially be deemed to have been incurred on such date in reliance on the exception provided by clause (5) of Section 4.09(b) hereof. The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock shall not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this Section 4.09; provided, in each such case, that the amount

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

thereof is included in Fixed Charges of the Company as accrued. Notwithstanding any other provision of this Section 4.09, the maximum amount of Indebtedness that the Company or any Restricted Subsidiary may incur pursuant to this Section
4.09 shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

Section 4.10 Reserved.

Section 4.11 Transactions with Affiliates.

         (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (each, an "Affiliate Transaction"), unless:

                  (1) such Affiliate Transaction is on terms that are no less favorable (as reasonably determined by the Company) to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and

                  (2) the Company delivers to the Trustee:

                           (A) with respect to any Affiliate Transaction or
                  series of related Affiliate Transactions involving aggregate consideration in excess of $25.0 million, a resolution of the Board of Directors set forth in an Officer's Certificate certifying that such Affiliate Transaction complies with this
                  Section 4.11(a) and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors; and

                           (B) with respect to any Affiliate Transaction or
                  series of related Affiliate Transactions involving aggregate consideration in excess of $35.0 million, an opinion as to the fairness to the Company or such Restricted Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

         (b) The following items shall not be deemed to be Affiliate Transactions and, therefore, shall not be subject to the provisions of Section 4.11(a) hereof:

                  (1) any employment agreement or director's engagement agreement, employee benefit plan, officer and director indemnification agreement or any similar arrangement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business or approved by the relevant Board of Directors;

                  (2) transactions between or among the Company and/or its Restricted Subsidiaries;

                  (3) transactions with a Person that is an Affiliate of the Company solely because the Company owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;

                  (4) payment of reasonable directors' fees to Persons who are not otherwise Affiliates of the Company;

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

                  (5) any issuance of Equity Interests (other than Disqualified Stock) of the Company to Affiliates of the Company;

                  (6) Restricted Payments that do not violate the provisions of
         Section 4.07 hereof;

                  (7) transactions effected as part of a Qualified Securitization Transaction;

                  (8) loans or advances to employees in the ordinary course of business not to exceed $10.0 million in the aggregate outstanding at any one time;

                  (9) any agreement, instrument or arrangement as in effect as of the Issue Date or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) in any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the Holders in any material respect than the original agreement as in effect on the Issue Date as determined by the Company;

                  (10) any pro rata distribution (including a rights offering) to all holders of a class of Equity Interests or Indebtedness of the Company or any of its Restricted Subsidiaries, including Persons who are Affiliates of the Company or any of its Restricted Subsidiaries; and

                  (11) any transaction involving sales of electric capacity, energy, ancillary services, transmission services and products, steam, emissions credits, fuel, fuel transportation and fuel storage in the ordinary course of business on terms that are no less favorable (as reasonably determined by the Company) to the Company or the relevant Restricted Subsidiary of the Company than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person.

Section 4.12 Liens.

         The Company shall not and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind on any asset now owned or hereafter acquired, except Permitted Liens.

Section 4.13 Line of Business.

         The Company shall not, and shall not permit any of its Restricted Subsidiaries to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and its Subsidiaries taken as a whole.

Section 4.14 Corporate Existence.

         Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect:

                  (1) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary; and

                  (2) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its

         Subsidiaries, if (a) the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Series 2001A Bonds and (b) if a Subsidiary is to be dissolved, such Subsidiary has no assets.

Section 4.15 Offer to Repurchase Upon Change of Control.

         (a) Upon the occurrence of a Change of Control, the Company shall make an offer (a "Change of Control Offer") to each Holder to repurchase all or any part (equal to $100,000 or an integral multiple of $5,000 in excess of $100,000) of each Holder's Series 2001A Bonds at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest on the Series 2001A Bonds repurchased, if any, to the date of purchase (the "Change of Control Payment"). Within thirty days following any Change of Control, the Company shall mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and stating:

                  (1) that the Change of Control Offer is being made pursuant to this Section 4.15 and that all Series 2001A Bonds tendered will be accepted for payment;

                  (2) the purchase price and the purchase date, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date");

                  (3) [Reserved];

                  (4) [Reserved];

                  (5) that Holders electing to have any Series 2001A Bonds purchased pursuant to a Change of Control Offer shall be required to surrender the Series 2001A Bonds to the paying agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

                  (6) that Holders will be entitled to withdraw their election if such paying agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Series 2001A Bonds delivered for purchase, and a statement that such Holder is withdrawing his election to have the Series 2001A Bonds purchased; and

                  (7) [Reserved].

         The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Series 2001A Bonds as a result of a Change in Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of Section 4.15 of this Guarantee Agreement, the Company shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.15 by virtue of such conflict.

         (b) On the Change of Control Payment Date, the Company shall, to the extent lawful:

                  (1) accept for payment all Series 2001A Bonds or portions of Series 2001A Bonds properly tendered pursuant to the Change of Control Offer;

                  (2) deposit with the paying agent an amount equal to the Change of Control Payment in respect of all Series 2001A Bonds or portions of Series 2001A Bonds properly tendered; and

                  (3) deliver or cause to be delivered to the Trustee the Series 2001A Bonds properly accepted together with an Officer's Certificate stating the aggregate principal amount of Series 2001A Bonds or portions of Series 2001A Bonds being purchased by the Company.

         The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

         (c) Notwithstanding anything to the contrary in this Section 4.15, the Company shall not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this
Section 4.15 hereof and purchases all Series 2001A Bonds properly tendered and not withdrawn under the Change of Control Offer or (2) notice of redemption has been given pursuant to the Indenture unless and until there is a default in payment of the applicable redemption price.

Section 4.16 Limitation on Sale and Leaseback Transactions.

         The Company shall not, and shall not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that the Company or any Restricted Subsidiary may enter into a sale and leaseback transaction if:

                  (1) the Company or that Restricted Subsidiary, as applicable, could have incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction under the provisions of Section 4.09 hereof; and

                  (2) the gross cash proceeds of that sale and leaseback transaction are at least equal to the Fair Market Value of the property that is the subject of that sale and leaseback transaction.

         The preceding restrictions shall not apply to a sale and leaseback transaction entered into between the Company and a Restricted Subsidiary or between Restricted Subsidiaries of the Company.

Section 4.17 Payments for Consent.

         The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any monetary consideration to or for the benefit of any Holder for or as an inducement to any consent under or waiver or amendment of any of the terms or provisions of this Guarantee Agreement unless such consideration is offered to be paid and is paid to all Holders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Section 4.18 Additional Subsidiary Guarantees.

         If after the Issue Date but before the Seward Security Event the Company or any of its Restricted Subsidiaries acquires or creates another Domestic Subsidiary that is required to become a guarantor of any borrowings under the Credit Agreement or any other Indebtedness of the Company, or any Excluded Subsidiary ceases to be an Excluded Subsidiary, then that Domestic Subsidiary or former Excluded Subsidiary shall become a Subsidiary Guarantor and
(A) execute a supplemental guarantee agreement substantially in the form as Exhibit A hereto and a joinder agreement to the Security Documents in form and substance reasonably satisfactory to the Trustee providing that such Subsidiary shall become a

Subsidiary Guarantor under this Guarantee Agreement and a party as grantor to the Security Documents and (B) deliver an Opinion of Counsel satisfactory to the Trustee, in each case, within 30 Business Days of the date on which it was required to become a guarantor of any borrowings under the Credit Agreement or any other Indebtedness of the Company, or any Excluded Subsidiary ceases to be an Excluded Subsidiary.

Section 4.19 Changes in Covenants When Series 2001A Bonds Rated Investment
Grade.

         If on any date following the Issue Date:

         (a) the rating assigned to the Series 2001A Bonds by either S&P or Moody's is an Investment Grade Rating, and

         (b) no Default or Event of Default shall have occurred and be continuing,

then, beginning on that day and subject to the provisions of the following paragraph, the provisions of Sections 4.07, 4.08, 4.09, 4.11, 4.20 and clause
(4) of Section 5.01 hereof shall be suspended.

         Notwithstanding the foregoing, if the ratings assigned by both such rating agencies with respect to the Series 2001A Bonds should subsequently decline to below an Investment Grade Rating, the provisions of Sections 4.07, 4.08, 4.09, 4.11, 4.20 and clause (4) of Section 5.01 hereof shall be reinstituted as of and from the date of such rating decline. The provisions of
Section 4.07 hereof shall be interpreted as if they had been in effect since July 1, 2003 except that no default will be deemed to have occurred solely by reason of a Restricted Payment made or declared (and later made) in accordance with the provisions of Section 4.07(b)(1) while the provisions of such Section were suspended.

Section 4.20 Designation of Restricted and Unrestricted Subsidiaries.

         The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary properly designated shall be deemed to be an Investment made as of the time of the designation and shall reduce the amount available for Restricted Payments under Section 4.07(a) hereof or under the definition of Permitted Investments, as determined by the Company. That designation shall only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary.

Section 4.21 Reserved.

Section 4.22 Insurance.

         The Company and the Subsidiary Guarantors shall maintain with financially sound and reputable insurance companies, insurance on their property and assets (including the Shared Collateral) in at least such amounts, with such deductibles and against at least such risks as is customary for companies of the same or similar size engaged in the same or similar businesses as those of the Company and the Subsidiary Guarantors and furnish to the Collateral Trustee, upon written request, full information as to its property and liability insurance carriers. Holders of Bonds, as a class, will be named as an additional insured on all liability insurance policies of the Company and its Restricted Subsidiaries and the Collateral Trustee will be named as loss payee on all property and casualty insurance policies of each such person.

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Section 4.23 Subordination of Intercompany Indebtedness.

         (a) Each of the Company and the Subsidiary Guarantors hereby agrees that any intercompany Indebtedness or other intercompany receivables, intercompany payables or intercompany advances directly or indirectly made by or owed to the Company or such Subsidiary Guarantor by any Subsidiary Guarantor or the Company, as applicable, of whatever nature at any time outstanding shall be subordinate and subject in right of payment to the prior indefeasible payment in full in cash of the Seward Guarantee Obligations. Each of the Company and the Subsidiary Guarantors hereby agrees that it shall not become obligated or otherwise liable for any intercompany Indebtedness, or other intercompany receivable, intercompany payable or intercompany advance that is owed to any Person other than the Company or any Subsidiary Guarantor, unless such Person agrees that such Indebtedness, receivable, payable or advance (as applicable) is completely subordinated to the Seward Guarantee Obligations and subject in right of payment to the prior indefeasible payment in full in cash of the Seward Guarantee Obligations, and that no payment on any such Indebtedness, receivable, payable or advance shall be made by the Company or any Subsidiary Guarantor until the earliest to occur of: (i) satisfaction and discharge of the Series 2001A Bonds pursuant to the Indenture, (ii) defeasance of the Series 2001A Bonds pursuant to the Indenture or (iii) payment in full in cash of all Seward Guarantee Obligations that are outstanding, due and payable at the time the Series 2001A Bonds are paid in full in cash (for purposes of this Section 4.23, only, collectively the "Termination Date"); except: intercompany receivables, intercompany payables, intercompany advances and intercompany Indebtedness made to, or on behalf of, any Person, other than the Company or any Subsidiary Guarantor, permitted pursuant to the terms hereof may be paid or repaid, in each case so long as no Event of Default shall have occurred and be continuing; provided, however, that the foregoing shall not apply to any intercompany Indebtedness or other intercompany receivable, intercompany payable or intercompany advance with a Person, other than the Company or any Subsidiary Guarantor, where such Person is expressly prohibited from agreeing to the foregoing subordination pursuant to the terms and provisions of the definitive credit documentation with respect to Indebtedness of such Person for borrowed money listed on Schedule 7.3(k) to the Credit Agreement.

         (b) In the event that any payment on any such intercompany Indebtedness, receivable, payable or advance shall be received by the Company or any Subsidiary Guarantor other than as permitted by Section 4.23(a) before the Termination Date, the Company or such Subsidiary Guarantor, as applicable, shall receive such payments and hold the same in trust for, segregate the same from its own assets and shall immediately pay over to, the Collateral Trustee for the benefit of the holders of Parity Secured Debt all such sums to the extent necessary so that the holders of Parity Secured Debt shall have been indefeasibly paid in full, in cash, all Seward Guarantee Obligations owed or which may become owing.

                                   ARTICLE 5.
                                   SUCCESSORS

Section 5.01 Merger, Consolidation, or Sale of Assets.

         The Company shall not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Company is the surviving corporation); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person; unless:

                  (1) either:

                           (A) the Company is the surviving corporation; or

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                           (B) the Person formed by or surviving any such
                  consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state thereof or the District of Columbia;

                  (2) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of the Company under this Guarantee Agreement and the Security Documents pursuant to a supplemental guarantee agreement reasonably satisfactory to the Trustee;

                  (3) immediately after such transaction, no Default or Event of Default exists; and

                  (4) the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, conveyance or other disposition has been made:

                           (A) would have Consolidated Net Worth immediately
                  after the transaction equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction; and

                           (B) would, on the date of such transaction after
                  giving pro forma effect thereto and to any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, either (i) have a pro forma Fixed Charge Coverage Ratio that is at least equal to the actual Fixed Charge Coverage Ratio of the Company as of such date or (ii) be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a).

         In addition, the Company shall not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person.

         Notwithstanding the foregoing:

                  (1) any Restricted Subsidiary of the Company may consolidate with, merge into or transfer all or part of its properties and assets to the Company or any other Restricted Subsidiary of the Company; and

                  (2) the Company may merge with an Affiliate solely for the purpose of reincorporating the Company or re-forming in another jurisdiction.

Section 5.02 Successor Corporation Substituted.

         Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Guarantee Agreement referring to the "Company" shall refer instead to the successor corporation and not to the Company), and may exercise every right and

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power of the Company under this Guarantee Agreement with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal or purchase price of, or interest, premium on the Series 2001A Bonds except in the case of a sale of all of the Company's assets in a transaction that is subject to, and that complies with the provisions of,
Section 5.01 hereof.

                                   ARTICLE 6.
                              DEFAULTS AND REMEDIES

Section 6.01 Events of Default.

         Each of the following is an "Event of Default":

                  (1) the default in the payment when due of the principal or purchase price of, or premium, if any, or interest on the Series 2001A Bonds, after any applicable grace periods;

                  (2) [Reserved];

                  (3) the Company or any of its Restricted Subsidiaries fails to comply with the provisions of Sections 4.15 or 5.01 hereof for 30 days after notice to the Company from the Trustee or the Holders of at least 25% in the aggregate principal amount of Series 2001A Bonds then outstanding;

                  (4) the Company or any of its Restricted Subsidiaries fails to observe or perform any other covenant, representation, warranty or other agreement in this Guarantee Agreement, the Security Documents or the Seward Security Documents for 60 days after notice to the Company from the Trustee or the Holders of at least 25% in aggregate principal amount of Series 2001A Bonds then outstanding;

                  (5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries other than (A) Reliant Energy Channelview, L.P. and its Subsidiaries so long as, taken together, they would not constitute a Significant Subsidiary and (B) Reliant Energy Retail Holdings, LLC or its successor or any Subsidiary thereof in connection with a Qualified Securitization Transaction (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the Issue Date, if that default:

                           (a) is caused by a failure to pay principal or purchase price of, or interest or premium, if any, on such Indebtedness after the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default"); or

                           (b) results in the acceleration of such Indebtedness prior to its express maturity,

         and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $50.0 million or more;

                  (6) failure by the Company or any of its Restricted Subsidiaries to pay final and non-appealable judgments aggregating in excess of $50.0 million, which are not covered by

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

         indemnities or third-party insurance, which judgments are not paid, discharged, vacated or stayed for a period of 60 days;

                  (7) the repudiation by the Company or any of its Restricted Subsidiaries of any of its obligations under any of the Security Documents or the Seward Security Documents or the unenforceability of any of the Security Documents or the Seward Security Documents against the Company or any of its Restricted Subsidiaries for any reason if such unenforceability is applicable to Collateral having an aggregate Fair Market Value of $50.0 million or more;

                  (8) any Security Document or Seward Security Document or any Lien purported to be granted thereby on assets having a Fair Market Value in excess of $50.0 million is held in any judicial proceeding to be unenforceable or invalid, in whole or in part, or ceases for any reason within the control of the Company or any of its Restricted Subsidiaries (other than pursuant to a release that is delivered or becomes effective as set forth in this Guarantee Agreement) to be fully enforceable and perfected;

                  (9) except as permitted by this Guarantee Agreement, any Subsidiary Guarantee of a Significant Subsidiary is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect or any Subsidiary Guarantor that is a Significant Subsidiary, or any Person acting on behalf of any Subsidiary Guarantor that is a Significant Subsidiary, denies or disaffirms its obligations under its Subsidiary Guarantee;

                  (10) the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:

                           (a) commences a voluntary case,

                           (b) consents to the entry of an order for relief against it in an involuntary case,

                           (c) consents to the appointment of a custodian of it or for all or substantially all of its property,

                           (d) makes a general assignment for the benefit of its creditors, or

                           (e) generally is not paying its debts as they become due; or

                  (11) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                           (a) is for relief against the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary in an involuntary case;

                           (b) appoints a custodian of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company or any of its Significant Subsidiaries or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary; or

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

                           (c) orders the liquidation of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary;

         and the order or decree remains unstayed and in effect for 60 consecutive days;

Section 6.02 Reserved.

Section 6.03 Reserved.

Section 6.04 Reserved.

Section 6.05 Reserved.

Section 6.06 Reserved.

Section 6.07 Rights of Holders of Series 2001A Bonds to Receive Payment.

         Notwithstanding any other provision of this Guarantee Agreement, the right of any Holder of a Series 2001A Bond to receive payment under the Seward Guarantees, on or after the respective due dates expressed in the Series 2001A Bond (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder; provided that a Holder shall not have the right to institute any such suit for the enforcement of payment if and to the extent that the institution or prosecution thereof or the entry of judgment therein would, under applicable law, result in the surrender, impairment, waiver or loss of the Lien of this Guarantee Agreement upon any property subject to such Lien.

Section 6.08 Reserved.

Section 6.09 Reserved.

Section 6.10 Reserved.

Section 6.11 Reserved.

                                   ARTICLE 7.
                                     TRUSTEE

Section 7.01 Reserved.

Section 7.02 Reserved.

Section 7.03 Reserved.

Section 7.04 Trustee's Disclaimer.

         The Trustee will not be responsible for and makes no representation as to the validity or adequacy of this Guarantee Agreement, any Security Document or, after the occurrence of the Seward Security Event, any Seward Security Document, it shall not be accountable for the Seward Subsidiary's use of the proceeds from the Series 2001A Bonds or any money paid to the Company or upon the Company's

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

direction under any provision of this Guarantee Agreement, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, it will not be responsible for any statement or recital herein or any statement in the Series 2001A Bonds or any other document in connection with the sale of the Series 2001A Bonds or pursuant to this Guarantee Agreement, and it will not be responsible for any actions or inactions of the Collateral Trustee with respect to the Collateral and shall have no duty to monitor, review or otherwise act with respect to any Collateral.

Section 7.05 Reserved.

Section 7.06 Reserved.

Section 7.07 Compensation and Indemnity.

         (a) [Reserved].

         (b) The Company and the Subsidiary Guarantors, jointly and severally, shall indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Guarantee Agreement, any Security Document, the Collateral Trust Agreement or, after the occurrence of the Seward Security Event, any Seward Security Document or the Seward Collateral Trust Agreement including the costs and expenses of enforcing this Guarantee Agreement, any Security Document, the Collateral Trust Agreement or, after the occurrence of the Seward Security Event, any Seward Security Document or the Seward Collateral Trust Agreement against the Company and the Subsidiary Guarantors (including this Section 7.07) and defending itself against any claim (whether asserted by the Company, the Subsidiary Guarantors or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith or willful misconduct. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company or any of the Subsidiary Guarantors of their obligations hereunder. The Company or such Subsidiary Guarantor shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company and / or Subsidiary Guarantors shall pay the reasonable fees and expenses of such counsel. Neither the Company nor any Subsidiary Guarantor need pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

         (c) The obligations of the Company and the Subsidiary Guarantors under this Section 7.07 will survive the satisfaction and discharge of this Guarantee Agreement.

                                   ARTICLE 8.
                                    RESERVED

                                   ARTICLE 9.
                        AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01 Without Consent of Holders of Series 2001A Bonds.

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         Notwithstanding Section 9.02 of this Guarantee Agreement, the Company, the Subsidiary Guarantors and the Trustee may amend or supplement this Guarantee Agreement without the consent of any Holder:

                  (1) to cure any ambiguity, defect or inconsistency;

                  (2) [Reserved];

                  (3) to provide for the assumption of the Company's or a Subsidiary Guarantor's obligations to the Holders of the Series 2001A Bonds by a successor to the Company or such Subsidiary Guarantor pursuant to Article 5 or Article 12 hereof;

                  (4) to make any change that would provide any additional rights or benefits to the Holders, including the addition of guarantees, or that does not adversely affect the legal rights under this Guarantee Agreement of any such Holder;

                  (5) [Reserved];

                  (6) to make, complete or confirm any grant of Collateral permitted or required by the Security Documents, the Seward Security Documents, the Collateral Trust Agreement, the Seward Collateral Trust Agreement or this Guarantee Agreement or any release of Collateral that becomes effective as set forth in the Security Documents, the Collateral Trust Agreement, the Seward Collateral Trust Agreement or this Guarantee Agreement;

                  (7) to conform the text of this Guarantee Agreement to any provision of the Description of the Guarantees to the extent that such provision in the Description of the Guarantees was intended to be a verbatim recitation of a provision of this Guarantee Agreement;

                  (8) to reflect any waiver or termination of any right arising under the provisions of Section 11.01 hereof that otherwise would be enforceable by any holder of any Series of Secured Debt other than the Series 2001A Bonds, if such waiver or termination is set forth or provided in the indenture, guarantee agreement or other agreement governing or giving rise to such Series of Secured Debt, but no waiver or amendment pursuant to this clause (8) shall adversely affect the rights of any Holder; or

                  (9) [Reserved];

                  (10) to allow any Person to execute a supplemental guarantee agreement to become a Subsidiary Guarantor.

         Upon the request of the Company authorizing the execution of any such amended or supplemental guarantee agreement, and upon receipt by the Trustee of the documents, if any, required by the Indenture, the Trustee shall join with the Company and the Subsidiary Guarantors in the execution of any amended or supplemental guarantee agreement authorized or permitted by the terms of this Guarantee Agreement and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental guarantee agreement that affects its own rights, duties or immunities under this Guarantee Agreement or otherwise.

Section 9.02 With Consent of Holders of Series 2001A Bonds.

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         (a) Except as provided below in this Section 9.02, the Company and the
Trustee may amend or supplement this Guarantee Agreement (including, without limitation, Section 4.15 hereof) with the consent of the Holders of at least a majority in aggregate principal amount of the Series 2001A Bonds then Outstanding (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Series 2001A Bonds), and any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal or purchase price of, premium or interest on the Series 2001A Bonds, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Guarantee Agreement may be waived with the consent of the Holders of a majority in principal aggregate amount of the then Outstanding Series 2001A Bonds (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Series 2001A Bonds).

         Upon the written request of the Company and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Series 2001A Bonds as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.06 hereof, the Trustee shall join with the Company in the execution of such amended or supplemental guarantee agreement unless such amended or supplemental guarantee agreement directly affects the Trustee's own rights, duties or immunities under this Guarantee Agreement or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental guarantee agreement.

         It is not necessary for the consent of the Holders under this Section
9.02 to approve the particular form of any proposed amendment or waiver, but it is sufficient if such consent approves the substance thereof.

         After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amended or supplemental guarantee agreement or waiver.

         Subject to Section 6.07 hereof, the Holders of a majority in aggregate principal amount of the Series 2001A Bonds then Outstanding may waive compliance in a particular instance by the Company with any provision of this Guarantee Agreement. However, without the consent of each Holder affected, an amendment or waiver under this Section 9.02 may not (with respect to any Seward Guarantee relating to Series 2001A Bonds held by a non-consenting Holder):

                  (1) reduce the principal amount of Series 2001A Bonds whose Holders must consent to an amendment, supplement or waiver;

                  (2) [Reserved];

                  (3) [Reserved];

                  (4) waive a Default or Event of Default in the payment of principal or purchase price of, or interest or premium on such Seward Guarantee (except a rescission of acceleration of the Series 2001A Bonds by the Holders of at least a majority in aggregate principal amount of the Series 2001A Bonds and a waiver of the payment default that resulted from such acceleration);

                  (5) make any Seward Guarantee payable in money other than that stated in this Guarantee Agreement;

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

                  (6) make any change in the provisions of this Guarantee Agreement relating to waivers of past Defaults or the rights of Holders of Series 2001A Bonds to receive payments of principal or purchase price of, or interest or premium on the Series 2001A Bonds;

                  (7) [Reserved]; or

                  (8) make any change in Section 6.07 hereof or in the foregoing amendment and waiver provisions.

         (b) Notwithstanding any other provision of this Guarantee Agreement, no amendment or supplement to the provisions of Article 11 hereof may be made in a manner which conflicts with the provisions of Section 11.04 hereof.

         (c) Notwithstanding any other provision of this Guarantee Agreement, no amendment or supplement to the provisions of Article 13 hereof may be made in a manner which conflicts with the provisions of Section 13.09 hereof.

Section 9.03 Reserved.

Section 9.04 Revocation and Effect of Consents.

         Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Series 2001A Bond is a continuing consent by the Holder of a Series 2001A Bond and every subsequent Holder of a Series 2001A Bond or portion of a Series 2001A Bond that evidences the same debt as the consenting Holder's Series 2001A Bond, even if notation of the consent is not made on any Series 2001A Bond. However, any such Holder of a Series 2001A Bond or subsequent Holder of a Series 2001A Bond may revoke the consent as to its Series 2001A Bond if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.05 Reserved.

Section 9.06 Trustee to Sign Amendments, etc.

         The Trustee shall sign any amended or supplemental guarantee agreement authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. In executing any amended or supplemental guarantee agreement, the Trustee will be entitled to receive and will be fully protected in relying upon, in addition to the documents required by Section 12.04 hereof, an Officer's Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental guarantee agreement is authorized or permitted by this Guarantee Agreement.

                                   ARTICLE 10.
                             COLLATERAL AND SECURITY

Section 10.01 Security.

         Subject to Article 13 of this Guarantee Agreement, the payment of (i) the REI Guarantee and all other Parity Secured Obligations, (ii) interest on overdue principal or purchase price of, premium and interest on all other Parity Secured Obligations, (iii) the performance of all other obligations of the

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Company to the Holders or the Trustee under this Guarantee Agreement, according to the terms hereunder, and (iv) the performance of all other obligations of the Company under the Secured Debt Documents are secured Equally and Ratably by liens upon the Company's rights in the Shared Collateral. The payment of the Subsidiary Guarantees of each Subsidiary Guarantor and all other Obligations of such Subsidiary Guarantor, when due, and the performance of all other Obligations of such Subsidiary Guarantor under the Secured Debt Documents are secured Equally and Ratably by Liens upon such Subsidiary Guarantor's rights in the Shared Collateral.

Section 10.02 Collateral.

         (a) The REI Guarantee is secured, together with the Credit Agreement Debt, all other Parity Secured Debt of the Company and all other Parity Secured Obligations of the Company, Equally and Ratably by security interests granted to the Collateral Trustee in all of the assets of the Company that secure Credit Agreement Obligations, except Excluded Property. Each Subsidiary Guarantee is secured, together with each Subsidiary Guarantor's guarantee of the Credit Agreement Debt, all other guarantees of Parity Secured Debt of each Subsidiary Guarantor and all other Parity Secured Obligations of each Subsidiary Guarantor, Equally and Ratably by security interests granted to the Collateral Trustee in all assets of each Subsidiary Guarantor that secure its guarantee of the Credit Agreement Obligations except Excluded Property. As provided in and limited by the Security Documents, such security interests are junior in priority to Permitted Prior Liens.

         (b) The assets securing Credit Agreement Obligations and guarantees of Credit Agreement Obligations, excluding Excluded Property, consist of substantially all of the operating assets of the Company and the Subsidiary Guarantors owned as of the Issue Date or at any time thereafter acquired, subject to Permitted Liens ("Shared Collateral"), including, without limitation, as of the Issue Date:

                  (1) mortgages on 13 electric generating plants with a net generating capacity of approximately 8,455 megawatts and related rights of way;

                  (2) the outstanding Capital Stock of Reliant Energy Retail Holdings, LLC, which through its Subsidiaries is engaged in the retail energy business;

                  (3) the outstanding Capital Stock of Orion Power Holdings, Inc., which through its Subsidiaries owns and operates 10 electric generating plants with a net generating capacity of approximately 5,400 megawatts located in New York, Pennsylvania, Ohio and West Virginia;

                  (4) the outstanding Capital Stock of REMA, which owns or leases, together with its subsidiaries, 19 electric generating plants with a net generating capacity of approximately 3,732 megawatts located in Pennsylvania, New Jersey and Maryland; and

                  (5) substantially all of the inventory, equipment, accounts, general intangibles and other personal property of the Subsidiary Guarantors, except Excluded Securities.

         The Shared Collateral does not include any of the assets of the Excluded Subsidiaries and does not include the Orion Intercompany Notes.

         The Shared Collateral also does not include certain assets that are subject to various contractual or legal restrictions on liens or were otherwise permitted by the holders of the Credit Agreement Obligations to be excluded from the Liens securing the Credit Agreement Obligations, including (1) certain receivables and related accounts of certain Subsidiary Guarantors that are in the retail energy business, which are subject to a receivables securitization program and are owned by a Securitization

                                       65

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Entity, and (2) proceeds from the issuance of Seward Tax-Exempt Bonds or
Permitted PEDFA Bond Indebtedness (including the Bonds) that secure the Seward Tax-Exempt Bonds or Permitted PEDFA Bond Indebtedness.

         As provided in Article 13 hereof, upon the occurrence of the Seward Security Event, the REI Guarantee will cease to constitute Parity Secured Debt. Immediately after the Seward Security Event, none of the Credit Agreement, the 2014 Notes, the Existing Notes or the Seward Bond Guarantees will be secured by liens on the Shared Collateral. At no time thereafter will the REI Guarantee be secured by security interests in the Shared Collateral, even if as a result of a subsequent action the Credit Agreement, the 2014 Notes or the Existing Notes thereafter again become secured by Liens on all or a portion of the Shared Collateral.

Section 10.03 Further Assurances.

         (a) At all times prior to the occurrence of the Seward Security Event, the Company and each Subsidiary Guarantor shall do or cause to be done all acts and things which may be required, or which the Collateral Trustee from time to time may reasonably request, to assure and confirm that the Collateral Trustee holds Equally and Ratably, for the benefit of the Trustee and the Holders of the Series 2001A Bonds and holders of the other Parity Secured Debt duly created, enforceable and perfected Liens (subject to Permitted Prior Liens) upon all property, whether real, personal (including after-acquired personal property) or mixed, of the Company and the Subsidiary Guarantors that is subject to any Lien securing any other Series of Secured Debt, except Permitted Separate Liens upon Excluded Property.

         (b) If the Company or any of the Subsidiary Guarantors at any time prior to the Seward Security Event owns or acquires any property that is subject to a Lien securing any Parity Secured Debt (except Permitted Separate Liens upon Excluded Property), but is not subject to a valid, enforceable perfected Lien (subject to Permitted Prior Liens) in favor of the Collateral Trustee as security Equally and Ratably for all of the Parity Secured Obligations, then the Company shall, or shall cause such Subsidiary Guarantor if and to the extent required under the Credit Agreement or any other Credit Facility of the Company to, concurrently:

                  (1) execute and deliver to the Collateral Trustee a security document upon substantially the same terms as the Security Documents delivered in connection with the issuance of the Seward Bond Guarantees or other terms reasonably satisfactory to the Company or such Subsidiary Guarantor and the Collateral Trustee acting at the direction of the Credit Agreement Agent, granting a Lien upon such property to the Collateral Trustee for the benefit of the holders of Parity Secured Obligations, Equally and Ratably;

                  (2) cause the Lien granted in such security document to be duly perfected in any manner permitted by law and cause each other Lien that secures Indebtedness upon such property to be (A) released, unless it is a Permitted Lien, or (B) subordinated to the Collateral Trustee's Liens if it is not a Permitted Prior Lien; and

                  (3) deliver to the Trustee and the Collateral Trustee any opinion of counsel delivered to or for the benefit of any Series of Secured Debt relating to such Security Document or the Lien granted therein.

         (c) Upon the written request of the Collateral Trustee at any time and from time to time, the Company and each Subsidiary Guarantor shall promptly execute, acknowledge and deliver such Security Documents, instruments, certificates, notices and other documents and take such other actions as shall be required or which the Collateral Trustee may reasonably request to grant, perfect or maintain the priority

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of (subject to Permitted Prior Liens) the Liens and benefits intended to be conferred as contemplated by the Secured Debt Documents and the Security Documents for the benefit of the holders of the Parity Secured Obligations.

Section 10.04 Collateral Trustee.

         (a) The Company has appointed Wachovia Bank, National Association or one of its affiliates to serve as the Collateral Trustee for the benefit of the holders of:

                  (1) the Seward Bond Guarantees;

                  (2) the 2014 Notes and the Existing Notes;

                  (3) the Credit Agreement Debt;

                  (4) any and all future Parity Secured Debt; and

                  (5) all other Secured Obligations outstanding from time to time.

         (b) The Collateral Trustee (directly or through co-trustees, agents or sub-agents) holds, and is entitled to enforce, all Liens on the Collateral.

         (c) Except as provided in the Collateral Trust Agreement or the Security Documents or as directed by an Act of Secured Debtholders, the Collateral Trustee is not obligated:

                  (1) to act upon directions purported to be delivered to it by any other Person;

                  (2) to foreclose upon or otherwise enforce any Lien; or

                  (3) to take any other action whatsoever with regard to any or all of the Security Documents, the Liens created thereby or the Collateral.

Section 10.05 Security Documents and Guarantee.

         (a) Each Holder, by acceptance of the Series 2001A Bonds, hereby appoints the Trustee as its Secured Debt Representative under the Collateral Trust Agreement and authorizes the Trustee and the Collateral Trustee, as applicable, on behalf of and for the benefit of the Holders, to be the agent for and representative of the Holders with respect to the Seward Guarantees, the Shared Collateral and the Security Documents.

         (b) Anything contained in any of this Guarantee Agreement and the Security Documents and, after the occurrence of the Seward Security Event, the Seward Security Documents to the contrary notwithstanding, each Holder hereby agrees that no Holder or the Trustee shall have any right individually to realize upon any of the Shared Collateral, it being understood and agreed that all powers, rights and remedies of the Trustee hereunder may be exercised solely by the Trustee in accordance with the terms hereof and all powers, rights and remedies in respect of the Shared Collateral under the Security Documents may be exercised solely by the Collateral Trustee.

Section 10.06 Release of Security Interests.

         (a) The Shared Collateral will be released from the Collateral Trustee's Liens:

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                  (1) in whole, at any time when no Actionable Default Period is continuing, if neither the Company nor any Subsidiary Guarantor has any Indebtedness secured by Liens, except for the Liens described in clauses (10), (11), (17) and (28) of the definition of "Permitted Liens;"

                  (2) as to any or all Shared Collateral at any time when no Actionable Default Period is continuing, if (A) consent to the release of Shared Collateral has been given by an Act of Secured Debtholders and (B) such release has become effective in accordance with the terms of the consent;

                  (3) as to any or all Shared Collateral at any time when an Actionable Default Period is continuing, if (A) consent to the release of such Shared Collateral has been given by an Act of Secured Debtholders and by the Required Lenders and (B) such release has become effective in accordance with the terms of the consent;

                  (4) as to (A) deposits in any Cash Collateral Account that are to be applied to fund any mandatory prepayment or purchase offer (including an Asset Sale Offer) that becomes required as to any Secured Debt as a result of a sale of assets, concurrently with such application, so long as effective provision is made for apportionment of such funding to all holders of Secured Debt entitled to participate in such mandatory prepayment or purchase offer in accordance with their respective entitlements under the Secured Debt Documents; and (B) deposits in any Cash Collateral Account that constitute proceeds from an asset sale that are permitted under the Secured Debt Documents to be reinvested or otherwise are not required under the Secured Debt Documents to be reinvested or otherwise are not required to be applied to a mandatory prepayment or purchase offer in respect of any Secured Debt, concurrently with such reinvestment in assets constituting Collateral or other permitted use under the Secured Debt Documents;

                  (5) as to assets of the Seward Subsidiary, concurrently with the incurrence by the Seward Subsidiary of Permitted PEDFA Bond Indebtedness that (A) is Non-Recourse to the Company and all of its other Restricted Subsidiaries (other than an unsecured Guarantee, if any, provided by the Company); and (B) is secured solely by Liens on such assets; or

                  (6) in accordance with the provisions of the Security Documents as in effect from time to time.

         (b) The Collateral Trustee's Liens upon Shared Collateral will no longer secure the Guarantee Obligations and the right of the holders of Guarantee Obligations to the benefits and proceeds of the Collateral Trustee's Liens on Shared Collateral will terminate and be discharged at the Company's written request:

                  (1) upon satisfaction and discharge of the Series 2001A Bonds pursuant to the Indenture;

                  (2) upon defeasance of the Series 2001A Bonds pursuant to the Indenture; or

                  (3) upon payment in full in cash of the Series 2001A Bonds that are outstanding, due and payable at the time the Series 2001A Bonds are paid in full in cash.

         (c) Any release of all or substantially all Shared Collateral owned by any Subsidiary Guarantor will become effective only if all Liens on Excluded Securities issued by such Subsidiary Guarantor have previously been or are concurrently released.

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         (d) If any Collateral is released in accordance with this Guarantee
Agreement or any Security Document and if the Company has delivered the certificates and documents required by the Security Documents and this Section 10.06, the Trustee, upon receipt of such certificates and Opinion of Counsel, shall notify the Collateral Trustee of the receipt of such documents.

Section 10.07 Environmental Indemnity.

         (a) Each of the Company and the Subsidiary Guarantors jointly and severally agrees to defend (subject to Indemnitees' selection of counsel), indemnify, pay and hold harmless the Trustee and each Holder and each of their respective Affiliates and each and all of the directors, officers, partners, trustees, employees, attorneys and agents, and (in each case) their respective heirs, representatives, successors and assigns (each of the foregoing, an "Indemnitee") from and against any and all Indemnified Liabilities; provided, no Indemnitee shall be entitled to indemnification hereunder with respect to any Indemnified Liability to the extent such Indemnified Liability is found by a final and nonappealable decision of a court of competent jurisdiction to have resulted directly and primarily from the gross negligence or willful misconduct of such Indemnitee.

         (b) All amounts due under Section 10.07(a) hereof shall be payable not later than 10 days after written demand therefor.

         (c) To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in Section 10.07(a) hereof may be unenforceable in whole or in part because they are violative of any law or public policy, each of the Company and Subsidiary Guarantors shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.

         (d) Neither the Company nor any Subsidiary Guarantor shall ever assert any claim against any Indemnitee, on any theory of liability, for any lost profits or special, indirect or consequential damages or (to the fullest extent lawful) any punitive damages arising out of, in connection with, or as a result of, this Guarantee Agreement, any Security Document or, after the occurrence of the Seward Security Event, any Seward Security Document or any agreement or instrument or transaction contemplated hereby or relating in any respect to any Indemnified Liability, and each of the Company and Subsidiary Guarantors hereby forever waives, releases and agrees not to sue upon any claim for any such lost profits or special, indirect, consequential or (to the fullest extent lawful) punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor.

         (e) The agreements in this Section 10.07 shall survive repayment of the Series 2001A Bonds and all other amounts payable hereunder and the resignation and removal of the Trustee or collateral agent.

                                   ARTICLE 11.
                               COLLATERAL SHARING

Section 11.01 Equal and Ratable Lien Sharing by Holders of Parity Secured Debt.

         (a) Notwithstanding (1) anything to the contrary contained in the Secured Debt Documents, (2) the time of incurrence of any Series of Secured Debt, (3) the order or method of attachment or perfection of any Liens securing any Series of Secured Debt, (4) the time or order of filing or recording of financing statements, mortgages or other documents filed or recorded to perfect any Lien upon any Shared

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Collateral, (5) the time of taking possession or control over any Shared
Collateral or (6) the rules for determining priority under any law governing relative priorities of Liens:

                  (1) all Liens at any time granted by the Company or any of its Subsidiaries in the Shared Collateral to secure any of the Parity Secured Debt shall secure, Equally and Ratably, all liabilities of the Company or such Subsidiary under or in respect of the Parity Secured Debt and other Parity Secured Obligations; and

                  (2) all proceeds of all Liens at any time granted by the Company or any its Subsidiaries in the Shared Collateral to secure any of the Parity Secured Debt shall be allocated and distributed Equally and Ratably on account of all liabilities of the Company or such Subsidiary under or in respect of the Parity Secured Debt and other Parity Secured Obligations.

         Each Holder of the Series 2001A Bonds, by acceptance of the Series 2001A Bonds, agrees to the provisions described in the Order of Application and the definition of the term "Equally and Ratably."

         (b) The provisions of Section 11.01(a) hereof are intended for the benefit of, and will be enforceable as a third party beneficiary by, each present and future holder of Secured Obligations and each present and future Secured Debt Representative.

         (c) It is understood that Shared Collateral may be released pursuant to the provisions of Section 10.06 hereof.

Section 11.02 Reserved.

Section 11.03 Enforcement of Security Interests.

         The enforcement of the Collateral Trustee's Liens in the Shared Collateral shall be governed by the Collateral Trust Agreement.

Section 11.04 Amendment and Supplement.

         (a) No amendment or supplement to the provisions of Section 11.01 hereof that adversely affects the right of any Holder of Series 2001A Bonds to share in the Shared Collateral Equally and Ratably will:

                  (1) be effective unless set forth in a writing signed by the Trustee with the consent of the Holders of at least a majority in principal amount of the Series 2001A Bonds then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, any Series 2001A Bonds); or

                  (2) be effective without the written consent of the Company.

         No waiver of the provisions of this Article 11 will in any event be effective unless set forth in a writing signed and consented to, as required for an amendment under this Section 11.04, by the party to be bound thereby.

         (b) Any amendment or supplement to the provisions of the Security Documents will be effective only in accordance with the provisions of Section
9.01 of the Collateral Trust Agreement.

                                   ARTICLE 12.
                              SUBSIDIARY GUARANTEES

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Section 12.01 Guarantee.

         (a) Subject to this Article 12, each of the Subsidiary Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Series 2001A Bond authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Guarantee Agreement, the Indenture, the Series 2001A Bonds or the obligations of the Company hereunder or thereunder, that the payments required to be made by the Company pursuant to Section 3.01(a) hereof shall be promptly paid in full when due.

         Failing payment when due of any amount so guaranteed for whatever reason, the Subsidiary Guarantors will be jointly and severally obligated to pay the same immediately. Each Subsidiary Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

         (b) The Subsidiary Guarantors hereby agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Series 2001A Bonds, the Indenture or this Guarantee Agreement, the absence of any action to enforce the same, any waiver or consent by any Holder of the Series 2001A Bonds with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Subsidiary Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Subsidiary Guarantee will not be discharged except by complete performance of the payment obligations contained in Section 3.01(a) of this Guarantee Agreement.

         (c) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Subsidiary Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Subsidiary Guarantors, any amount paid by either to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

         (d) Each Subsidiary Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. The Subsidiary Guarantors will have the right to seek contribution from any non-paying Subsidiary Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Subsidiary Guarantee.

Section 12.02 Limitation on Subsidiary Guarantor Liability.

         Each Subsidiary Guarantor, and by its acceptance of Series 2001A Bonds, each Holder, hereby confirms that it is the intention of all such parties that the Subsidiary Guarantee of such Subsidiary Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Subsidiary Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Subsidiary Guarantors hereby irrevocably agree that the obligations of such Subsidiary Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Subsidiary Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under this Article 12, result in the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee not constituting a fraudulent transfer or conveyance.

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Section 12.03 Execution and Delivery of Guarantee Agreement.

         To evidence its Subsidiary Guarantee set forth in Section 12.01, each Subsidiary Guarantor hereby agrees that this Guarantee Agreement shall be executed on behalf of such Subsidiary Guarantor by one of its Officers.

         In the event that the Company creates or acquires any Domestic Subsidiary after the Issue Date, if required by Section 4.18 hereof, the Company shall cause such Domestic Subsidiary to comply with the provisions of Section
4.18 hereof and this Article 12, to the extent applicable.

Section 12.04 Subsidiary Guarantors May Consolidate, etc., on Certain Terms.

         Except as otherwise provided in Section 12.05, no Subsidiary Guarantor may sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person) another Person, other than the Company or another Subsidiary Guarantor, unless:

                  (1) immediately after giving effect to that transaction, no Default or Event of Default exists; and

                  (2) either:

                           (a) subject to Section 12.05 hereof, the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger assumes all the obligations of that Subsidiary Guarantor under this Guarantee Agreement and all Security Documents delivered by that Subsidiary Guarantor pursuant to a supplemental guarantee agreement; or

                           (b) the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Collateral Trust Agreement.

         In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental guarantee agreement, executed and delivered to the Trustee and satisfactory in form to the Trustee, of this Guarantee Agreement and the due and punctual performance of all of the covenants and conditions of this Guarantee Agreement to be performed by the Subsidiary Guarantor, such successor Person shall succeed to and be substituted for the Subsidiary Guarantor with the same effect as if it had been named herein as a Subsidiary Guarantor. All the Subsidiary Guarantees so issued will in all respects have the same legal rank and benefit under this Guarantee Agreement as the Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of this Guarantee Agreement as though all of such Subsidiary Guarantees had been issued on the Issue Date.

         Except as set forth in Articles 4 and 5 hereof, and notwithstanding clauses (a) and (b) above, nothing contained in this Guarantee Agreement will prevent any consolidation or merger of a Subsidiary Guarantor with or into the Company or another Subsidiary Guarantor, or will prevent any sale or conveyance of the property of a Subsidiary Guarantor as an entirety or substantially as an entirety to the Company or another Subsidiary Guarantor.

Section 12.05 Releases.

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         (a) The Subsidiary Guarantee of a Subsidiary Guarantor shall be released automatically and all security interests granted by that Subsidiary Guarantor or granted in such Subsidiary Guarantor's Capital Stock to the Collateral Trustee shall be released with respect to the Guarantee Obligations:

                  (1) in connection with any sale or other disposition of all of the assets or Capital Stock of that Subsidiary Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary of the Company, if the Net Proceeds of the sale or disposition are applied in accordance with the applicable provisions of the Collateral Trust Agreement without limiting any other rights of the Company hereunder;

                  (2) if the Company designates any Restricted Subsidiary that is a Subsidiary Guarantor to be an Unrestricted Subsidiary in accordance with the applicable provisions of this Guarantee Agreement;

                  (3) upon a dissolution of that Subsidiary Guarantor that is permitted under Section 4.14 hereof;

                  (4) upon written request of the Company, if that Subsidiary Guarantor has been or will be concurrently released from its guarantee of all other Indebtedness of the Company; provided that all Liens on the Excluded Securities issued by such Subsidiary Guarantor securing any such Indebtedness have been or are concurrently released; or

                  (5) as provided in Section 13.01, upon the occurrence of a Seward Security Event.

         (b) The Subsidiary Guarantee of a Subsidiary Guarantor shall be released with respect to the Series 2001A Bonds automatically upon satisfaction and discharge or defeasance of the Series 2001A Bonds pursuant to the Indenture.

         (c) Upon delivery by the Company to the Trustee of an Officer's Certificate and an Opinion of Counsel to the effect that the action or event giving rise to the applicable release has occurred or was made by the Company in accordance with the provisions of this Guarantee Agreement, the Collateral Trust Agreement and the Seward Collateral Trust Agreement, as applicable, the Trustee shall execute any documents reasonably required in order to evidence the release of any Subsidiary Guarantor from its obligations under its Subsidiary Guarantee.

         (d) Any Subsidiary Guarantor not released from its obligations under its Subsidiary Guarantee will remain liable for the full amount of principal or purchase price of and interest on the Series 2001A Bonds and for the other obligations of any Subsidiary Guarantor under this Guarantee Agreement as provided in this Article 12.

                                   ARTICLE 13.
                 SEWARD COLLATERAL AND SEWARD COLLATERAL SHARING

Section 13.01 Seward Security

         (a) If, pursuant to the provisions of the Collateral Trust Agreement, the Collateral Trustee's Liens upon the Shared Collateral are released in whole (such event, the "Seward Security Event"):

                  (1) the Subsidiary Guarantees of the Subsidiary Guarantors will be released in their entirety;

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                  (2) the Seward Subsidiary and the Seward Collateral Trustee
         shall file a mortgage on the Seward Collateral substantially in the form of Exhibit B hereto for the benefit of the present and future holders of the Series 2001A Bonds and any other Permitted Secured PEDFA Bond Indebtedness on an Equal and Ratable Basis, and the Series 2001A Bonds will thereafter be secured by Liens upon the Seward Subsidiary's rights in the Seward Collateral;

                  (3) the Series 2001A Bonds will continue to be guaranteed by the Company as provided in Article 3 of this Guarantee Agreement;

                  (4) the Seward Collateral Trust Agreement with the Seward Collateral Trustee will become operative, which Seward Collateral Trust Agreement will set forth the terms on which the Seward Collateral Trustee will receive, hold, administer, maintain, enforce and distribute the proceeds of all Liens upon any Seward Collateral at any time delivered to it, in trust for the benefit of the present and future holders of the Series 2001A Bonds and any other Permitted Secured PEDFA Bond Indebtedness on an Equal and Ratable Basis; and

                  (5) the Seward Subsidiary will deliver all notices and certificates required under Section 2.06 of the Seward Collateral Trust Agreement to designate all then existing Bonds that are supported by Permitted Secured PEDFA Bond Indebtedness, and related Obligations, as Secured Obligations under the Seward Collateral Trust Agreement.

         (b) Upon the occurrence of the Seward Security Event and the application of Section 13.01(a), the punctual payment of (i) the principal or purchase price of, premium and interest on the Series 2001A Bonds and all other Permitted Secured PEDFA Bond Indebtedness, (ii) interest on overdue principal or purchase price of, premium and interest on, all other Permitted Secured PEDFA Bond Indebtedness and (iii) the performance of all other obligations of the Seward Subsidiary under the Seward Secured Debt Documents will be secured Equally and Ratably by Liens granted to the Seward Collateral Trustee upon the Seward Subsidiary's rights in the Seward Collateral.

Section 13.02 Seward Collateral.

         (a) Upon the occurrence of the Seward Security Event and the application of Section 13.01(a), the Series 2001A Bonds will be secured, together with all other Permitted Secured PEDFA Bond Indebtedness, Equally and Ratably by Liens granted to the Seward Collateral Trustee in the Seward Collateral. As provided in and limited by the Seward Security Documents, such Liens are junior in priority to Permitted Prior Liens.

         (b) The Seward Collateral will consist of a mortgage to be executed at the time it is delivered on the Plant (such asset is referred to as the "Seward Collateral").

         (c) Upon the occurrence of the Seward Security Event, the REI Guarantee will cease to constitute Parity Secured Debt. At no time thereafter will the REI Guarantee be secured by security interests in the Shared Collateral, even if as a result of a subsequent action the Credit Agreement, the 2014 Notes or the Existing Notes thereafter again become secured by Liens on all or a portion of the Shared Collateral.

Section 13.03 Further Assurances.

         (a) At all times after the occurrence of the Seward Security Event, the Seward Subsidiary will do or cause to be done all acts and things which may be required, or which the Seward Collateral Trustee from time to time may reasonably request, to assure and confirm that the Seward Collateral Trustee holds,

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for the benefit of the Holders of the Bonds duly created, enforceable and perfected Liens (subject to Permitted Prior Liens) upon the Seward Collateral.

         (b) At all times after the occurrence of the Seward Security Event, upon the written request of the Seward Collateral Trustee at any time and from time to time, the Seward Subsidiary shall promptly execute, acknowledge and deliver such Seward Security Documents, instruments, certificates, notices and other documents and take such other actions as shall be required or which the Seward Collateral Trustee may reasonably request to grant, perfect or maintain the priority of (subject to Permitted Prior Liens) the Liens and benefits intended to be conferred as contemplated by this Guarantee Agreement and the Seward Security Documents for the benefit of the holders of the Bonds and any other Permitted Secured PEDFA Bond Indebtedness.

Section 13.04 Seward Collateral Trustee.

         (a) The Seward Subsidiary has appointed J.P. Morgan Trust Company, National Association or one of its affiliates to serve as the Seward Collateral Trustee for the benefit of the holders of the Bonds and any other Permitted Secured PEDFA Bond Indebtedness pursuant to the terms of the Seward Collateral Trust Agreement.

         (b) The Seward Collateral Trustee (directly or through co-trustees, agents or sub-agents) will hold, and will be entitled to enforce, all Liens on the Seward Collateral.

         (c) Except as provided in the Seward Collateral Trust Agreement or the Seward Security Documents or as directed by a majority in principal amount of the Series 2001A Bonds and any other Permitted Secured PEDFA Bond Indebtedness then outstanding (with all Series 2001A Bonds and other Permitted Secured PEDFA Bond Indebtedness voting together as a single class), the Seward Collateral Trustee is not obligated:

                  (1) to act upon directions purported to be delivered to it by any other Person;

                  (2) to foreclose upon or otherwise enforce any Lien; or

                  (3) to take any other action whatsoever with regard to any or all of the Seward Security Documents, the Liens created thereby or the Seward Collateral;

but the foregoing shall not impose any obligations on the Seward Collateral Trustee that are not set forth in the Seward Collateral Trust Agreement.

Section 13.05 Seward Security Documents and Guarantee.

         (a) Each Holder, by acceptance of the Series 2001A Bonds, hereby appoints the Trustee as its Seward Secured Debt Representative under the Seward Collateral Trust Agreement and authorizes the Trustee and the Seward Collateral Trustee, as applicable, on behalf of and for the benefit of the Holders, to be the agent for and representative of the Holders with respect to the Seward Collateral and the Seward Security Documents.

         (b) Anything contained in any of the Guarantee Agreement and the Seward Security Documents to the contrary notwithstanding, each Holder, by acceptance of the Series 2001A Bonds, hereby agrees that no Holder or the Trustee shall have any right individually to realize upon any of the Seward Collateral, it being understood and agreed that all powers, rights and remedies in respect of the Seward

Collateral under the Seward Security Documents may be exercised solely by the Seward Collateral Trustee.

Section 13.06 Release of Security Interests on the Seward Collateral.

         (a) The Seward Collateral will be released from the Seward Collateral Trustee's Liens:

                  (1) if (A) consent to the release of such Seward Collateral has been given by majority in principal amount of the Series 2001A Bonds and any other Permitted Secured PEDFA Bond Indebtedness then outstanding (with all Series 2001A Bonds and other Permitted Secured PEDFA Bond Indebtedness voting together as a single class) and (B) such release has become effective in accordance with the terms of the consent; or

                  (2) in accordance with the provisions of the Seward Security Documents as in effect from time to time.

         (b) The Seward Collateral Trustee's Liens upon Seward Collateral will no longer secure the Series 2001A Bonds and the right of the holders of such Series 2001A Bonds to the benefits and proceeds of the Seward Collateral Trustee's Liens on the Seward Collateral will terminate and be discharged at the Company's written request:

                  (1) upon satisfaction and discharge of the Series 2001A Bonds pursuant to the Indenture;

                  (2) upon defeasance of the Series 2001A Bonds pursuant to the Indenture; or

                  (3) upon payment in full in cash of the Series 2001A Bonds that are outstanding, due and payable at the time the Series 2001A Bonds are paid in full in cash.

         (c) If the Seward Subsidiary is entitled to a release of any Seward Collateral in accordance with this Guarantee Agreement or any Seward Security Document and if the Seward Subsidiary has delivered any certificates and documents required by the Seward Security Documents and this Section 13.06, the Trustee, upon receipt of such certificates, shall notify the Seward Collateral Trustee of the receipt of such documents and that the Seward Collateral is to be released in accordance with the applicable provisions of this Guarantee Agreement.

Section 13.07 Equal and Ratable Sharing of Seward Collateral by Holders of Permitted Secured PEDFA Bond Indebtedness.

         (a) Notwithstanding (1) anything to the contrary contained in the indentures governing the Series 2001A Bonds, the agreements governing any other Permitted Secured PEDFA Bond Indebtedness, this Guarantee Agreement, the 2002A Guarantee Agreement, the 2002B Guarantee Agreement, the 2003A Guarantee Agreement, the 2004A Guarantee Agreement and the Seward Secured Debt Documents,
(2) the time of incurrence of any Series 2001A Bonds or any other Permitted Secured PEDFA Bond Indebtedness, (3) the order or method of attachment or perfection of any Liens securing any Bonds or any other Permitted Secured PEDFA Bond Indebtedness, (4) the time or order of filing or recording of financing statements, mortgages or other documents filed or recorded to perfect any Lien upon any Seward Collateral, (5) the time of taking possession or control over any Seward Collateral or (6) the rules for determining priority under any law governing relative priorities of Liens:

                  (1) all Liens at any time granted by the Seward Subsidiary in the Seward Collateral to secure any of the Series 2001A Bonds or any other Permitted Secured PEDFA Bond Indebtedness shall secure, Equally and Ratably, all liabilities under or in respect of the Series 2001A Bonds and any other Permitted Secured PEDFA Bond Indebtedness and, in each case, the Obligations threunder; and

                  (2) all proceeds of all Liens at any time granted by the Seward Subsidiary in the Seward Collateral to secure any Series 2001A Bonds or any other Permitted Secured PEDFA Bond Indebtedness shall be allocated and distributed Equally and Ratably on account of all liabilities under or in respect of the Series 2001A Bonds and any other Permitted Secured PEDFA Bond Indebtedness and, in each case, the Obligations threunder.

         Each Holder of the Series 2001A Bonds, by acceptance of the Series 2001A Bonds, agrees to the provisions of the Seward Collateral Trust Agreement, including those described in the Order of Application and the definition of the term "Equally and Ratably."

         (b) The provisions of Section 13.07(a) hereof are intended for the benefit of, and will be enforceable as a third party beneficiary by, each present and future holder of the Series 2001A Bonds and any other Permitted Secured PEDFA Bond Indebtedness and each present and future trustee with respect to a Series of Bonds.

Section 13.08 Enforcement of Security Interests.

         The enforcement of the Seward Collateral Trustee's Liens in the Seward Collateral shall be governed by the Seward Collateral Trust Agreement.

Section 13.09 Amendment and Supplement.

         (a) No amendment or supplement to the provisions of Section 13.07 hereof that adversely affects the right of any Holder of Series 2001A Bonds to share in the Seward Collateral Equally and Ratably will:

                  (1) be effective unless set forth in a writing signed by the Trustee with the consent of the Holders of at least a majority in principal amount of the Series 2001A Bonds then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, any Series 2001A Bonds); or

                  (2) be effective without the written consent of the Seward Subsidairy.

         No waiver of the provisions of this Article 13 will in any event be effective unless set forth in a writing signed and consented to, as required for an amendment under this Section 13.09, by the party to be bound thereby.

         (b) Any amendment or supplement to the provisions of the Seward Security Documents will be effective only in accordance with the provisions of
Section 9.01 of the Seward Collateral Trust Agreement.

                                   ARTICLE 14.
                                  MISCELLANEOUS

Section 14.01 Reserved.

Section 14.02 Notices.

         Any notice or communication by the Company, any Subsidiary Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

         If to the Company and/or any Subsidiary Guarantor:

         Reliant Energy, Inc.
         1000 Main Street
         Houston, Texas 77002
         Telecopier No.: (713) 497-3000
         Attention: General Counsel

         With a copy to:
         Bracewell & Patterson, L.L.P.
         711 Louisiana Street, Suite 2900
         Houston, TX 77002
         Telecopier No.: (713) 221-1212
         Attention: Thomas O. Moore and Charles H. Still, Jr.

         If to the Trustee:
         J.P. Morgan Trust Company, National Association
         One Liberty Place
         1650 Market St., 47th Floor
         Philadelphia, PA 19103
         Telecopier No.: (215) 640-3430
         Attention: Institutional Trust Services

         The Company, any Subsidiary Guarantor or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

         All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

         Any notice or communication to a Holder will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar under the Indenture. Failure to mail a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.

         If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

         If the Company mails a notice or communication to Holders, it will mail a copy to the Trustee and each Agent at the same time.

Section 14.03 Reserved.

Section 14.04 Certificate and Opinion as to Conditions Precedent.

         Upon any request or application by the Company to the Trustee to take any action under this Guarantee Agreement, the Company shall furnish to the
Trustee:

                  (1) an Officer's Certificate in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 14.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Guarantee Agreement relating to the proposed action have been satisfied; and

                  (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 14.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 14.05 Statements Required in Certificate or Opinion.

         Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Guarantee Agreement must include:

                  (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

                  (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (3) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

                  (4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 14.06 Reserved.

Section 14.07 No Personal Liability of Directors, Officers, Employees and Stockholders.

         No director, officer, employee, incorporator or stockholder of the Company or any Subsidiary Guarantor, as such, will have any liability for any obligations of the Company or the Subsidiary Guarantors under the Series 2001A Bonds, this Guarantee Agreement, the Seward Guarantees, the Security Documents, the Seward Security Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Series 2001A Bonds by accepting a Series 2001A Bond waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Series 2001A Bonds. The waiver may not be effective to waive liabilities under the federal securities laws.

Section 14.08 Governing Law.

         THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS GUARANTEE AGREEMENT AND THE SEWARD GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE

EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 14.09 No Adverse Interpretation of Other Agreements.

         This Guarantee Agreement may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Guarantee Agreement.

Section 14.10 Successors.

         All agreements of the Company in this Guarantee Agreement and the Series 2001A Bonds will bind its successors. All agreements of the Trustee in this Guarantee Agreement will bind its successors. All agreements of each Subsidiary Guarantor in this Guarantee Agreement will bind its successors, except as otherwise provided in Section 12.05.

Section 14.11 Severability.

         In case any provision in this Guarantee Agreement is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 14.12 Counterpart Originals.

         The parties may sign any number of copies of this Guarantee Agreement. Each signed copy will be an original, but all of them together represent the same agreement.

Section 14.13 Table of Contents, Headings, etc.

         The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Guarantee Agreement have been inserted for convenience of reference only, are not to be considered a part of this Guarantee Agreement and will in no way modify or restrict any of the terms or provisions hereof.

                         [Signatures on following pages]

                                   SIGNATURES

Dated as of December 22, 2004

                                 RELIANT ENERGY, INC.,
                                 as Guarantor

                                 By: ___________________________________________
                                     Name:
                                     Title:

                                 SUBSIDIARY GUARANTORS:

                                 RELIANT ENERGY ASSET MANAGEMENT, LLC
                                 RELIANT ENERGY AURORA DEVELOPMENT, LLC
                                 RELIANT ENERGY AURORA HOLDING, LLC
                                 RELIANT ENERGY AURORA I, LP
                                 RELIANT ENERGY AURORA II, LP
                                 RELIANT ENERGY AURORA, LP
                                 RELIANT ENERGY BROADBAND, INC.
                                 RELIANT ENERGY CALIFORNIA HOLDINGS, LLC
                                 RELIANT ENERGY CAPITAL (EUROPE), INC.
                                 RELIANT ENERGY COMMUNICATIONS, INC.
                                 RELIANT ENERGY COOLWATER, INC.
                                 RELIANT ENERGY CORPORATE SERVICES, LLC
                                 RELIANT ENERGY DEER PARK, INC.
                                 ENERGY ELLWOOD, INC.
                                 RELIANT ENERGY ETIWANDA, INC.
                                 RELIANT ENERGY EUROPE, INC.
                                 RELIANT ENERGY FLORIDA, LLC
                                 RELIANT ENERGY FLORIDA HOLDINGS, LLC
                                 RELIANT ENERGY KEY/CON FUELS, LLC
                                 RELIANT ENERGY MANDALAY, INC.
                                 RELIANT ENERGY NET VENTURES, INC.
                                 RELIANT ENERGY NORTHEAST GENERATION, INC.
                                 RELIANT ENERGY NORTHEAST HOLDINGS, INC.
                                 RELIANT ENERGY ORMOND BEACH, INC.
                                 RELIANT ENERGY POWER GENERATION, INC.
                                 RELIANT ENERGY POWER OPERATIONS I, INC.
                                 RELIANT ENERGY POWER OPERATIONS II, INC.
                                 RELIANT ENERGY RENEWABLES, INC.
                                 RELIANT ENERGY RETAIL HOLDINGS, LLC
                                 RELIANT ENERGY RETAIL SERVICES, LLC
                                 ENERGY SABINE (TEXAS), INC.
                                 RELIANT ENERGY SERVICES DESERT BASIN, LLC
                                 RELIANT ENERGY SERVICES INTERNATIONAL, INC.
                                 RELIANT ENERGY SERVICES MID-STREAM, LLC

                                 RELIANT ENERGY SERVICES, INC.
                                 RELIANT ENERGY SEWARD, LLC
                                 RELIANT ENERGY SHELBY COUNTY II, LP
                                 RELIANT ENERGY SHELBY COUNTY, LP
                                 RELIANT ENERGY SHELBY DEVELOPMENT CORP.
                                 RELIANT ENERGY SHELBY HOLDING CORP.
                                 RELIANT ENERGY SHELBY I, LP
                                 RELIANT ENERGY SHELBY II, LP
                                 RELIANT ENERGY SOLUTIONS, LLC
                                 RELIANT ENERGY SOLUTIONS HOLDINGS, LLC
                                 RELIANT ENERGY TEXAS RENEWABLES GP, LLC
                                 RELIANT ENERGY TEXAS RENEWABLES, LP
                                 RELIANT ENERGY TRADING EXCHANGE, INC.
                                 RELIANT ENERGY VENTURES, INC.
                                 RELIANT ENERGY WHOLESALE GENERATION, LLC
                                 RELIANT ENERGY WHOLESALE SERVICE COMPANY
                                 RELIANT RESOURCES INTERNATIONAL SERVICES, INC. STAREN POWER, LLC
                                 TEXAS STAR ENERGY COMPANY

                                 By: ___________________________________________
                                 Name:   Andrew Johannesen

                                 Title: Assistant Treasurer of the corporations and limited liability companies, and of the general partners of the limited partnerships, listed above

                                 RELIANT ENERGY CAPTRADES HOLDING CORP.
                                 RELIANT ENERGY ELECTRIC SOLUTIONS, LLC
                                 RELIANT ENERGY RENEWABLES HOLDINGS II, LLC
                                 RELIANT ENERGY SABINE (DELAWARE), INC.
                                 RELIANT ENERGY SOLUTIONS EAST, LLC

                                 By: ___________________________________________
                                 Name:  Andrew Johannesen
                                 Title: Attorney-in-fact

Attest:

___________________________________
Name:
Title:

                                 J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION

                                 as Trustee

                                 By: ___________________________________________
                                     Name:
                                     Title:

                                   SCHEDULE I

                        SCHEDULE OF SUBSIDIARY GUARANTORS

         The following schedule lists each Subsidiary Guarantor under the Guarantee Agreement as of the Issue Date:

Reliant Energy Asset Management, LLC a Delaware limited liability company

Reliant Energy Aurora Development, LLC, a Delaware limited liability company

Reliant Energy Aurora Holding, LLC, a Delaware limited liability company

Reliant Energy Aurora I, LP, a Delaware limited partnership

Reliant Energy Aurora II, LP, a Delaware limited partnership

Reliant Energy Aurora, LP, a Delaware limited partnership

Reliant Energy Broadband, Inc., a Delaware corporation

Reliant Energy California Holdings, LLC, a Delaware limited liability company

Reliant Energy Capital (Europe), Inc., a Delaware corporation

Reliant Energy CapTrades Holding Corp., a Delaware corporation

Reliant Energy Communications, Inc., a Delaware corporation

Reliant Energy Coolwater, Inc., a Delaware corporation

Reliant Energy Corporate Services, LLC, a Delaware limited liability company

Reliant Energy Deer Park, Inc., a Delaware corporation

Reliant Energy Electric Solutions, LLC, a Delaware limited liability company

Reliant Energy Ellwood, Inc., a Delaware corporation

Reliant Energy Etiwanda, Inc., a Delaware corporation

Reliant Energy Europe, Inc., a Delaware corporation

Reliant Energy Florida, LLC, a Delaware limited liability company

Reliant Energy Florida Holdings, LLC, a Delaware limited liability company

Reliant Energy Key/Con Fuels, LLC, a Delaware limited liability company

Reliant Energy Mandalay, Inc., a Delaware corporation

Reliant Energy Net Ventures, Inc., a Delaware corporation

Reliant Energy Northeast Generation, Inc., a Delaware corporation

Reliant Energy Northeast Holdings, Inc., a Delaware corporation

Reliant Energy Ormond Beach, Inc., a Delaware corporation

Reliant Energy Power Generation, Inc., a Delaware corporation

Reliant Energy Power Operations I, Inc., a Delaware corporation

Reliant Energy Power Operations II, Inc., a Delaware corporation

Reliant Energy Renewables, Inc., a Delaware corporation

Reliant Energy Renewables Holdings II, LLC, a Delaware limited liability company

Reliant Energy Retail Holdings, LLC, a Delaware limited liability company

Reliant Energy Retail Services, LLC, a Delaware limited liability company

Reliant Energy Sabine (Delaware), Inc., a Delaware corporation

Reliant Energy Sabine (Texas), Inc., a Delaware corporation

Reliant Energy Services Desert Basin, LLC, a Delaware limited liability company

Reliant Energy Services International, Inc., a Delaware corporation

Reliant Energy Services Mid-Stream, LLC, a Delaware limited liability company

Reliant Energy Services, Inc., a Delaware corporation

Reliant Energy Seward, LLC, a Delaware limited liability company

Reliant Energy Shelby County II, LP, a Delaware limited partnership

Reliant Energy Shelby County, LP, a Delaware limited partnership

Reliant Energy Shelby Development Corp., a Delaware corporation

Reliant Energy Shelby Holding Corp., a Delaware corporation

Reliant Energy Shelby I, LP, a Delaware limited partnership

Reliant Energy Shelby II, LP, a Delaware limited partnership

Reliant Energy Solutions, LLC, a Delaware limited liability company

Reliant Energy Solutions East, LLC, a Delaware limited liability company

Reliant Energy Solutions Holdings, LLC, a Delaware limited liability company

Reliant Energy Texas Renewables GP, LLC, a Delaware limited liability company

Reliant Energy Texas Renewables, LP, a Delaware limited partnership

Reliant Energy Trading Exchange, Inc., a Delaware corporation

Reliant Energy Ventures, Inc., a Delaware corporation

Reliant Energy Wholesale Generation, LLC, a Delaware limited liability company

Reliant Energy Wholesale Service Company, a Delaware corporation

Reliant Resources International Services, Inc., a Delaware corporation

StarEn Power, LLC, a Delaware limited liability company

Texas Star Energy Company, a Delaware corporation

                                                                       EXHIBIT A

                    FORM OF SUPPLEMENTAL GUARANTEE AGREEMENT

         SUPPLEMENTAL GUARANTEE AGREEMENT (this "Supplemental Guarantee Agreement"), dated as of ________________, 20__, among __________________ (the
"Guaranteeing Subsidiary"), a ___________ [corporation][limited liability company][limited partnership], a subsidiary of Reliant Energy, Inc. (or its permitted successor), a __________ corporation (the "Company"), the Company, the other Subsidiary Guarantors (as defined in the Guarantee Agreement referred to herein) and J.P. Morgan Trust Company, National Association, as trustee under the Indenture (as defined in the Guarantee Agreement referred to below) (the "Trustee").

                               W I T N E S S E T H

         WHEREAS, the Company and the Subsidiary Guarantors have heretofore executed and delivered to the Trustee a Guarantee Agreement (the "Guarantee Agreement"), dated as of December 22, 2004, providing for the Company's guarantee (the "REI Guarantee") of the Pennsylvania Economic Development Financing Authority's ("PEDFA") Exempt Facilities Revenue Bonds (Reliant Energy Seward, LLC Project), Series 2001A (the "Series 2001A Bonds"), and the Subsidiary Guarantors's guarantees of the REI Guarantee;

         WHEREAS, the Guarantee Agreement provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental guarantee agreement pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company's Obligations under the REI Guarantee and the Guarantee Agreement (the "Subsidiary Guarantee"); and

         WHEREAS, pursuant to Section 9.01 of the Guarantee Agreement, the Trustee, the Company and the other Subsidiary Guarantors are authorized to execute and deliver this Supplemental Guarantee Agreement.

         NOW THEREFORE, in consideration of the foregoing and for good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary, the Trustee, the Company and the other Subsidiary Guarantors mutually covenant and agree for the equal and ratable benefit of the Holders of the Series 2001A Bonds as follows:

         1. Capitalized Terms. Unless otherwise defined in this Supplemental Guarantee Agreement, capitalized terms used herein without definition shall have the meanings assigned to them in the Guarantee Agreement.

         2. Agreement to be Bound; Guarantee. The Guaranteeing Subsidiary hereby becomes a party to the Guarantee Agreement as a Subsidiary Guarantor and as such will have all of the rights and be subject to all of the Obligations and agreements of a Subsidiary Guarantor under the Guarantee Agreement. The Guaranteeing Subsidiary hereby agrees to be bound by all of the provisions of the Guarantee Agreement applicable to a Subsidiary Guarantor and to perform all of the Obligations and agreements of a Subsidiary Guarantor under the Guarantee Agreement. In furtherance of the foregoing, the Guaranteeing Subsidiary shall be deemed a Subsidiary Guarantor for purposes of Article 12 of the Guarantee Agreement, including, without limitation, Section 12.02 thereof.

         3. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL GUARANTEE AGREEMENT BUT WITHOUT GIVING EFFECT TO APPLICABLE

PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

         4. Counterparts. The parties may sign any number of copies of this Supplemental Guarantee Agreement. Each signed copy shall be an original, but all of them together represent the same agreement.

         5. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

         6. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Guarantee Agreement or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

         7. Ratification of Guarantee Agreement; Supplemental Guarantee Agreement Part of Guarantee Agreement. Except as expressly amended hereby, the Guarantee Agreement is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Guarantee Agreement shall form a part of the Guarantee Agreement for all purposes, and every Holder of Series 2001A Bonds heretofore or hereafter authenticated and delivered shall by bound hereby.

         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Guarantee Agreement to be duly executed and attested, all as of the date first above written.

         Dated: _______________, 20___

                                           [GUARANTEEING SUBSIDIARY]

                                           By: _________________________________
                                           Name:
                                           Title:

                                           [COMPANY]

                                           By: _________________________________
                                           Name:
                                           Title:

                                           [EXISTING SUBSIDIARY GUARANTORS]

                                           By: _________________________________
                                           Name:
                                           Title:

                                           [TRUSTEE],
                                            as Trustee

                                           By: _________________________________
                                               Authorized Signatory

                                                                       EXHIBIT B

                               FORM OF [MORTGAGE]

WHEN RECORDED MAIL TO:

_________________
_________________
_________________
_________________                       SPACE ABOVE THIS LINE FOR RECORDER'S USE

                    MORTGAGE, ASSIGNMENT OF LEASES AND RENTS,
                   SECURITY AGREEMENT AND FINANCING STATEMENT

THIS IS AN OPEN-END MORTGAGE SECURING FUTURE ADVANCES UP TO A MAXIMUM PRINCIPAL AMOUNT OF $600,000,000.00, PLUS ACCRUED INTEREST, YIELD AND OTHER INDEBTEDNESS AS DESCRIBED IN 42 PA. CONS. STAT. ANN. SECTION 8143 AND SECTION 8144, ACT 126 OF 1990.

THIS MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FINANCING STATEMENT IS ENTERED INTO WITH THE BENEFIT OF, AND SUBJECT TO THE TERMS OF A COLLATERAL TRUST AGREEMENT (AS HEREINAFTER DEFINED).

THIS MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FINANCING STATEMENT IS, INTER ALIA, AN OPEN-END MORTGAGE AS DEFINED IN 42 PA. CONS. STAT. ANN.SECTION 8143(F).

THIS INSTRUMENT CONTAINS AFTER-ACQUIRED PROPERTY PROVISIONS.

DEBTOR ID NO. DE 3024328.

NOTICE: THIS DOCUMENT IS BEING FILED AS A MORTGAGE AND AS A REAL PROPERTY FINANCING STATEMENT.

         THIS MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FINANCING STATEMENT (this "Instrument") is made as of this __ day of ________, 20___ but is to be effective as of the ___ day of ______, 20____ ("Effective Date"), by and between RELIANT ENERGY SEWARD, LLC, a Delaware limited liability company (the "Mortgagor"), having an address at 1000 Main, Houston, Texas 77002, and J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association (the "Mortgagee"), having an address at One Liberty Place, 1650 Market Street, Suite 4700, Philadelphia, Pennsylvania 19103, Attention:
Institutional Trust Services, not in its individual capacity, but solely as Collateral Trustee under the Collateral Trust Agreement (as hereinafter defined), and for the ratable benefit of the Secured Parties (as defined in the Collateral Trust Agreement) from time to time entitled to the benefits of the Collateral Trust Agreement (collectively, the "Secured Parties").

         All capitalized terms used in this Instrument without definition shall have the respective meanings ascribed to such terms in that certain Collateral Trust Agreement by and between the Mortgagor and the Mortgagee, dated as of December 1, 2004 (as the same may be amended, amended and restated, supplemented or otherwise modified, renewed or replaced from time to time, the "Collateral Trust Agreement").

         WHEREAS, the Mortgagor, Reliant Energy, Inc., a Delaware corporation ("REI"), and certain Subsidiaries of REI are parties to the existing REI Guarantees and Subsidiary Guarantees in favor of the PEDFA Trustee;

         WHEREAS, pursuant to existing Subsidiary Guarantees, the Mortgagor guaranteed the due and punctual payment and performance of the obligations of REI under the REI Guarantees;

         WHEREAS, pursuant to the terms of the REI Guarantees and Subsidiary Guarantees, upon the occurrence of a Collateral Fall-Away, (a) the Mortgagor shall grant a lien in favor of the Mortgagee under to this Instrument to secure those PEDFA Bonds covered by an REI Guarantee and designated by the Mortgagor pursuant to Section 2.06 of the Collateral Trust Agreement and (b) it is intended that all such PEDFA Bonds shall be secured, Equally and Ratably, by the lien created by this Instrument;

         WHEREAS, a Collateral Fall-Away has occurred, and the Mortgagor has agreed to execute and deliver this Instrument as security for the Secured Obligations (as herein after defined) in consideration for the release of the Mortgagor from all liability under the existing REI Guarantees and Subsidiary Guarantees; and

         WHEREAS, the Collateral Trust Agreement contemplates that (i) the Mortgagor may, from time to time while no Actionable Default exists, designate PEDFA Bonds that are supported by Permitted PEDFA Bond Indebtedness, and any related Obligations, as constituting Secured Obligations under the Collateral Trust Agreement secured by this Instrument and (ii) in connection therewith, the Mortgagor will execute and deliver to the Mortgagee such supplement or amendment to this Instrument as is contemplated in paragraph 21 hereof.

         NOW, THEREFORE, in consideration of the premises and in order to secure the due and punctual payment and performance of the Secured Obligations, the Mortgagor does hereby grant, bargain, sell, mortgage, warrant, convey, alien, demise, release, assign, transfer, set over, deliver, confirm and convey unto the Mortgagee, its successors, assigns and transferees upon the terms and conditions hereof, with power of sale and right of entry as provided herein, and subject to the Permitted Encumbrances (as hereinafter defined), all of the right, title and interest of the Mortgagor in and to the real property located in Indiana County, Commonwealth of Pennsylvania, more particularly described on Exhibit A attached hereto and incorporated herein by reference for all purposes (the "Land");

         TOGETHER with all buildings, improvements, and tenements now or hereafter erected on the Land, but excluding the Existing Seward Facility (as hereinafter defined) and the Excluded Assets (as hereinafter defined) (the "Improvements"), and all of the Mortgagor's right, title and interest in all heretofore or hereafter vacated alleys and streets abutting the Land, and all of the Mortgagor's right, title and interest in all easements, rights, rights of way, gores of land, appurtenances, railroad crossings, access and use agreements, rents (subject, however, to the assignment of rents to the Mortgagee herein), royalties, mineral, oil and gas rights and profits, water, water rights, and water stock appurtenant to the Land and/or relating or pertaining to the Land and/or the Improvements, and all fixtures, machinery, equipment, engines, boilers, incinerators, building materials, appliances and goods of every nature whatsoever that are owned by the Mortgagor and now or hereafter located in, or on, or used, or intended to be used in connection with the Land and/or the Improvements, including, but not limited to, all "equipment" as defined in the Uniform Commercial Code as in effect in the Commonwealth of Pennsylvania (the "Uniform Commercial Code"), including, without limitation, turbines, turbine generators, electric substations, interconnection facilities, transmission lines, auxiliary equipment that are owned by the Mortgagor and to be affixed to, associated with or necessary for the operation of an electric generating facility on the Land, together with any and all equipment and machinery that are owned by the Mortgagor and used for the purposes of supplying or distributing heating, cooling, electricity, gas, water, air and light to the Land and/or the Improvements, and any and all elevators, and related machinery and equipment, fire prevention and extinguishing apparatus, security and access control apparatus, plumbing machinery, fixtures and equipment, water heaters, water closets, sinks, refrigerators, storm windows, storm doors paneling, attached floor coverings, furniture, furnishings, antennas, trees and plants that are owned by the Mortgagor and now or hereafter located on the Land (subject, in the case of equipment, to any equipment lease which constitutes a Permitted Encumbrance); all of which, including replacements and additions thereto, shall be deemed to be and remain a part of the real property covered by this Instrument, and all of the foregoing, together with said Land and Improvements, are hereinafter referred to as the "Property";

         TOGETHER with all of the Mortgagor's right, title and interest in, to and under any and all leases and subleases now or hereinafter in existence and covering space in or applicable to the Property (hereinafter referred to collectively as the "Leases" and singularly as a "Lease"), together with all of the Mortgagor's right, title and interest in all rents, earnings, income, profits, benefits and advantages arising from said Leases and all other sums due or to become due under and pursuant thereto, and together with any and all guarantees of or under any of said Leases, and together with all rights, powers, privileges, options and other benefits of the Mortgagor as lessor or sublessor under the Leases, including, without limitation, the immediate and continuing right, either in person, by agent or by receiver to be appointed in court, subject to the License (as defined in paragraph 18 herein), to (a) receive and collect all rents, income, revenues, issues, profits, condemnation awards, insurance proceeds, moneys and security payable or receivable under such Leases or pursuant to any of the provisions thereof, whether as rent or otherwise, (b) accept or reject any offer made by any tenant or subtenant pursuant to its Lease to purchase the Property and any other property subject to the Lease as therein provided, (c) perform all other necessary or appropriate acts with respect to such Leases as agent and attorney-in-fact for the Mortgagor, and (d) make all waivers and agreements, give and receive all notices, consents and releases, take such action upon the happening of a default under any Lease, including the commencement, conduct and consummation of proceedings at law or in equity as shall be permitted under any provision of any Lease or by any law, and do any and all other things whatsoever which the Mortgagor is or may become entitled to do under any such Lease, together with (to the extent the same shall constitute real property under the law of the state in which the Property is located) all contract rights, franchises, interests, estates or other claims, both at law or in equity relating to the Property, to the extent not included in the rents under any of the Leases;

         TOGETHER with all of the Mortgagor's right, title and interest in, to and under any and all reserve, deposit or escrow accounts (the "Accounts") made in connection with the Mortgagor's account with any utility company, together with all income, profits, benefits and advantages arising therefrom, and together with all rights, powers, privileges, options and other benefits of the Mortgagor under the Accounts, and together with the right to do any and all other things whatsoever which the Mortgagor is or may become entitled to do under the Accounts, other than Ineligible Property;

         TOGETHER with all of the Mortgagor's right, title and interest in all agreements, contracts, certificates, guaranties, warranties, instruments, franchises, permits, licenses, plans, specifications and other documents, now or hereafter entered into, and all rights therein and thereto, pertaining to the use, occupancy, construction, management or operation of the Property and any part thereof and any improvements or respecting any business or activity conducted on the Property and any part thereof (other than Ineligible Property), and all right, title and interest of the Mortgagor therein, including the right to receive and collect any sums payable to the Mortgagor thereunder (except to the extent the Mortgagor is entitled to receive and collect the same without violating the terms of any one of the other Secured Debt Documents (as hereinafter defined)) and all deposits or other security or advance payments made by the Mortgagor with respect to any of the services related to the Property or the operation thereof, together with any tax refunds and the Mortgagor's rights to insurance proceeds, unearned insurance premiums and choses in action (except to the extent the Mortgagor is entitled to receive, collect or apply the same without violating the terms of any one of the other Secured Debt Documents);

         TOGETHER with all of the Mortgagor's right, title and interest in all trade names, trademarks, service marks, logos, copyrights, goodwill, books and records and all other general intangibles relating to or used in connection with the operation of the Property (other than Ineligible Property); and

         TOGETHER with any and all proceeds resulting or arising from the foregoing (all of the foregoing are herein collectively referred to as the "Mortgaged Property").

         TO HAVE AND TO HOLD such property hereby conveyed or mentioned and intended so to be, unto the Mortgagee, and the Mortgagee's successors and assigns, to its own use, forever.

         This Instrument shall be deemed to be and shall be enforceable, inter alia, as an open-end mortgage, as set forth in 42 Pa. C.S.A. Sections 8143 and 8144, and secures future advances up to a maximum amount OF indebtedness outstanding at any time of $600,000,000.00, plus accrued and unpaid interest. In addition to any other Secured Obligations, this Instrument shall secure all advances by the Mortgagee with respect to the Mortgaged Property for the payment of taxes, assessments, maintenance charges, insurance premiums, costs incurred for the protection of the Mortgaged Property or the lien of this Instrument, expenses incurred by the Mortgagee by reason of any default by the Mortgagor under this Instrument or any other document executed with respect to the Secured Obligations secured hereby, including, without limitation, legal fees and costs, and advances for construction, alteration or renovation on the Mortgaged Property, together with all other sums due hereunder or secured hereby.

         The Mortgagor covenants that (i) the Mortgagor is lawfully seized of the estates hereby conveyed and has the right to mortgage, grant, convey and assign such estate in the Mortgaged Property, (ii) the Mortgaged Property is unencumbered except for Permitted Encumbrances, and (iii) the Mortgagor will warrant and defend generally the title to the Mortgaged Property against all claims and demands, subject to the Permitted Encumbrances.

         The Mortgagor and the Mortgagee, intending to be legally bound hereby, covenant and agree as follows:

         1. DEFINITIONS.

                  (a) As used in this Instrument, the term "Condemnation Event" shall mean any condemnation or other taking, or temporary or permanent requisition of, any property, any interest therein or right appurtenant thereto, or any change of grade affecting any property, in each case as the result of the exercise of any right of condemnation or eminent domain. A sale or other transfer to a governmental authority in lieu of, or in anticipation of, condemnation shall be deemed to be a Condemnation Event.

                  (b) As used in this Instrument, the term (i) "Default Rate" shall mean an annual interest rate equal to the Base Rate plus 2%; (ii) "Base Rate" shall mean, for any day, a fluctuating rate per annum equal to the higher of (a) the rate of interest in effect for such day as publicly announced from time to time by J.P. Morgan Chase Bank as its "prime rate" and (b) the Federal Funds Rate in effect for such day plus 1/2 of 1%; and (iii) "Federal Funds Rate" shall mean, for any day, the rate per annum equal to the weighted average (rounded upwards, if necessary, to the next 1/100th of 1%) of the rates on overnight FederaL funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published on the next succeeding Business Day by the Federal Reserve Bank of New York; provided, that if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day.

                  (c) As used in this Instrument, the term "Excluded Assets" shall have the meaning ascribed to such term in that certain Easement and License Agreement between Pennsylvania Electric Company and Sithe Pennsylvania Holdings LLC dated November 19, 1999 and recorded in the Office of the Recorder of Indiana County in Deed Book Volume 1167, page 581, as amended by Amendment Number 1 to Easement and License Agreement between Pennsylvania Electric Company and Reliant Energy Seward, LLC dated November 19, 2001 and recorded in the Office of the Recorder of Indiana County in Record Book Volume 1217, page 803.

                  (d) As used in this Instrument, "Existing Seward Facility" shall mean the coal-fired power plant (under demolition) currently owned by Reliant Mid-Atlantic Power Holdings, LLC and located on the Land.

                  (e) As used in this Instrument, the term "Ineligible Property" shall mean any of the following property or assets of any Grantor:

                  (i) any property or assets to the extent that the Mortgagor is prohibited from granting a security interest in, pledge of, or charge, mortgage or lien upon any such property or assets by reason of applicable law or regulation to which such Mortgagor is subject, except to the extent such prohibition is ineffective under Sections 9-406, 9-407, 9-408 or 9-409 of the NYUCC;

                  (ii) permits and licenses to the extent the grant of a security interest therein is prohibited under applicable law or regulation or by their express terms, except to the extent such prohibition is ineffective under Section 9-408 of the NYUCC;

                  (iii) cash and cash equivalents furnished by Mortgagor to third parties as deposits or as security for any obligation owing by Mortgagor or any of its [Subsidiaries], to the extent the furnishing of such cash and cash equivalents by such Person does not violate the terms of any Secured Debt Document;

                  (iv) cash and cash equivalents held by Mortgagor, or on the instruction of Mortgagor, on behalf of third parties, or held by Mortgagor as customer margin accounts, or held as security for any obligation owing to REI or any of its subsidiaries or as a deposit (all of the foregoing, collectively, "Restricted Cash and Cash Equivalents"), together with any deposit accounts in which such balances are maintained ("Restricted Deposit Accounts"); provided, however, that the foregoing exclusion shall apply only to (x) Restricted Cash and Cash Equivalents that are segregated from, and not commingled with, any other cash or cash equivalents of Mortgagor, and (y) Restricted Deposit Accounts that contain only Restricted Cash and Cash Equivalents and no other cash;

                  (v) Deposit accounts exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of any Mortgagor's salaried employees to the extent not required to be pledged pursuant to the terms of any Secured Debt Document.

                  (f) As used in this Instrument, the term "Permitted Encumbrances" shall mean the items listed or described on Exhibit B attached hereto.

                  (g) As used in this Instrument, the term "Secured Debt Documents" shall have the meaning set forth in the Collateral Trust Agreement.

                  (h) As used in this Instrument, the term "Secured Obligations" shall mean the due and punctual payment and performance of all Obligations in respect of each of the following Series of Secured Debt, together with any other Permitted PEDFA Bond Indebtedness that is subsequently designated as and becomes a Secured Obligation under the Collateral Trust Agreement:

                           (i) [Indicate which bond series have been designated
pursuant to Section 2.06 of the Collateral Trust Agreement as Permitted PEDFA Bond Indebtedness that is to become Secured Obligations hereunder.]

         2. PAYMENT AND PERFORMANCE OF SECURED OBLIGATIONS. The Mortgagor shall promptly pay and perform when due the Secured Obligations.

         3. TAXES AND OTHER CHARGES; LIENS. Except to the extent failure to do so does not violate the terms of any one of the other Secured Debt Documents, the Mortgagor shall duly pay and discharge, or cause to be paid and discharged, before the same shall become in arrears (and after giving effect to all applicable extensions), all taxes, assessments, vault, water and sewer rents, rates, charges and assessments, premiums, levies, permits, inspection and license fees, other governmental and quasi-governmental charges or other impositions attributable to the Property or this Instrument, and any penalties or interest for non-payment thereof, heretofore or hereafter imposed, or which may become a lien, upon the Property or arising with respect to the occupancy, use and possession thereof (collectively, the "Impositions"). The Mortgagor shall promptly discharge any lien (other than a Permitted Encumbrance) which has, or may have, priority over or equality with, the lien of this Instrument. Except to the extent failure to do so does not violate the terms of any one of the other Secured Debt Documents, the Mortgagor shall duly pay and discharge, or cause to be paid and discharged before the same shall become in arrears, all claims for labor, materials or supplies which if unpaid would become a lien upon the Property (and not otherwise permitted as a Permitted Encumbrance).

         4. HAZARD AND LIABILITY INSURANCE. If the Property is sold pursuant to paragraph 23 hereof or if the Mortgagee acquires title to the Property, the Mortgagee shall have all of the right, title and interest of the Mortgagor in and to any insurance policies and unearned premiums thereon and in and to the proceeds resulting from any damage to the Property prior to such sale or acquisition.

         5. PROTECTION OF THE MORTGAGEE'S SECURITY. If the Mortgagor fails to perform the covenants and agreements contained in this Instrument, or if any action or proceeding is commenced which affects the Mortgaged Property or title thereto or the interest of the Mortgagee therein, including, but not limited to, eminent domain, insolvency, code enforcement, or arrangements or proceedings involving a bankrupt or decedent, and such proceeding has or is reasonably expected to have a Material Adverse Effect, then the Mortgagee may make such appearances, disburse such sums and take such action as the Mortgagee deems necessary to protect the Mortgagee's interest, including, but not limited to,
(i) disbursement of reasonable attorneys' fees, (ii) entry upon the Property to make repairs, (iii) procurement of satisfactory insurance, and (iv) the payment of any Impositions levied against the Property then due and payable. Any amounts disbursed by the Mortgagee pursuant to this paragraph 5, with interest thereon, shall become additional indebtedness of the Mortgagor secured by this Instrument. Such amounts shall be immediately due and payable and shall bear interest from the date of disbursement until the date of actual payment of such amounts at the Default Rate. The Mortgagor hereby covenants and agrees that the Mortgagee shall be subrogated to the lien of any mortgage or other lien discharged, in whole or in part, by the indebtedness secured hereby. Nothing contained in this paragraph 5 shall require the Mortgagee to incur any expense or take any action hereunder.

         6. CONDEMNATION. The Mortgagor shall promptly notify the Mortgagee of any threatened or pending Condemnation Event, whether direct or indirect, affecting the Property, or any part thereof, and the Mortgagor shall appear in and prosecute any such action or proceeding unless otherwise directed by the Mortgagee in writing. Upon the occurrence and during the pendancy of an Actionable Default the Mortgagor authorizes the Mortgagee, acting upon an Act of Secured Debtholders, as attorney-in-fact for the Mortgagor, to commence, appear in and prosecute, in the Mortgagee's or the Mortgagor's name, any action or proceeding relating to any Condemnation Event applicable to the Property or any part thereof, whether direct or indirect, and to settle or compromise any claim in connection with such condemnation or other taking.

         7. MORTGAGOR AND LIEN NOT RELEASED. From time to time, subject to the provisions of the relevant Secured Debt Documents, each Secured Party may, at its option, without giving notice to or obtaining the consent of the Mortgagor, the Mortgagor's successors or assigns or of any junior lien-holder or guarantors, without liability on such Secured Party's part and notwithstanding the Mortgagor's breach of any covenant or agreement of the Mortgagor in this Instrument, extend the time for payment of the Secured Obligations or any part thereof held by such Secured Party, reduce the payments thereon, release anyone liable on any part of the Secured Obligations held by such Secured Party, accept a renewal note or notes therefor, and modify the terms and time of payment of the Secured Obligations held by such Secured Party. From time to time, subject to the provisions of the Collateral Trust Agreement, the Mortgagee may release from the lien of this Instrument any part of the Mortgaged Property, take or release other or additional security held by it, re-convey any part of the Mortgaged Property, consent to any map or plan of the Property, consent to the granting of any easement, join in any extension or subordination agreement, and/or agree in writing with any of the other Secured Parties to modify the terms of any other Secured Debt Document held by the Mortgagee. Any actions taken by any Secured Party or the Mortgagee pursuant to the terms of this paragraph 7 shall not affect the obligation of the Mortgagor or the Mortgagor's successors or assigns to pay and perform the Secured Obligations and to observe the covenants of the Mortgagor contained herein, and shall not affect the lien or priority of lien hereof on the Mortgaged Property. The Mortgagor shall pay the Mortgagee all out-of-pocket expenses incurred by the Mortgagee, including, without limitation, such title insurance premiums and attorneys' fees as may be incurred at the Mortgagee's option, for any such action if taken at the Mortgagor's request.

         8. FORBEARANCE BY THE MORTGAGEE NOT A WAIVER. Any forbearance by the Mortgagee in exercising any right or remedy hereunder or otherwise afforded by applicable law, shall not be a waiver of or preclude the exercise of any right or remedy. The acceptance by the Mortgagee or any Secured Party of payment of any sum secured by this Instrument after the due date of such payment shall not be a waiver of the Mortgagee's or such Secured Party's right to either require prompt payment when due of all other sums so secured or to declare a default for failure to make prompt payment. The procurement of insurance or the payment of taxes or other liens or charges by the Mortgagee shall not be a waiver of the Mortgagee's right to exercise its remedies hereunder, nor shall the Mortgagee's receipt of any awards, proceeds or damages pursuant to the provisions of the Collateral Trust Agreement operate to cure or waive the Mortgagor's default in payment of the Secured Obligations.

         9. UNIFORM COMMERCIAL CODE SECURITY AGREEMENT. This Instrument is intended to be a security agreement pursuant to the Uniform Commercial Code for any of the items specified above as part of the Mortgaged Property which, under applicable law, may be subject to a security interest pursuant to the Uniform Commercial Code, and the Mortgagor hereby grants the Mortgagee a security interest in said items. The Mortgagor agrees that the Mortgagee may file this Instrument or a reproduction thereof, in the real estate records or other appropriate index, as a financing statement for any of the items specified above as part of the Mortgaged Property. Any reproduction of this Instrument or of any other security agreement or financing statement shall be sufficient as a financing statement. In addition, the Mortgagor agrees to execute and deliver to the Mortgagee, upon the

Mortgagee's request, made at the direction of an Act of Secured Debtholders, any financing statements, as well as extensions, renewals and amendments thereof, and reproductions of this Instrument in such form as the Mortgagee may require to perfect a security interest with respect to said items. Further, the Mortgagor authorizes the Mortgagee to file Uniform Commercial Code financing statements in Indiana County, Pennsylvania and such other jurisdictions as the Mortgagee may require in order to perfect and provide notice of the liens and security interest created hereunder. The Mortgagor shall pay all costs of filing such financing statements and any extensions, renewals, amendments and releases thereof, and shall pay all reasonable costs and expenses of any record searches for financing statements the Mortgagee may, acting upon an Act of Secured Debtholders, reasonably require. Except for Permitted Encumbrances and except to the extent the same does not violate the terms of any one of the other Secured Debt Documents, without the prior written consent of the Mortgagee, the Mortgagor shall not create or suffer to be created pursuant to the Uniform Commercial Code any other security interest in said items, including replacements and additions thereto. Upon the occurrence and during the pendancy of an Event of Default, the Mortgagee shall have the remedies of a secured party under the Uniform Commercial Code and, acting upon an Act of Secured Debtholders, may also invoke such remedies under the Uniform Commercial Code and the remedies provided in paragraph 19 of this Instrument as to such items. In exercising any of said remedies, the Mortgagee may proceed against the items of real property and any items of personal property specified above as part of the Mortgaged Property separately or together and in any order whatsoever, without in any way affecting the availability of the Mortgagee's remedies under the Uniform Commercial Code or of the remedies provided in paragraph 19 of this Instrument.

         10. LEASES OF THE PROPERTY. Upon assignment by the Mortgagor to the Mortgagee of any Leases or subleases of the Property, the Mortgagee shall have, subject to the License (as defined below), all of the rights and powers possessed by the Mortgagor prior to such assignment and the right to modify, extend or terminate any and all existing Leases and subleases and to execute new Leases and subleases, in the Mortgagee's sole discretion.

         11. REMEDIES CUMULATIVE. Each remedy provided in this Instrument is distinct and cumulative to all other rights or remedies under this Instrument or afforded by law or equity, and may be exercised concurrently, independently, or successively, in any order whatsoever.

         12. TRANSFERS OF THE MORTGAGED PROPERTY OR BENEFICIAL INTERESTS IN MORTGAGOR. Except to the extent the same does not violate the terms of any one of the other Secured Debt Documents, neither the Mortgagor nor any constituent thereof shall sell, transfer, lease or encumber (a) all or any part of the Mortgaged Property, or any interest therein, (b) all or substantially all of the assets of the Mortgagor, or (c) all or any part of the beneficial interests in the Mortgagor (if the Mortgagor is not a natural person or persons but is a corporation, partnership, trust, limited liability company or other legal entity).

         13. NOTICES. Except for any notice required under applicable law to be given in another manner, (a) any notice to the Mortgagor provided for in this Instrument shall be given in the manner and to the address specified in the Collateral Trust Agreement or at such other address as the Mortgagor may designate by notice to the Mortgagee as specified in the Collateral Trust Agreement, and (b) any notice to the Mortgagee shall be given in the manner and to the address specified in the Collateral Trust Agreement or to such other address as the Mortgagee may designate by notice to the Mortgagor as specified in the Collateral Trust Agreement. Any notice provided for in this Instrument shall be deemed to have been given to the Mortgagor or the Mortgagee as specified in the Collateral Trust Agreement.

         14. SUCCESSORS AND ASSIGNS BOUND; JOINT AND SEVERAL LIABILITY; AGENTS; CAPTIONS. The covenants and agreements herein contained shall bind, and the rights hereunder shall inure to, the respective successors and assigns of the Mortgagee and the Mortgagor. If the

Mortgagor is comprised of more than one entity or person, all covenants and agreements of the Mortgagor shall be joint and several. In exercising any rights hereunder or taking any actions provided for herein, the Mortgagee may act through its employees, agents or independent contractors as authorized by the Mortgagee. The captions and headings of the paragraphs of this Instrument are for convenience only and are not to be used to interpret or define the provisions hereof.

         15. GOVERNING LAW; SEVERABILITY. This Instrument shall be governed by the laws of the State of New York (without regard to the conflict of laws principles of the State of New York), except that with respect to the exercise of remedies hereunder and the creation, perfection and enforcement of the lien created by this Instrument, the laws of the jurisdiction in which the Property is located shall govern, without regard to the conflict of laws principles of such jurisdiction. In the event that any provision of this Instrument conflicts with applicable law, such conflict shall not affect other provisions of this Instrument which can be given effect without the conflicting provisions, and to this end the provisions of this Instrument are declared to be severable.

         16. WAIVER OF STATUTE OF LIMITATIONS. The Mortgagor hereby waives the right to assert any statute of limitations as a bar to the enforcement of the lien of this Instrument or any other Secured Debt Document or to any action brought to enforce the payment and performance of the Secured Obligations.

         17. WAIVER OF MARSHALLING. Notwithstanding the existence of any other security interest in the Mortgaged Property held by the Mortgagee or by any other party, the Mortgagee, acting upon an Act of Secured Debtholders, shall have the right to determine the order in which any or all of the Mortgaged Property shall be subjected to the remedies provided herein. The Mortgagor, any party who consents to this Instrument and any party who now or hereafter acquires a security interest in the Mortgaged Property and who has actual or constructive notice hereof hereby waives any and all right to require the marshalling of assets in connection with the exercise of any of the remedies permitted by applicable law or provided herein.

         18. ASSIGNMENT OF RENTS; APPOINTMENT OF RECEIVER; MORTGAGEE IN POSSESSION. As part of the consideration to induce the Secured Parties and the Mortgagee to enter into the Collateral Trust Agreement, the Mortgagor hereby absolutely and unconditionally assigns and transfers to the Mortgagee all of the Mortgagor's right, title and interest in all rents of the Property, including those now due, past due, or to become due by virtue of any Lease, regardless of to whom such rents are payable. The Mortgagor hereby authorizes the Mortgagee or the Mortgagee's agents to collect the aforesaid rents and hereby directs each tenant and subtenant of the Property to pay such rents to the Mortgagee or the Mortgagee's agents; provided, however, that prior to an Actionable Default, the Mortgagor shall have the right to collect and receive all rents of the Property in trust for the benefit of the Mortgagee and the Mortgagor, and, so long as no Actionable Default has occurred, apply such rents for the account of the Mortgagor to the extent doing so does not violate the terms of any one of the other Secured Debt Documents (collectively, the "License"), it being intended by the Mortgagor and the Mortgagee that this assignment of rents constitutes an absolute assignment and not an assignment for additional security only. Upon an Actionable Default, to the extent permitted by applicable law, and without the necessity of the Mortgagee entering upon and taking and maintaining full control of the Property in person, by agent or by a court-appointed receiver, the Mortgagee, acting upon an Act of Secured Debtholders, shall immediately be entitled to possession of all of the Mortgagor's rents of the Property as specified in this paragraph 18 as the same become due and payable, including, but not limited to, rents then due and unpaid, and all such rents shall immediately upon delivery of such notice be held by the Mortgagor in trust for the benefit of the Mortgagee only; provided, however, that the written notice by the Mortgagee to the Mortgagor of such Actionable Default shall contain a statement that the Mortgagee exercises its rights to such rents. The Mortgagor agrees that commencing upon delivery of such written notice of such Actionable Default by the Mortgagee to the Mortgagor, each tenant and subtenant of the Property shall make such rents payable to and pay such rents to the Mortgagee or the Mortgagee's agents on the Mortgagee's written demand to each tenant and subtenant therefor, delivered to each tenant and subtenant personally or by mail without any liability on the part of said tenant or subtenant to inquire further as to the existence of a default.

         The Mortgagor hereby covenants that the Mortgagor has not executed any prior assignment of said rents, that the Mortgagor has not performed, and will not perform, any acts or has not executed, and will not execute, any instrument which would prevent the Mortgagee from exercising its rights under this paragraph 18. The Mortgagee agrees that the foregoing shall not restrict the Mortgagor from amending, terminating or releasing any such Lease to the extent doing so does not violate the terms of any one of the other Secured Debt Documents. The Mortgagor further covenants that the Mortgagor will execute and deliver to the Mortgagee such further assignments of rents and revenues of the Property as the Mortgagee may from time to time request.

         Upon an Actionable Default, the Mortgagee, acting upon an Act of Secured Debtholders, shall be entitled to require the appointment of a receiver for the Property, without notice to the Mortgagor or any other person or entity and the Mortgagee may in person, by agent or by a court-appointed receiver, regardless of the adequacy of the Mortgagee's security, enter upon and take and maintain full control of the Property in order to perform all acts necessary and appropriate for the operation and maintenance thereof including, but not limited to, the execution, cancellation or modification of Leases and subleases, the collection of all rents and revenues of the Property, the enforcement or fulfillment of any terms, condition or provision of any Lease or sublease, the making of repairs to the Property and the execution or termination of contracts providing for the management or maintenance of the Property, all on such terms as are deemed best by the Mortgagee to protect the security of this Instrument. In the event the Mortgagee, acting upon an Act of Secured Debtholders, elects to seek the appointment of a receiver for the Property upon an Actionable Default, the Mortgagor hereby expressly consents to the appointment of such receiver. The Mortgagee or the receiver shall be entitled to receive a reasonable fee for so managing the Property.

         All rents collected subsequent to delivery of written notice by the Mortgagee to the Mortgagor of the occurrence of an Actionable Default shall be applied first to the costs, if any, of taking control of and managing the Property and collecting the rents, including, but not limited to, reasonable attorneys' fees, receiver's fees, premiums on receiver's bonds, costs of repairs to the Property, premiums on insurance policies, taxes, assessments and other charges on the Property, and the costs of discharging any obligation or liability of the Mortgagor as lessor or landlord of the Property and then in accordance with the terms of the Collateral Trust Agreement. The Mortgagee or the receiver shall have access to the books and records used in the operation and maintenance of the Property and shall be liable to account only for those rents actually received. The Mortgagee shall not be liable to the Mortgagor, anyone claiming under or through the Mortgagor or anyone having an interest in the Property by reason of anything done or left undone by the Mortgagee under this paragraph 18.

         If the rents of the Property are not sufficient to meet the costs, if any, of taking control of and managing the Property and collecting the rents, any funds expended by the Mortgagee for such purposes shall become indebtedness of the Mortgagor to the Mortgagee secured by this Instrument pursuant to paragraph 5 hereof. Unless the Mortgagee and the Mortgagor agree in writing to other terms of payment, such amounts shall be payable upon notice from the Mortgagee to the Mortgagor requesting payment thereof and shall bear interest from the date of disbursement until the date of actual payment of such amounts, at the Default Rate.

         Any entering upon and taking and maintaining of control of the Property by the Mortgagee or the receiver and any application of rents as provided herein shall not cure or waive any default hereunder or invalidate any other right or remedy of the Mortgagee under applicable law or provided herein. This assignment of rents of the Property shall terminate as provided in the Collateral Trust Agreement.

         19. DEFAULT; REMEDIES. Upon the occurrence of an Actionable Default, the Mortgagee may, acting upon an Act of Secured Debtholders, foreclose this Instrument by judicial proceeding, and may invoke the power of sale and any other remedies permitted by applicable law or provided herein. Supplementing the definition of an Actionable Default, if the Mortgagor shall at any time deliver or cause to be delivered to the Mortgagee without prior written consent of the Mortgagee a notice pursuant to 42 Pa. C.S.A. Section 8143 electing to limit the indebtedness secured by this Instrument, same shall be deemed to constitutE an Actionable Default. The Mortgagor acknowledges that, to the extent permitted by applicable law, upon the occurrence of an Actionable Default, the Mortgagee without prior judicial hearing may, acting upon an Act of Secured Debtholders, exercise the power of sale herein granted. The Mortgagor has the right to bring an action to assert the non-existence of a breach or any other defense of the Mortgagor to such sale. The Mortgagee shall be entitled to collect all costs and expenses incurred in pursuing such remedies, including, but not limited to, reasonable attorneys' fees and costs of documentary evidence, abstracts and title reports.

         If the Property is sold pursuant to paragraph 23 of this Instrument, the Mortgagor or any person holding possession of the Property through the Mortgagor shall immediately surrender possession of the Property to the purchaser at such sale upon the purchaser's written demand. If possession is not surrendered upon the purchaser's written demand, the Mortgagor or such person shall be a tenant at sufferance and may be removed by writ of possession or by an action for forcible entry and detainer.

         20. ATTORNEYS' FEES. As used in this Instrument, "attorneys' fees" shall include attorneys' fees, if any, which may be awarded by an appellate court and attorneys' fees incurred in connection with any bankruptcy proceedings relating to or otherwise involving the Borrower or the Mortgagor or any of their constituent entities.

         21. FUTURE ADVANCES.

                  (a) This Instrument is given to secure not only the existing indebtedness secured hereby but also future advances as are made under the Secured Debt Documents up to a total maximum principal amount of $600,000,000.00, plus interest thereon, and any disbursements made under this Instrument or the other Secured Debt Documents by the Mortgagee for the payment of taxes, insurance or other liens on the Mortgaged Property encumbered by this Instrument, with interest on such disbursements, which advances shall be secured hereby to the same extent as if such future advances were made on this date. The total amount of indebtedness secured hereby may increase or decrease from time to time. The provisions of this paragraph 21 shall not be construed to imply any obligation on any of the Secured Parties to make any future advances, it being the intention of the parties that any future advances shall be solely at the discretion and option of the relevant Secured Parties.

                  (b) This instrument shall, from time to time, be supplemented or amended by the Mortgagee and the Mortgagor to further evidence that a specific future Series of Secured Debt is included within the Secured Obligations and secured by this Instrument. Such supplements or amendments shall be in the form attached hereto as Exhibit C or in such other form as the Mortgagee and the Mortgagor may from time to time agree.

         22. MORTGAGOR'S MISCELLANEOUS COVENANTS. The Mortgagor hereby covenants, agrees and undertakes to:

                  (a) except for Permitted Encumbrances and except to the extent doing so does not violate the terms of any one of the other Secured Debt Documents, not execute or deliver any deed of trust, mortgage or pledge of any type covering all or any portion of the Mortgaged Property;

                  (b) except for Permitted Encumbrances and except to the extent doing so does not violate the terms of any one of the other Secured Debt Documents, not permit any drilling or exploration for or extraction, removal or production of any mineral, natural element, compound or substance from the surface or subsurface of the Property regardless of the depth thereof or the method of mining or extraction thereof;

                  (c) without providing notice to the Mortgagee, not change its name or organizational identification number if it has one; and

                  (d) pay on demand all out-of-pocket costs, fees and expenses and other expenditures, including, but not limited to, reasonable attorneys' fees and expenses paid or incurred by the Mortgagee to enforce or incident to the enforcement of this Instrument or the exercise of any right or remedy of the Mortgagee hereunder.

         23. FORECLOSURE; MORTGAGEE IN POSSESSION; INDEMNIFICATION. At any time after the occurrence of an Actionable Default, the Mortgagee may, acting upon an Act of Secured Debtholders, either with or without entry or taking possession as herein provided, proceed by suit or suits at law or in equity or by any other appropriate proceeding or remedy to foreclose the lien hereof for the Secured Obligations or any part thereof and to sell the Mortgaged Property as an entirety or otherwise, as the Mortgagee may determine. In any civil action to foreclose the lien hereof or otherwise enforce the Mortgagee's rights, there shall be allowed and included as additional indebtedness secured hereby in the order or judgment for foreclosure and sale or other order all reasonable expenditures and expenses which may be paid or incurred by or on behalf of the Mortgagee for attorneys' fees, costs and expenses, appraisers' fees, engineers' fees, outlays for documentary and expert evidence, stenographers' charges, publication costs, and costs (which may be estimates as to items to be expended after entry of said order or judgment) of procuring all such abstracts of title, title searches and examination, title insurance policies, and similar data and assurances with respect to the title as the Mortgagee may deem reasonably necessary either to prosecute such civil action or to evidence to bidders at any sale which may be had pursuant to such order or judgment the true condition of the title to, or the value of, the Mortgaged Property. All expenditures and expenses of the nature in this paragraph 23 mentioned and such costs, expenses and fees as may be incurred in the protection of the Mortgaged Property and the maintenance of the lien of this Instrument, including the reasonable fees, and actual costs and expenses of any attorneys employed by the Mortgagee in any litigation or proceeding affecting this Instrument or any other Secured Debt Document or the Mortgaged Property, including probate, appellate and bankruptcy proceedings, or in preparation for the commencement or defense of any action or proceeding or threatened action or proceeding, shall be immediately due and payable to the Mortgagee, with interest thereon at the Default Rate, and shall be secured by this Instrument. The failure to join any tenant or tenants of the Property as party defendant or defendants in any such civil action or the failure of any such order or judgment to foreclose their rights shall not be asserted by the Mortgagor as a defense in any civil action instituted to collect the Secured Obligations, or any part thereof, or any deficiency remaining unpaid after foreclosure and sale of the Mortgaged Property, any statute or rule of law at any time existing to the contrary notwithstanding. Upon any foreclosure sale, the Mortgagee may bid for and purchase the Mortgaged Property and shall be entitled to apply all or any part of the Secured Obligations as a credit to the purchase price. The proceeds of any foreclosure sale of the Mortgaged Property shall be distributed and applied, at the Mortgagee's option, to reduce the amount of the Secured Obligations in such priority and in such proportions as the Mortgagee in its sole discretion shall deem proper.

         24. TRANSFER OF LIEN. The Mortgagee may, at any time, transfer or assign this Instrument and any other Secured Debt Document held by it as permitted pursuant to the provisions of the Collateral Trust Agreement. The Mortgagee may forward to each purchaser, transferee, or assignee all documents and information which the Mortgagee now has or may hereafter acquire relating to the transactions contemplated by the Collateral Trust Agreement and to the Mortgagor and/or the Mortgaged Property, whether furnished by the Mortgagor or otherwise, as the Mortgagee determines necessary or desirable. The Mortgagor shall furnish and the Mortgagor consents to the Mortgagee furnishing to such purchaser, transferee or assignee any and all information concerning the Mortgaged Property and the Leases, as may be requested by the Mortgagee, purchaser, transferee or assignee in connection with any sale or transfer.

         25. CONFESSION OF JUDGMENT

         THE FOLLOWING SECTION SETS FORTH WARRANTS OF ATTORNEY FOR ANY ATTORNEY TO CONFESS JUDGMENTS AGAINST THE MORTGAGOR. IN GRANTING THESE WARRANTS OF ATTORNEY TO CONFESS JUDGMENTS AGAINST THE MORTGAGOR, THE MORTGAGOR HEREBY KNOWINGLY, INTENTIONALLY, VOLUNTARILY AND UNCONDITIONALLY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHTS THE MORTGAGOR MAY HAVE TO PRIOR NOTICE AND AN OPPORTUNITY FOR HEARING UNDER THE RESPECTIVE CONSTITUTIONS AND LAWS OF THE COMMONWEALTH OF PENNSYLVANIA AND THE UNITED STATES OF AMERICA. WITHOUT LIMITATION OF THE FOREGOING, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE MORTGAGOR HEREBY SPECIFICALLY WAIVES ALL RIGHTS THE MORTGAGOR HAS OR MAY HAVE TO NOTICE AND AN OPPORTUNITY FOR A HEARING PRIOR TO EXECUTION UPON ANY JUDGMENT ENTERED AGAINST THE MORTGAGOR PURSUANT TO THE TERMS HEREOF.

         FOR THE PURPOSE OF OBTAINING POSSESSION OF THE MORTGAGED PROPERTY, OR ANY PORTION(S) THEREOF, AFTER THE OCCURRENCE OF ANY ACTIONABLE DEFAULT, ACTING UPON AN ACT OF SECURED DEBTHOLDERS, THE MORTGAGOR HEREBY AUTHORIZES AND EMPOWERS ANY ATTORNEY OF ANY COURT OF RECORD IN THE COMMONWEALTH OF PENNSYLVANIA OR ELSEWHERE, AS ATTORNEY FOR THE MORTGAGOR AND ALL PERSONS CLAIMING UNDER OR THROUGH THE MORTGAGOR, BY COMPLAINT OR OTHERWISE, TO APPEAR FOR AND ENTER AND CONFESS JUDGMENT AGAINST THE MORTGAGOR, AND AGAINST ALL PERSONS CLAMING UNDER OR THROUGH THE MORTGAGOR, IN FAVOR OR THE MORTGAGEE, FOR RECOVERY BY THE MORTGAGEE OF POSSESSION OF THE MORTGAGED PROPERTY, OR ANY PORTION(S) THEREOF, FOR WHICH THIS INSTRUMENT, OR A COPY THEREOF VERIFIED BY AFFIDAVIT, SHALL BE A SUFFICIENT WARRANT; AND THEREUPON A WRIT OF POSSESSION (OR LIKE WRIT UNDER THEN APPLICABLE
LAW) MAY IMMEDIATELY ISSUE FOR POSSESSION OF THE MORTGAGED PROPERTY, OR SUCH PORTION(S) THEREOF, WITHOUT ANY PRIOR WRIT OR PROCEEDING WHATSOEVER AND WITHOUT ANY STAY OF EXECUTION. IF FOR ANY REASON AFTER SUCH ACTION HAS BEEN COMMENCED IT SHALL BE DISCONTINUED, OR POSSESSION OF THE MORTGAGED PROPERTY OR SUCH PORTION(S) THEREOF SHALL REMAIN IN OR BE RESTORED TO THE MORTGAGOR, THE MORTGAGEE SHALL HAVE THE RIGHT FOR THE SAME ACTIONABLE DEFAULT OR ANY SUBSEQUENT ACTIONABLE DEFAULT, ACTING UPON AN ACT OF SECURED DEBTHOLDERS, TO BRING ONE OR MORE FURTHER ACTIONS OR ENTER AND CONFESS JUDGMENT ONE OR MORE TIMES AS ABOVE PROVIDED TO

RECOVER POSSESSION OF THE MORTGAGED PROPERTY, OR ANY PORTION(S) THEREOF. UPON ANY ACTIONABLE DEFAULT AND ACTING UPON AN ACT OF SECURED DEBTHOLDERS, THE MORTGAGEE MAY BRING AN ACTION IN EJECTMENT AND CONFESS JUDGMENT THEREIN BEFORE OR AFTER THE INSTITUTION OF PROCEEDINGS TO FORECLOSE THIS INSTRUMENT OR TO ENFORCE THE PROVISIONS OF THE SECURED DEBT DOCUMENTS, OR AFTER ENTRY OF JUDGMENT THEREIN OR ON ANY SECURED DEBT DOCUMENT, OR AFTER A SHERIFF'S SALE OR JUDICIAL SALE OR OTHER FORECLOSURE SALE OF THE MORTGAGED PROPERTY, OR ANY PORTION(S) THEREOF, IN WHICH THE MORTGAGEE IS THE SUCCESSFUL BIDDER, IT BEING THE UNDERSTANDING OF THE PARTIES THAT THE AUTHORIZATION TO PURSUE SUCH PROCEEDINGS FOR OBTAINING POSSESSION AND CONFESSION OF JUDGMENT THEREIN IS AN ESSENTIAL PART OF THE REMEDIES FOR ENFORCEMENT OF THIS INSTRUMENT AND OTHER SECURED DEBT DOCUMENTS, AND SHALL SURVIVE ANY EXECUTION SALE TO THE MORTGAGEE.

         THE MORTGAGOR (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE MORTGAGEE HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT SEEK TO EXERCISE OR ENFORCE THE FOREGOING PROVISIONS CONCERNING CONFESSION OF JUDGMENTS AND (II) ACKNOWLEDGES THAT THE ENTERING INTO BY THE MORTGAGEE OF THE OBLIGATIONS SECURED BY THIS INSTRUMENT HAS BEEN INDUCED BY, AMONG OTHER THINGS, THE INCLUSION HEREIN OF SAID PROVISIONS. THE MORTGAGOR FURTHER ACKNOWLEDGES THAT IT HAS HAD THE ASSISTANCE OF INDEPENDENT LEGAL COUNSEL, SELECTED OF THE MORTGAGOR'S OWN FREE WILL, IN THE REVIEW AND EXECUTION OF THIS INSTRUMENT AND IN THE MAKING OF SAID PROVISIONS, THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS SAID PROVISIONS WITH SAID COUNSEL AND THAT THE MEANING AND EFFECT THEREOF HAVE BEEN FULLY EXPLAINED TO THE MORTGAGOR BY SUCH COUNSEL, AND AS EVIDENCE OF SUCH FACT AN AUTHORIZED OFFICER OF THE MORTGAGOR SIGNS HIS/HER NAME.

(MORTGAGOR'S SIGNATURE)

         26. PENNSYLVANIA "OPEN-END MORTGAGE" PROVISIONS.

                  (a) The proceeds of the advances have been and shall be disbursed, advanced, and repaid in accordance with the terms and conditions of the Secured Debt Documents. Without limiting anything contained in any provision hereof, this Instrument is an Open-End Mortgage which secures the Mortgagor's obligation to repay all advances of principal made prior to, at or after closing up to the principal amount of the Secured Obligations up to the maximum amount of $600,000,000.00, and all interest, late charges, fees and other amounts due under this Instrument and the other Secured Debt Documents and, in addition thereto, (i) all advances by the Mortgagee or any Secured Party to the Mortgagor or any other person to pay costs of erection, construction, alteration, repair, restoration and completion of any part of the Improvements or any other Mortgaged Property, (ii) any and all advances made or costs incurred by the Mortgagee or any Secured Party for the payment of taxes, assessments, maintenance charges, insurance premiums, and inspections or audits of the Mortgaged Property, (iii) any and all costs incurred for the protection of all or any part of the Mortgaged Property or the lien of this Instrument, and (iv) any and all legal fees, costs and other expenses incurred by the Mortgagee by reason of any Actionable Default, Actionable Default Period or otherwise in connection with the Secured Obligations. All such advances shall be entitled to the lien priority and all the benefits provided under 42

Pa. Cons. Stat. Ann. Section 8143 et seq. (1990) (the "Open-End Mortgage Statute"). Without limiting the generality of any other provisions hereof, this Instrument shall be entitled to the lien priority and all of the benefits of an "Open-End Mortgage" under the Open-End Mortgage Statute.

                  (b) If the Mortgagee receives written notice which may constitute or purports to constitute a notice pursuant to Section 8143(b) of the Open-End Mortgage Statute from a holder of a lien or encumbrance on the Mortgaged Property which is subordinate to the lien of the Instrument, then, and notwithstanding any provision to the contrary contained in any of the Secured Debt Documents, the Mortgagor agrees that the Secured Parties shall not be responsible to make any further advances to the Mortgagor (and the Secured Parties are released from all liability, if any, for failure to make such advances) if the Secured Parties determine in their sole discretion that any such advance requested by the Mortgagor could be construed to be an unobligated advance under Section 8143(b) of the Open-End Mortgage Statute.

                  (c) If the Mortgagor should at any time elect to limit the liabilities secured by this Instrument pursuant to Section 8143(c) of the Open-End Mortgage Statute, the Mortgagor agrees that notice of such election shall (i) not be effective unless and until it is served upon the Mortgagee in accordance with the requirements of Section 8143(d) of the Open-End Mortgage Statute and fully complies with the requirements for the giving of notices under the Secured Debt Documents; (ii) release the Secured Parties from all obligation, if any, to make any further advances under the Secured Debt Documents notwithstanding anything to the contrary contained in such notice or the Secured Debt Documents; (iii) constitute, at the election of the Secured Parties, a Credit Agreement Event of Default; and (iv) not be effective to limit the Mortgagor's liability for payment and performance of all liabilities for which the Mortgagor is responsible under this Instrument or the other Secured Debt Documents (including, without limitation, all reimbursement and indemnification agreements) whether such liabilities arise prior or subsequent to the date of such notice. Any advances made by the Mortgagee thereafter shall continue to be secured by this Instrument.

         27. DUPLICATE ORIGINALS. This Instrument may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original.

         28. RIGHTS OF MORTGAGEE. Notwithstanding anything to the contrary contained in this Instrument, the rights of the Mortgagee under this Instrument and each other Secured Debt Document held by the Mortgagee are subject to the terms, conditions and limitations set forth in the Collateral Trust Agreement, reference to which is made for all purposes; provided, however, that any forbearance by the Mortgagee in exercising any right or remedy available to the Mortgagee under the Collateral Trust Agreement shall not give rise to a defense on the part of the Mortgagor with respect to the Mortgagee's exercise of any right or remedy pursuant to this Instrument or as otherwise afforded by applicable law.

         PROVIDED ALWAYS, that this Instrument will cease, terminate and thereafter be of no further force and effect upon payment of the Secured Obligations, and upon such occurrence Mortgagee shall promptly satisfy this Instrument of record in accordance with the Collateral Trust Agreement.

         IN WITNESS WHEREOF, intending to be legally bound hereby, the Mortgagor and the Mortgagee have caused this Instrument to be executed by their respective representatives thereunto duly authorized as of the day and year set forth above but effective as of the Effective Date.

                                        MORTGAGOR:

(SEAL)                                  RELIANT ENERGY SEWARD, LLC, a Delaware
                                        limited liability company

                                        By: ____________________________________
                                        Name: __________________________________
                                        Title: _________________________________

                                        MORTGAGEE:

(SEAL)
                                        J.P. MORGAN TRUST COMPANY, NATIONAL
                                        ASSOCIATION
                                        a national banking association,
                                        as Collateral Trustee

                                        By: ____________________________________
                                        Name: __________________________________
                                        Title: _________________________________

         Certification of Address. I do hereby certify that the address of the above-named Mortgagee is:

                            By:
                            Name :
                            Title : ___________________________

STATE OF __________________________         Section
                                                        Section
COUNTY OF _________________________                     Section

The foregoing instrument was acknowledged before me this __ day of ____________, 20__ by _______________, as _________________ of Reliant Energy Seward, LLC, a
Delaware limited liability company. He is personally known to me or has produced _____________________ as identification.

                                       ______________________________________
Print Name:                            Notary Public
Serial No.:
Expiration:

My Commission expires:

STATE OF __________________________         Section
                                                        Section
COUNTY OF _________________________                     Section

The foregoing instrument was acknowledged before me this ____ day of ____________, 20___ by _______________, as ________________ of ______________, a
______________. He is personally known to me or who has produced
_____________________ as identification.

                                       ______________________________________
Print Name:                            Notary Public
Serial No.:
Expiration:

My Commission expires:

                                    EXHIBIT A

                              PROPERTY DESCRIPTION

All those certain tracts or parcels of land and premises situated, lying and being in East Wheatfield Township and/or West Wheatfield Township, Indiana County, Pennsylvania, with the following Tax Parcel Identification Numbers:
40-014-108, 40-014-112.

[See enclosed legal descriptions to be attached at time of execution.]

                                Exhibit A, Page 1

                                    EXHIBIT B

                             PERMITTED ENCUMBRANCES

1. Permitted Prior Liens (as such term is used and defined in the documents evidencing the REI Guarantees and the Subsidiary Guarantees).

2.       Current Impositions which are a lien but not yet due and payable.

3. Any variation in location or dimensions, conflict with lines of adjoining property, encroachments, projections or other matters which might be disclosed by an accurate survey of the Land.

4. All oil and gas, coal and mining rights and all rights relating thereto.

5. Right of way granted to Central Pennsylvania Water Supply Company, by instrument from Pennsylvania Electric Company, dated August 10, 1990 and recorded in Deed Book 973, page 175, as shown on survey made of the insured property for Sithe Energies, Inc. by Rettew Associates, Inc. dated April 28, 1999 and last revised September 7, 1999. Sheet 3 of 4 (Tract 4).

6. Rights of way granted to General Telephone Company of Pennsylvania by instrument from Pennsylvania Electric Company dated July 31, 1969 and recorded in Deed Book 598, page 264 (Tract 4).

7.       Riparian rights of others to the flow of the Conemaugh River.

8. Title to that part of the subject premises lying in the bed of Power Plant Road also known as State Road 2008 is subject to public rights therein as shown on survey made of the insured property for Sithe Energies, Inc. by Rettew Associates, Inc. dated April 28, 1999 and last revised September 7, 1999. Sheets 2 and 3 of 4 (Tract 5).

9. The following matters as more fully set forth in deed from the Pennsylvania Railroad Company to Pennsylvania Electric Company dated August 29, 1931 and recorded in Deed Book 260, page 433:

         a) Exceptions and reservation of all coal together with mining rights.

         b) The effect and operation of a certain Agreement between the Pennsylvania Railroad Company and the Conemaugh Smokeless Coal Company dated December 13, 1919 for maintenance of a 4 inch water pipe.

         c) Condition that the Pennsylvania Railroad Company, and its successors and assigns shall not be liable to construct or maintain any fence between the parcel conveyed and adjoining lands of Grantor (Tracts 4 and 5).

10. Terms, provisions and conditions contained in the Landowner Consent (Supplemental C) granted to Derry International, from Pennsylvania Electric Company dated June 1, 1995 and recorded in Deed Book 1066, page 147 (Tracts 4 and 5).

11.      Terms, provisions and conditions contained in the Deed of Easement, for
         S. R. 2008, granted to Commonwealth of Pennsylvania, Department of Transportation, by instrument from Pennsylvania Electric Company dated March 10, 1997 recorded in Deed Book 1105, page 930 as

                                Exhibit B, Page 1
         shown on survey made of the insured property for Sithe Energies, Inc. by Rettew Associates, Inc. dated April 28, 1999 and last revised September 7, 1999. Sheet 3 of 4 (Tract 5).

12. Coal and mining rights granted in deed to Operators Coal Mining Company from C. A. Campbell, et al., Executors of the Last Will and Testament of Charles G. Grumbling, et al. as in Deed dated November 29, 1913 recorded in Deed Book 135, page 407.

13. Exception and reservation by Pennsylvania Electric Company of "Excluded Assets" in deed to Sithe Pennsylvania Holdings LLC dated November 19, 1999 and recorded in Deed Book Volume 1167, page 559.

14. Terms, provisions and conditions contained in the Easement and License Agreement between Pennsylvania Electric Company and Sithe Pennsylvania Holdings LLC dated November 19, 1999 and recorded on December 3, 1999 in Indiana County in Deed Book 1167, page 581; as amended by Amendment Number 1 to Easement and License Agreement between Reliant Energy Seward, LLC and Pennsylvania Electric Company dated November 19, 2001 and recorded in Record Book Volume 1217, page 803.

15. Terms, provisions and conditions contained in the Easement Agreement between Sithe Pennsylvania Holdings LLC and Pennsylvania Electric Company dated November 19, 1999 and recorded in Deed Book Volume 1157, page 665.

16. Easement Granted to Atlantic City Electric Co., et al. by instrument from Sithe Pennsylvania Holdings LLC dated November 22, 1999 and recorded in Deed Book Volume 1167, page 685.

17. The following matters set forth in deed from Reliant Energy Mid-Atlantic Power Holdings, LLC to Reliant Energy Seward, LLC, dated as of April 20, 2001 and recorded in Record Book Volume 1202, page 43, as corrected by corrective deed dated as of April 20, 2001 and recorded in Record Book Volume 1216, page 975 and as further corrected by corrective date deed as of April 20, 2001 and recorded in Record Book Volume 1272, page 9:

         a) Notice with respect to the disposal of materials and environmental investigations.

         b) Exception and reservation of the "Existing Plant" as described in Exhibit C of said deed as corrected.

18. Rights of third parties in possession, with no option to purchase or rights of first refusal, pursuant to the following unrecorded instruments:

         a) Easement from Reliant Energy Mid-Atlantic Power Holdings, LLC to Pennsylvania Electric Company dated May 2, 2001. (Affects Tracts 4 and 5.)

         b) Easement from Reliant Energy Seward, LLC to Pennsylvania Electric Company dated June 10, 2002. (Affects Tracts 4 and 5.)

         c) Easement From Reliant Energy Seward LLC to Pennsylvania Electric Company dated July 23, 2002. (Affects Tracts 4 and 5.)

         d) Siding Agreement between Norfolk Southern Railway Company and Reliant Energy Seward LLC dated March 18, 2002.

                                Exhibit B, Page 2

19. The following matters shown on survey made by Rettew Associates, Inc. (Drawing No. 025000-01), dated September 16, 2002 affecting Tract No. 4:

         a)       200 foot wide electric easement.

         b)       Stream crossing tract.

         c)       30 foot electric easements.

         d)       Conemaugh River.

         e)       160 foot wide proposed electric easement.

         f)       Seventh Street.

         g)       Conemaugh Street.

         h)       100 foot wide electric easement.

         i)       120 foot wide electronic easement.

         j)       30 foot wide distribution easement.

         k)       40 foot wide transmission easement.

         l)       12.50 foot wide electric easement.

         m)       Easement area containing 8.065 acres.

21. The following matters shown on survey made by Rettew Associates, Inc. (Drawing No. 025000-01), dated September 16, 2002, affecting Tract No. 5:

         a)       Power Plant Road, also known as S.R. 2008.

         b)       Pump House Road, also known as T-718.

         c)       100 foot wide electronic easement.

         d)       30 foot wide electric easement.

         e)       Overhead electric and telephone lines.

22. Possible encroachments due to construction of the items listed below subsequent to the survey by Rettew Associates, Inc. (Drawing No. 025000-01) dated September 16, 2002:

         a)       Bridge
         b)       Fuel Hoppers
         c)       Fuel Storage Barn
         d)       Fuel Handling Control Building
         e)       Limestone Hoppers (2)
         f)       Ash Silos Foundation

                                Exhibit B, Page 3

         g)       Emissions Monitoring Building
         h)       Aqueous Ammonia Tanks
         i)       Cooling Tower Electrical Building
         j)       Waste Water Basin
         k)       Make-Up Clarifier
         l)       Bulk Storage Gas
         m)       Auxiliary Transformers (2)
         n)       Start-Up Transformer
         o)       Material Handling Electrical Building
         p)       Oil/Water Separator
         q)       Power Island Sump
         r)       Coal Crusher Electrical Building
         s)       Coal Handling Electric Building
         t)       Boiler Feed Conveyor
         u)       Limestone unloading conveyor.

23. Terms and conditions of Highway Occupancy Permit issued by the Pennsylvania Department of Energy to Reliant Energy Seward LLC dated November 8, 2002 and recorded on November 12, 2002 in Record Book Volume 1244, page 420.

24. Right of way granted to Pennsylvania Electric Company by Reliant Energy Seward LLC dated June 10, 2002 and recorded in Record Book Volume 1246, page 543.

25. Rights of the public in and to Mitchell Road, also known as Township Route 597.

26. Coal and mining rights as excepted and reserved in deed from Samuel Kissinger, et ux. to Harvey S. Kissinger dated February 16, 1911 and recorded in Deed Book Volume 127, page 25.

27. Coal and mining rights conveyed to Operators Coal Mining Company by deeds from (a) C.A. Campbell, et al., Executors dated November 29, 1913 and recorded in Deed Book Volume 135, page 407, (b) Robert H. Mack, et ux, dated January 12, 1914 and recorded in Deed Book Volume 135, page 490, and (c) Samuel C. Braughler et al. dated October 9, 1913 and recorded in Deed Book Volume 135, page 503.

28.      The following rights of way granted to:

         a) Keystone Pipe Line Company by instrument from George T. Robinson et ux. dated July 6, 1935 and recorded in Deed Book Volume 277, page 149.

         b) Socony-Vacuum Oil Company, Incorporated by instrument from Pennsylvania Electric Company dated January 29, 1946 and recorded in Deed Book Volume 354, page 111.

         c) Socony-Vacuum Oil Company, Incorporated by instrument from Pennsylvania Electric Company dated August 14, 1946 and recorded in Deed Book Volume 354, page 588.

         d) Texas Eastern Penn-Jersey Transmission Corporation by instrument from Pennsylvania Electric Company dated March 24, 1954 and recorded in Deed Book Volume 432, page 207.

                                Exhibit B, Page 4

         e) Laurel Pipe Line Company by instrument from Pennsylvania Electric Company dated July 19, 1957 and recorded in Deed Book Volume 465, page 226.

         f) Texas Eastern Transmission Corporation by instrument from Pennsylvania Electric Company dated October 10, 1960 and recorded in Deed Book Volume 495, page 631.

29. Title to that part of the subject premises lying in the bed of Power Plant Road, also known as State Route 2008, is subject to public rights therein as shown on survey made of the insured property for Sithe Energies, Inc. by Rettew Associates, Inc. dated April 28, 1999 and last revised September 7, 1999.

30. Easement for electric, CATV and communication purposes granted by Reliant Energy Seward, LLC to Pennsylvania Electric Company dated October 27, 2003 recorded in Record Book Volume 1343, page 238.

31. Mechanic's Lien Claim in the amount of $35,900,000.00, filed by RMF Industrial Contracting, Inc. against Reliant Energy Seward, LLC and Seward Trust under Case Nos. 41100CD2003 and 41769CD2003 in the Court of Common Pleas of Indiana County, Pennsylvania on July 2, 2003 and September 25, 2003.

32. Mechanic's Liens Claim in the amount of $2,865,128.45, filed by Agri-Systems, Inc. against Reliant Energy Seward, LLC, as Owner and Consortium of Duke Fluor Daniel and Alstom Power, Inc., as Prime Contractor, under Case No. 42090CD2003 in the Court of Common Pleas of Indiana County, Pennsylvania.

                                Exhibit B, Page 5

                                    EXHIBIT C

                               FORM OF SUPPLEMENT

WHEN RECORDED MAIL TO:

_________________
_________________
_________________
_________________                       SPACE ABOVE THIS LINE FOR RECORDER'S USE

                      [FIRST] [SECOND] [ETC.] SUPPLEMENT TO
                    MORTGAGE, ASSIGNMENT OF LEASES AND RENTS,
                   SECURITY AGREEMENT AND FINANCING STATEMENT

THIS INSTRUMENT SUPPLEMENTS THAT CERTAIN AMENDED AND RESTATED MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FINANCING STATEMENT DATED ___________ ___, 20__ AND RECORDED ON ___________ ___, 20__ IN THE OFFICE OF THE
RECORDER OF DEEDS IN AND FOR INDIANA COUNTY, PENNSYLVANIA IN RECORD BOOK ___, PAGE ___.

         THIS [FIRST] [SECOND] [ETC.] SUPPLEMENT TO MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FINANCING STATEMENT ("Supplement") is made as of this ___ day of _____, 2___ but is to be effective as of the __ day of ____, 20___ ("Effective Date"), between RELIANT ENERGY SEWARD, LLC, a Delaware limited liability company (the "Mortgagor"), having an address at 1000 Main Street, Houston, Texas 77002, and J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association] (the "Mortgagee"), having an address at One Liberty Place, 1650 Market Street, Suite 4700 Philadelphia, Pennsylvania 19103, Attention: Institutional Trust Services, not in its individual capacity, but solely as Collateral Trustee under the Collateral Trust Agreement, and for the ratable benefit of the Secured Parties from time to time entitled to the benefits of the Collateral Trust Agreement (collectively, the "Secured Parties").

         All capitalized terms used in this Instrument without definition shall have the respective meanings ascribed to such terms in that certain Mortgage, Assignment of Leases and Rents, Security Agreement and Financing Statement dated _______ __, 20___ and recorded on ________ ___, 20___ in the officer of the
Recorder of Deeds in and for Indiana County, Pennsylvania in Record Book ____, Page ____ (as the same may be amended, amended and restated, supplemented or otherwise modified, renewed or replaced from time to time, the "Existing Mortgage").

         WHEREAS, as contemplated by the Collateral Trust Agreement, the Mortgagor has designated the [ ] Bonds that are supported by Permitted PEDFA Bond Indebtedness in the principal amount of [$_____________], and any related Obligations, as constituting Secured Obligations to be secured by this Instrument (the "Additional Series of Secured Debt") and, in connection therewith, the Mortgagor has agreed to execute and deliver this Supplement to the Mortgagee.

                                Exhibit C, Page 1

         NOW, THEREFORE, in consideration of the premises, each of the Mortgagor and the Mortgagee hereby agrees to, and they do hereby, supplement, modify and amend the Existing Mortgage as follows:

         1. ADDITIONAL SECURED DEBT. The Additional Series of Secured Debt is Secured Debt and, together with all other Series of Secured Debt described in the Existing Mortgage, constitute Secured Obligations under the Existing Mortgage. The due and punctual payment and performance of the Additional Series of Secured Debt, together with all other Series of Secured Debt described in the Existing Mortgage, are secured Equally and Ratably by the Existing Mortgage and all other liens, security interests and assignments held by the Mortgagee pursuant to the Collateral Trust Agreement as security for the Secured Obligations. In order to further evidence the foregoing and confirm that the liens, security interests and assignments granted in the Existing Mortgage secure the Additional Series of Secured Debt, the term Secured Obligations in the Existing Mortgage is hereby amended to expressly state that all of the Additional Series of Secured Debt are included in the Secured Obligations secured by the Existing Mortgage. All liens, security interests and assignments granted to the Mortgagee in the Existing Mortgage are hereby ratified and confirmed as securing the Additional Series of Secured Debt. Accordingly, the holders of the Additional Series of Secured Debt are entitled to the benefits of the Collateral Trust Agreement and are Secured Parties under the Existing Mortgage, together with all other Secured Parties under all other Series of Secured Debt. Pursuant to the Existing Mortgage, the Mortgagor has, and does hereby, grant, bargain, sell, mortgage, warrant, convey, alien, demise, release, assign, transfer, set over, deliver, confirm and convey to the Mortgagee, its successors, assigns and transferees upon the terms and conditions of the Existing Mortgage, and subject to the Permitted Encumbrances, all of the Mortgaged Property to secure the Additional Series of Secured Debt as part of the Secured Obligations.

                  2. EFFECT OF SUPPLEMENT. The Mortgagor and the Mortgagee agree that the provisions of this Supplement shall not adversely affect or impair the Existing Mortgage and that the liens, security interests, assignments and rights evidenced thereby shall remain in full force and effect and shall be increased and carried forward to secure all Secured Obligations, the purpose of this instrument being simply to supplement, modify and amend the Existing Mortgage to further evidence that it also secures the Additional Series of Secured Debt. All of the terms and provisions of the Existing Mortgage shall be and remain in full force and effect as therein written and as herein supplemented, modified and amended.

         3. DUPLICATE ORIGINALS. This Supplement may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original.

                                Exhibit C, Page 2

         IN WITNESS WHEREOF, intending to be legally bound hereby, the Mortgagor and the Mortgagee have executed this instrument as of the day and year set forth above but effective as of the Effective Date.

                                        MORTGAGOR:

(SEAL)                                  RELIANT ENERGY SEWARD, LLC,
                                        a Delaware limited liability company

                                        By: ____________________________________
                                        Name: __________________________________
                                        Title: _________________________________

                                        MORTGAGEE:

(SEAL) J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION a national banking association, as Collateral Trustee

                                        By: ____________________________________
                                        Name: __________________________________
                                        Title: _________________________________

         Certification of Address. I do hereby certify that the address of the above-named Mortgagee is:

                            By:
                            Name :
                            Title : _________________________________

                                Exhibit C, Page 3

STATE OF __________________________         Section
                                                        Section
COUNTY OF _________________________                     Section

The foregoing instrument was acknowledged before me this __ day of ____________, 20__ by _______________, as _________________ of Reliant Energy Seward, LLC, a
Delaware limited liability company. He is personally known to me or has produced _____________________ as identification.

                                       ______________________________________
Print Name:                            Notary Public
Serial No.:
Expiration:

My Commission expires:

STATE OF __________________________         Section
                                                        Section
COUNTY OF _________________________                     Section

The foregoing instrument was acknowledged before me this ____ day of ____________, 20___ by _______________, as ________________ of ______________, a
______________. He is personally known to me or who has produced
_____________________ as identification.

                                       ______________________________________
Print Name:                            Notary Public
Serial No.:
Expiration:

My Commission expires:

                                Exhibit C, Page 2